Exhibit 10.4

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND REPLACED WITH “[***]”. SUCH IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF DISCLOSED.

Datado de 23 de março de 2018

CONTRATO DE AFRETAMENTO A CASCO NU

Entre

GOLAR NANOOK UK LIMITED

na qualidade de Fretadora

E

CELSE - CENTRAIS ELÉTRICAS DE SERGIPE S.A.

na qualidade de Afretadora

ÍNDICE
CLÁUSULA	PÁGINA

1. DEFINIÇÕES E INTERPRETAÇÃO	3
2. AFRETAMENTO E PERÍODO DE AFRETAMENTO	22
3. DESCRIÇÃO E CONDIÇÃO DA FSRU NA ENTREGA; SUBSTITUIÇÃO	22
4. MODIFICAÇÕES	24
5. AUTORIZAÇÕES	24
6. INSPEÇÃO, CHEGADA, ACEITAÇÃO E REENTREGA	25
7. CARGAS PERIGOSAS	35
8. TITULARIDADE E RISCO PARA O GNL E GNL REGASEIFICADOGLO	35
9. ÔNUS	35
10. GERENCIAMENTO DA FSRU E RESPONSABILIDADES DA AFRET ADORA	36
11. TRANSPORTADORASENTRANTES	37
12. USO DO GNL E USO DO COMBUSTÍVEL PILOTO	40
13. MANUTENÇÃO E DOCAGEM EM DIQUE SECO	41
14. FORNECIMENTO PELA AFRETADORA	42
15. PAGAMENTO DA TAXA DIÁRIA	43
16. FORÇA MAIOR	50
17. RESCISÃO	54
18. DECLARAÇÕES, GARANTIAS, OBRIGAÇÕES E COMPROMISSOS	59
19. SAÚDE, SEGURANÇA E MEIO AMBIENTE	61
20. GARANTIA DE QUALIDADE E CONTROLE DE QUALIDADE	62
21. PROPRIEDADE INTELECTUAL	62
22. SALVAMENTO	62
23. DECLARAÇÃO DE GUERRA E DESPESA ADICIONAL DE GUERRA	62
24. AVARIA GROSSA	63
25. RESPONSABILIDADE E INDENIZAÇÃO	63
26. SEGURO	64

27. RESOLUTION BY EXPERTS	67
28. LAW AND ARBITRATION	68
29. CONFIDENTIALITY	69
30. ASSIGNMENT / NOVATION / QUIET ENJOYMENT / MORTGAGE / FINANCING	71
31. SECURITY	72
32. NOTICES	72
33. COMMUNICATIONS	73
34. GENERAL LEGAL PROVISIONS	73
35. WAIVER OF IMMUNITY	76
36. AMENDMENTS	76
37. COSTS	76
38. BUSINESS PRINCIPLES	76
39. CHANGE IN LAW ADJUSTMENT	78

APPENDIX A – PARTICULARS OF FSRU
APPENDIX B – SUPPLY AND SEND-OUT SPECIFICATIONS
APPENDIX C – PARENT COMPANY GUARANTEE
APPENDIX D – [RESERVED]
APPENDIX E – CONDITIONS OF USE
APPENDIX F – PERFORMANCE TEST PRINCIPLES
APPENDIX G – OSA
APPENDIX H – CERTIFICATE OF ACCEPTANCE
APPENDIX I – TAX ASSUMPTIONS AND NET HIRE AMOUNT
APPENDIX J – INSURANCE
APPENDIX K – LNG SPA
APPENDIX L – SHIPBUILDING CONTRACT
APPENDIX M – AUTHORISATIONS

THIS BAREBOAT CHARTER (this “Agreement”) is made on March 23rd, 2018

BETWEEN:

(1) GOLAR NANOOK UK LIMITED, a company duly incorporated in the United Kingdom and with its registered office at One America Square, 17 Croswall, London, UK (hereinafter referred to as the “Owner”);

and

(2) CELSE – CENTRAIS ELÉTRICAS DE SERGIPE S.A., a company duly incorporated in Brazil and with its registered office at Rodovia Cesar Franco SE 100, Distrito Rural, Barra dos Coqueiros, State of Sergipe, 49140-000, registered under the Taxpayers’ Registry (CNPJ) under No. 23.758.522/0001-52 (hereinafter referred to as the “Charterer” and, together with the Owner, hereinafter referred each as “Party” and together as the “Parties”).

27. RESOLUÇÃO POR ESPECIALISTAS	67
28. LEI E ARBITRAGEM	68
29. CONFIDENCIALIDADE	69
30. CESSÃO / NOVAÇÃO / USO PACÍFICO / HIPOTECA / FINANCIAMENTO	71
31. GARANTIA	72
32. NOTIFICAÇÕES	72
33. COMUNICAÇÕES	73
34. DISPOSIÇÕES LEGAIS GERAIS	73
35. RENÚNCIA DE IMUNIDADE	76
36. ALTERAÇÕES	76
37. CUSTOS	76
38. PRINCÍPIOS COMERCIAIS	76
39. AJUSTE NA MUDANÇA NA LEI	78

ANEXO A - DETALHES DA FSRU
ANEXO B - ESPECIFICAÇÕES DE FORNECIMENTO E DE ENVIO
ANEXO C - GARANTIA DA CONTROLADORA
ANEXO D - [RESERVADO]
ANEXO E - CONDIÇÕES DE USO
ANEXO F - PRINCÍPIOS DO TESTE DE DESEMPENHO
ANEXO G - OSA
ANEXO H - CERTIFICADO DE ACEITAÇÃO
ANEXO I - ASSUNÇÕES FISCAIS E TAXA DIÁRIA LÍQUIDA
ANEXO J - SEGUROS
ANEXO K  - CONTRATO DE COMPRA DE GNL
ANEXO L- CONTRATO DE CONSTRUÇÃO NAVAL
ANEXO M - AUTORIZAÇÕES

ESTE AFRETAMENTO A CASCO NU (este “Contrato”) é celebrado em 23 de março de 2018

ENTRE:

(1) GOLAR NANOOK UK LIMITED, companhia devidamente constituída no Reino Unido e com sede em One America Square, 17 Croswall, London, UK, doravante denominada “Fretadora”);

e

(2) CELSE - CENTRAIS ELÉTRICAS DE SERGIPE S.A. , companhia devidamente constituída no Brasil e com sede em Rodovia Cesar Franco SE 100, Distrito Rural, Barra dos Coqueiros, Estado do Sergipe, 49140-000, registrada no CNPJ sob o n. 23.758.522/0001-52 (doravante denominada “Afretadora” e, em conjunto com a Fretadora, aqui denominados individualmente como “Parte” e, em conjunto, como “Partes”)

WHEREAS

(A) The Owner is, or will become, the disponent owner of the FSRU (as defined below) and intends to charter the FSRU to the Charterer, subject to the terms and conditions of this Agreement;

(B) The Charterer is in the process of building a gas–fired thermal power plant in Barra dos Coqueiros, State of Sergipe, Brazil to produce electricity (the “Power Plant” or “Plant”);

(C) The Charterer wishes to charter the FSRU from the Owner in order to load, store and regasify LNG to supply the Power Plant and/or any Alternative Power Plant (as defined below);

(D) The Charterer shall sign the OSA with the Contractor, who shall be a subsidiary of the Owner, incorporated in Brazil, and who shall be the responsible for the operation and maintenance of the FSRU throughout the term of this Agreement;

and

(E) This Agreement sets out the terms and conditions upon and subject to which the Owner shall charter the FSRU to the Charterer for use in relation to the Project (as defined below).

1. DEFINITIONS AND INTERPRETATION

1.1 Definitions

The following definitions shall apply in this Agreement:

“Acceptance” means the Charterer’s acceptance of the Owner’s delivery of the FSRU following passage of the Performance Tests and compliance with the requirements of this Agreement, which shall be evidenced by and occur upon the Parties’ execution of a Certificate of Acceptance;

“Acceptance Date” means the time and date of Acceptance;

“Actual Unloading Time” has the meaning given in clause 11.3(a)(ii);

“Adjustment Event” has the meaning given in clause 15.2(a);

“Adverse Weather Conditions” means weather and sea conditions actually experienced at or near the Terminal and the Owner’s Facilities that are sufficiently severe either:

(a) to prevent an LNG Carrier from proceeding to berth, berthing, loading, unloading or departing from berth, in accordance with any one or more of the following:

(i)
regulations published by a Governmental Authority;

(ii)
an Authorisation; or

(iii)
an order of a pilot, or

(b) to cause an actual determination by the master of an LNG Carrier or the Master of the FSRU that it is unsafe for the LNG Carrier to berth, load, unload or depart from the FSRU;

CONSIDERANDO QUE

(A) A Fretadora é, ou será, a armadora com disponibilidade da FSRU (conforme definido abaixo) e pretende fretar a FSRU à Afretadora, consoante os termos e condições estipulados neste Contrato);

(B) A Afretadora está em processo de construção de uma usina termelétrica alimentada a gás em Barra dos Coqueiros, Estado do Sergipe, Brasil para a geração de eletricidade (a “Usina”);

(C) A Afretadora deseja afretar a FSRU da Fretadora para os fins de carregar, armazenar e regaseificar GNL a ser fornecido à Usina e/ou a qualquer Usina Alternativa (conforme definido abaixo);

(D) A Afretadora deverá assinar um OSA com a Contratada, que deverá ser uma subsidiária da Fretadora, constituída no Brasil, a qual será a responsável pela operação e manutenção da FSRU durante todo o período desse Contrato.

e

(E) O presente Contrato estabelece os termos e condições de acordo com e sob os quais a Fretadora deverá fretar a FSRU à Afretadora para uso no Projeto (conforme definido abaixo).

1. DEFINIÇÕES E INTERPRETAÇÃO

1.1 Definições

As seguintes definições se aplicam ao presente Contrato:

“Aceitação” significa a aceitação pela Afretadora da entrega da FSRU pela Fretadora após a aprovação nos Testes de Desempenho e cumprimento dos requisitos deste Contrato, que deverá ocorrer e ser comprovada mediante a assinatura de um Certificado de Aceitação pelas Partes;

“Data de Aceitação” significa a data e hora em que ocorrer a Aceitação da FSRU;

“Tempo Efetivo de Descarregamento” tem o significado atribuído na cláusula 11.3(a)(ii);

“Evento de Ajuste” tem o significado atribuído na cláusula 15.2(a);

“Condições Climáticas Adversas” significa as condições climáticas e marítimas enfrentadas no ou próximas do Terminal e das Instalações da Fretadora, as quais são significantemente prejudiciais:

(a) que impeçam uma Transportadora de GNL ancorar, fique ancorada, carregue, descarregue ou zarpe do cais, de acordo com um ou mais dos itens a seguir:

(i)	regulamentações publicadas por uma Autoridade Governamental;

(ii)	uma Autorização;

(iii)	uma ordem emitida por um prático ou

(b) que resultem numa determinação efetiva por parte do comandante de uma Transportadora de GNL ou pelo Comandante da FSRU que não seja seguro para a Transportadora de GNL ancorar, carregar, descarregar ou desconectar da FSRU;

“Affected Party” has the meaning given in clause 16.1(a);

“Affiliate” means, in relation to an entity, any other entity that directly or indirectly controls, is controlled by or is under common control with such first mentioned entity, for which purpose “control” means the beneficial ownership of more than fifty percent (50%) of the issued share capital of an entity or the legal power to direct, or cause the direction of, the general management of the entity (“controls” and “controlled” shall be construed accordingly);

“Agreement” means this Agreement and all appendices hereto;

“Agreement Period” has the meaning given in clause 2.3.1;

“Allotted Unloading Time” has the meaning given in clause 11.3(a)(i);

“Alternative Power Plant” means any power plant, other than the Power Plant, to which the FSRU is requested to supply Gas;

“Atmospheric Pressure” or “atm” means an absolute pressure of one decimal zero one three two five (1.01325) Bar(a);

“Authorisations” means any authorisations, consents, certifications, clearances, approvals, permits, rulings, resolutions, licenses, exemptions, filings, registrations, permissions and waivers, which are required to be obtained from and/or granted by any Governmental Authority in connection with the performance of this Agreement or any activity contemplated herein, including any approval from any Governmental Authority in Brazil in connection with the charter of the FSRU under this Agreement;

“Availability Notice” has the meaning given in clause 6.8.2;

“Bar(a)” means absolute pressure of one decimal zero one nine seven one six (1.019716) kilogram force per square centimetre or fourteen decimal five zero three eight two (14.50382) pound force per square inch;

“Bar(g)” means barometric pressure or manometric pressure measured with reference to atmospheric pressure (1 atm);

“Billing Period” means the period beginning at 00:00 hours on the first Day of any calendar month and ending at 00:00 hours on the first Day of the following calendar month; provided that:

(a) the first Billing Period shall begin on the Acceptance Date at the time included on the Certificate of Acceptance and end at 00:00 hours on the first Day of the following calendar month; and

(b) the last Billing Period shall begin from 00:00 hours on the first Day of the calendar month in which the last Day of operation falls and end on the date and time of Redelivery;

“Parte Afetada” tem o significado atribuído na cláusula 16.1(a);

“Afiliada” significa, com relação a uma entidade, qualquer outra entidade que, direta ou indiretamente, controle, seja controlada por ou esteja sob o controle comum com a primeira entidade aqui mencionada, caso em que “controle” signifique a titularidade de mais de cinquenta por cento (50%) do capital social de uma entidade ou o poder legal de direcionar ou determinar o direcionamento da administração geral de uma entidade (“controlar” e “controlada” deverão ser interpretados conforme o caso);

“Contrato” significa o presente Contrato e todos os seus anexos;

“Período Contratual” tem o significado atribuído na cláusula 2.3.1;

“Tempo Estimado de Descarregamento” tem o significado atribuído na cláusula 11.3(a)(i);

“Usina Alternativa” significa qualquer outra usina, que não seja a Usina, para a qual a FSRU seja demandada a fornecer o Gás;

“Pressão Atmosférica” ou “atm” significa uma pressão absoluta de um, vírgula, zero, um, três, dois, cinco (1,01325) Bar(a);

“Autorizações” significam quaisquer autorizações, consentimentos, certificados, liberações, aprovações, permissões, normas, resoluções, licenças, isenções, protocolizações, registros, permissões e renúncias, que são exigidas para serem obtidas e/ou concedidas por qualquer Autoridade Governamental relacionadas com a execução do presente Contrato ou de qualquer atividade aqui prevista, incluindo qualquer aprovação de qualquer Autoridade Governamental no Brasil relativa ao afretamento da FSRU de acordo com o presente Contrato;

“Aviso de Disponibilidade” tem o significado atribuído na cláusula 6.8.2;

“Bar(a)” significa a pressão absoluta de um, vírgula, zero, um, nove, sete, um, seis (1,019716) de quilograma força por centímetro quadrado ou catorze, vírgula, cinco, zero, três, oito, dois (14,50382) libra força por polegada quadrada;

“Bar(g)” significa pressão barométrica ou pressão manométrica medida com referência à pressão atmosférica (1 atm);

“Período de Faturamento” significa o período iniciado às 00:00 horas no primeiro Dia de qualquer mês calendário e terminando às 00:00 horas no primeiro Dia do mês calendário subsequente, considerando que:

(a) o primeiro Período de Faturamento seja iniciado na Data de Aceitação, no horário incluído no Certificado de Recebimento e findo às 00:00 horas no primeiro Dia do mês calendário seguinte, e

(b) o último Período de Faturamento seja iniciado a partir das 00:00 horas no primeiro Dia do mês calendário no qual o último Dia de operação caia e e termine na data e hora de Reentrega;

“Boil-Off” means the vapour resulting from vaporisation of LNG in the FSRU’s cargo tanks;

“Boil-Off Warranty” has the meaning given in clause 15.2.4;

“Boiler Fuel” means the liquid fuel, including heavy fuel oil, consumed by the boilers while operating;

“Boiler Fuel Usage” has the meaning stated in clause 12.4;

“Boiler Fuel Price” means the average price paid and duly documented for boiler fuel, in USD per tons, delivered to the FSRU on the last day of invoicing.

“Boiler Fuel Usage Allowance” means the following limits for Boiler Fuel Usage in a given Day:

(i)	From the Tender Date until the date of the Final Test, there will be no maximum Boiler Fuel Usage limit.

(ii)	From the date of the Final Test until the date of completion of six thousand (6,000) regasification hours, the Boiler Fuel Usage limit determined in the measurement to be performed during the Final Test will be applied.

(iii)	From the date of completion of six thousand (6,000) regasification hours, the average Boiler Fuel Usage measured during such six thousand (6,000) regasification hours will apply; provided that such amount shall not exceed by more than four percent (4%) the limit set forth in clause (ii) above.

The tabls with the maximum consumption limits should follow the model below:
Regasification Flow Rate (MMscmd)	Fuel Allowance HFO (Tons/ Day)
5.6	–
4.2
2.8
1.4
0.0

“Boiler Fuel Usage Differential” has the meaning given in clause 12.5;

“British Thermal Unit” or “BTU” means the amount of heat equal to one thousand fifty-five decimal zero six (1,055.06) joules;

“Builder” means Samsung Heavy Industries Co., Ltd. or such other builder as may be agreed between the Parties;

“Business Day” means any Day other than (i) a Saturday or Sunday or (ii) any other Day on which the banks in New York, Sao Paulo, Singapore or London are closed for business;

“Boil-Off” significa o vapor resultante da vaporização do GNL nos tanques de carga da FSRU;

“Boil-Off Garantido” tem o significado dado na cláusula 15.2.4;

“Combustível das Caldeiras” significa o combustível líquido, incluindo o óleo combustível pesado, consumido pelas caldeiras enquanto operam;

“Uso do Combustível das Caldeiras” tem o significado atribuído na cláusula 12.4;

“Preço do Combustível da Caldeira” significa o preço médio pago e devidamente documentado para o combustível da caldeira, em USD por tonelada, entregue a FSRU no último dia do faturamento;

“Permissão de Uso do Combustível das Caldeiras” significa os seguintes limites para o Uso do Combustível das Caldeiras em um determinado Dia:

(i)	A partir da Data de Oferta até a data do Teste Final não haverá limite máximo de Uso do Combustível das Caldeiras.

(ii)
A partir da data do Teste Final até a data em que sejam completadas seis mil (6.000) horas de regaseificação será aplicado o limite de Uso do Combustível das Caldeiras determinado na medição a ser realizada durante o Teste Final.

(iii)
Uma vez atingidas seis mil (6.000) horas de regaseificação será aplicada a média do Uso do Combustível das Caldeiras apurada durante as seis mil (6.000) horas de regaseificação; considerando que tal montante não exceda em mais do que quatro por cento (4%) do limite estabelecido no item (ii) acima.

As tabelas com os limites máximos de consumo deverão seguir o modelo abaixo:

Taxa de Fluxo de Regaseificação (MMscmd)	Combustível Permitido HFO (Tons/ Dia)
5.6	-
4.2
2.8
1.4
0.0

“Uso Diferencial do Combustível das Caldeiras” tem o significado atribuído na cláusula 12.5;

“Unidade Térmica Britânica” ou “BTU” significa o valor de aquecimento equivalente a um mil e cinquenta e cinco ponto zero, seis (1,055.06) joules;

“Construtora” significa a Samsung Heavy Industries Co., Ltd. ou outra construtora, conforme a ser acordado entre as Partes;

“Dia Útil” significa qualquer Dia que não seja sábado ou domingo ou qualquer outro Dia em que os bancos em Nova Iorque, Brasil, Cingapura ou Londres estejam fechados para negócios;

“Certificate of Acceptance” has the meaning given in clause 6.8.3(p);

“Change in Control” means, with respect to either Party, the occurrence of any of the following events:

(a) in respect of the Owner only, any Person who does not have, or has not contracted to hire, as applicable, a Person (i) with sufficient experience or technical expertise to perform the obligations of any of the Parties under this Agreement and (ii) with the financial resources to cause to be performed such obligations under this Agreement, is or becomes the beneficial owner, directly or indirectly, of voting securities of any of the Parties representing more than fifty percent (50%) of such Party’s outstanding voting securities or rights to acquire such securities or acquires control of a majority of the board or otherwise acquires de facto control;

(b) any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of such Party; or

(c) a plan of liquidation of such Party or an agreement for the sale and liquidation of such Party is approved and completed;

“Change in Law” means the occurrence of any of the following after the Signature Date:

(a) the enactment of any new Law or the imposition of any Authorisations not required as of the Signature Date;

(b) the modification, repeal, revocation or withdrawal of any existing Law or Authorisation;

(c) the commencement of any Law which has not become effective on the Signature Date; or

(d) a change in the interpretation or application by any Governmental Authority having jurisdiction over any of the Parties or any matter contemplated in this Agreement of any Law or Authorisation;

“Charterer” has the meaning given in the preamble.

“Charterer Delay Event” means, except in cases of Force Majeure or caused by fault or negligence (including Gross Negligence or Willful Misconduct) of the Owner or any member of the Owner’s Group, any of the following acts or circumstances to the extent preventing or delaying the Owner’s performance of its obligations:

(a) any failure by the Charterer or any member of the Charterer’s Group to (i) complete the Charterer’s Facilities by the Scheduled Arrival Date or (ii) obtain or maintain in force any Authorisation for which it is stated to be responsible for under this Agreement;

(b) any act or omission by the Charterer or any member of the Charterer’s Group (including any lawful act or omission) that, directly, prevents or delays the Owner’s performance of this Agreement, which shall include (i) any unjustified failure by an LNG Carrier to deliver the commissioning cargo and (ii) any unjustified failure of the Power Plant or any Alternative Power Plant to accept Regasified LNG from the commissioning cargo;

“Certificado de Aceitação” tem o significado atribuído na cláusula 6.8.3(p);

“Mudança de Controle” significa, com relação a quaisquer das Partes, a ocorrência de qualquer um dos seguintes eventos:

(a) em relação ao Fretador somente, qualquer Pessoa que não tenha, ou que não tenha contratado,conforme o caso, (i) uma Pessoa com experiência ou conhecimento técnico suficiente para cumprir com as obrigações de qualquer das Partes de acordo com o Contrato e (ii) os recursos financeiros para assegurar o cumprimento de tais obrigações sob esteContrato, seja ou se torne a beneficiária proprietária, direta ou indiretamente, das ações com direitos de voto de quaisquer das Partes, representando mais do que cinquenta por cento (50%) das ações com direito a voto remanescentes dessa Parte ou dos direitos de adquirir tais ações ou adquirir o controle da maioria do conselho ou de outra forma adquirir o controle de fato;

(b) qualquer venda, arrendamento, troca ou outra transferência (em uma ou mais transações) de todos, ou substancialmente todos os ativos de tal Parte ou

(c) um plano de liquidação da Parte ou um contrato para a venda e liquidação dessa Parte seja aprovado ou concluído;

“Mudança na Lei” significa a ocorrência de qualquer um dos seguintes eventos posteriormente à Data da Assinatura:

(a) promulgação de qualquer nova Lei ou imposição de quaisquer Autorizações não exigidas na Data da Assinatura;

(b) modificação, rejeição, revogação ou cancelamento de qualquer Lei ou Autorização;

(c) promulgação de qualquer Lei que não tenha entrado em vigor na Data da Assinatura; ou

(d) alteração na interpretação ou aplicação por qualquer Autoridade Governamental que tenha jurisdição sobre quaisquer das Partes ou qualquer assunto contemplado neste Contrato ou qualquer Lei ou Autorização;

“Afretadora” tem o significado dado no preâmbulo;

“Evento de Atraso da Afretadora” significa, exceto em casos de Força Maior ou falha ou negligência (incluindo Culpa Grave ou Dolo) da Fretadora ou qualquer membro do Grupo da Fretadora, qualquer dos seguintes atos ou circunstâncias, na medida em que impeçam ou atrasem o desempenho pela Fretadora das suas obrigações:

(a) qualquer falha pela Afretadora ou qualquer membro do Grupo da Afretadora em (i) finalizar as Instalações da Afretadora na Data Programada de Chegada ou (ii) obter ou manter em vigor qualquer Autorização sob sua responsabilidade de acordo com este Contrato;

(b) qualquer ato ou omissão pela Afretadora ou qualquer membro do Grupo da Afretadora (incluindo qualquer ato ou omissão legal) que, diretamente, impeça ou atrase o cumprimento das obrigações pela Fretadora do presente Contrato, os quais incluem (i) a falha injustificada pela Transportadora de GNL de entregar a carga comissionada e (ii) qualquer falha injustificada da Usina ou de qualquer Usina Alternativa de aceitar o GNL Regaseificado da carga comissionada;

(c) any failure by the Charterer or any member of the Charterer’s Group to comply with the Delivery Test Protocol, whether in respect of the initial testing or any subsequent retesting;

(d) the delivery of Off-Specification LNG (provided the Customer has not decided to accept such Off-Specification LNG as provided under the OSA) or failure by the Charterer or any member of the Charterer’s Group to maintain sufficient LNG on board the FSRU (other than due to Excess Boil-Off, failure of the Owner or the Contractor to act as a Reasonable and Prudent Operator or the FSRU’s failure to perform in accordance with Appendix B) in order to carry out the Performance Tests (or during commissioning) or to accept a nomination in normal commercial operation;

(e) any unlawful, unauthorised or unjustified action by the Charterer or any member of the Charterer’s Group resulting in revocation of, or refusal to renew or grant (or any unlawful, unauthorised or unjustified action by the Charterer or any member of the Charterer’s Group resulting in delay in renewing or granting), any Authorisation required by the Owner or any member of the Owner’s Group in connection with the performance of their respective obligations under this Agreement or any Related Agreement;

(f) any failure by the Charterer or any member of the Charterer’s Group to operate or maintain the Charterer’s Facilities in accordance with the standards of a Reasonable and Prudent Operator;

(g) any failure of an LNG Carrier to comply with the provisions of clause 11.2;

(h) any failure by the Charterer or any member of the Charterer’s Group to cause any LNG Carrier to comply with the Conditions of Use;

(i) any delay incurred as a result of the Terminal not being ready to safely receive the FSRU (as referred to in clause 6.8.3(b));

(j) any delay referred to in clause 4;

(k) any delay incurred or time spent as a result of acting in accordance with the Charterer’s written instructions under this Agreement; or

(l) lack of available storage space in the FSRU cargo tanks due to compliance with Charterer’s written orders;

“Charterer Parent Company Guarantee” means an agreement substantially on the same terms as provided in Appendix C, executed by the Charterer’s Guarantor and the Owner;

“Charterer’s Direct Agreement” means any contract that grants the Charterer’s lenders step-in rights with respect to this Agreement, as may be requested by the Charterer’s lenders;

“Charterer’s Facilities” means all fixed and moveable assets onshore and offshore that the Charterer and/or any member of the Charterer’s Group uses and/or controls and operates from time to time for the purpose of receiving the Charterer’s Gas supply and delivering such Gas to the Power Plant, including, without limitation, the Terminal, the Gas pipelines, the Onshore Facilities, the Power Plant and any other installations that may be used by the Charterer’s Group; provided that the FSRU shall never be deemed to be part of the Charterer’s Facilities;

(c) qualquer falha pela Afretadora ou qualquer membro do Grupo da Afretadora de cumprir com o Protocolo do Teste de Entrega com relação ao teste inicial ou qualquer retestagem subsequente;

(d) a entrega de GNL Fora das Especificações (desde que o Cliente não tenha decidido aceitar o LNG Fora das Especificações conforme previsto no OSA,) ou falha pela Afretadora ou qualquer membro do Grupo da Afretadora em manter GNL suficiente a bordo da FSRU (exceto pelo Excesso de Boil-Off, a falha da Fretadora ou da Contratada de agir na qualidade de um Operador Razoável e Prudente ou a falha da FSRU em operar de acordo com o Anexo B) de forma a realizar os Testes de Desempenho (ou durante o comissionamento) ou aceitar uma nominação em condições normais de operação comercial;

(e) qualquer ação ilegal, não autorizada ou injustificada Afretadora ou de qualquer membro do Grupo da Afretadora, resultando em revogação, ou recusa de renovação ou outorga (ou qualquer ação ilegal, não autorizada ou injustificada da Afretadora ou de qualquer membro do Grupo da Afretadora, resultando em atraso na renovação ou outorga), de qualquer Autorização exigida pela Fretadora ou qualquer membro do Grupo da Fretadora em conexão com o desempenho de suas respectivas obrigações sob este Contrato ou qualquer Contrato Relacionado;

(f) qualquer falha pela Afretadora ou qualquer membro do Grupo da Afretadora de operar ou manter as Instalações da Afretadora de acordo com os padrões de um Operador Razoável e Prudente;

(g) qualquer falha de uma Transportadora de GNL em cumprir com as disposições da cláusula 11.2;

(h) qualquer falha pela Afretadora ou por qualquer membro do Grupo da Afretadora que impeça qualquer Transportadora de GNL decumprir com as Condições de Uso;

(i) qualquer atraso incorrido como resultado do Terminal não estar pronto para receber seguramente a FSRU (conforme mencionado na cláusula 6.8.3(b);

(j) qualquer atraso mencionado na cláusula 4;

(k) qualquer atraso incorrido ou tempo gasto como resultado das ações tomadas de acordo com as instruções por escrito da Afretadora sob este Contrato; ou

(l) falta de espaço de armazenamento disponível nos tanques de carga da FSRU devido ao cumprimento das instruções escritas da Afretadora.

“Garantia da Controladora da Afretadora” significa um contrato substancialmente nos mesmos termos definidos no Anexo C, assinado pelo Garantidor da Afretadora e pela Fretadora;

“Contrato Direto da Afretadora” significa qualquer contrato que garanta os direitos dos financiadores da Afretadora de assumir a posição da Afretadora neste Contrato, caso venha ser exigido pelos financiadores da Afretadora;

“Instalações da Afretadora” significa todos os ativos fixos e móveis onshore e offshore que a Afretadora e/ou qualquer membro do Grupo da Afretadora utilize e/ou controle e opere de tempos em tempos para fins de receber o suprimento de Gás da Afretadora e a entrega deste Gás à Usina,incluindo, mas não se limitando a, o Terminal, os dutos de Gás, as Instalações em Terra, a Usina, e quaisquer outras instalações que possam a ser utilizados pelo Grupo da Afretadora; desde que a FSRU jamais deva ser considerada parte das instalações da Afretadora;

“Charterer’s Facilities Delivery Option” has the meaning given in clause 6.8.2(b)(i);

“Charterer’s Group” means:

(a) the Charterer and its Affiliates;

(b) any Person who takes an equity interest, whether directly or indirectly in the Project, the Charterer and any of its Affiliates;

(c) any Person (other than the Owner or any Affiliate of the Owner) selling, supplying or otherwise delivering LNG or bunkers to, or on behalf of, the Charterer to the FSRU or the Terminal, or otherwise to the Charterer’s Facilities (unless such Person has signed the Conditions of Use);

(d) any owner or operator of the Terminal;

(e) any owner or operator of the Power Plant, any Alternative Power Plant or any pipelines connecting the Terminal with the Power Plant or any Alternative Power Plant;

(f) contractors and subcontractors of any tier of any of members of the Charterer’s Group listed in clauses (a) – (e) (including the pilot, tug vessel owners and operators); and

(g) the respective officers, directors, agents and employees of each of the members of the Charterer’s Group listed in clauses (a) – (f),

but shall not include any member of the Owner’s Group. For the avoidance of doubt, the exclusion of members of the Owner’s Group from the Charterer’s Group should not be interpreted or construed as to limit any other liability or obligation of any member of the Owner’s Group to any member of the Charterer’s Group that is provided by Law or under any other agreement entered between any member of the Owner’s Group and any member of the Charterer’s Group;

“Charterer’s Guarantor” means EBRASIL ELETRICIDADE DO BRASIL S.A. and GOLAR POWER LIMITED, each separate and limited to fifty percent (50%) of the total guaranteed amount;

“Classification Society” means a classification society which is a member of the International Association of Classification Societies (IACS);

“Closing Date” – means the date on which the closing date under the Charterer’s financing documents has occurred.

“Commercial and Operations Manual” has the meaning given in clause 6.8.3(q);

“Condition Assessment Programme” or “CAP” means the programme administered by an internationally recognised Classification Society, which is a member of IACS providing an independent evaluation of the condition of the FSRU and issuing a certificate awarding a CAP rating;

“Opção de Entrega nas Instalações da Afretadora” tem o significado dado na cláusula 6.8.2 (b) (i);

“Grupo da Afretadora” significa:

(a) a Afretadora e suas Afiliadas;

(b) qualquer Pessoa que detenha uma participação, direta ou indiretamente no Projeto, na Afretadora e em qualquer de suas Afiliadas;

(c) qualquer Pessoa (que não seja a Fretadora ou qualquer Afiliada da Fretadora) que venda, forneça ou de outra forma entregue GNL ou bunkers para ou em nome da Afretadora para a FSRU ou o Terminal, ou de outra forma para as Instalações da Afretadora (a menos que se tal Pessoa tenha assinado as Condições de Uso);

(d) qualquer proprietária ou operadora do Terminal;

(e) qualquer proprietária ou operadora da Usina, de qualquer Usina Alternativa ou de quaisquer tubulações conectando o Terminal com a Usina ou qualquer Usina Alternativa;

(f) contratadas e subcontratadas de qualquer nível de quaisquer dos membros do Grupo da Afretadora indicados nos itens (a) - (e) (incluindo o prático, proprietários dos rebocadores, e operadores) e

(g) respectivos diretores, conselheiros, agentes e empregados de cada uma dos membros do Grupo da Afretadora indicados nos itens (a) - (f),

todavia não incluindo qualquer membro do Grupo da Fretadora. Para evitar dúvidas, a exclusão dos membros do Grupo da Fretadora do Grupo da Afretadora não deve ser interpretada como forma de limitar qualquer responsabilidade ou obrigação do Grupo da Fretadora perante qualquer membro do Grupo da Afretadora conforme estabelecido em Lei ou por outro acordo firmado entre quaisquer membros do Grupo da Fretadora e qualquer membro do Grupo da Afretadora;

“Garantidor da Afretadora” significa EBRASIL ELETRICIDADE DO BRASIL S.A. e GOLAR POWER LIMITED, cada uma, de forma não solidária, e limitada a cinquenta por cento (50%) do valor total garantido;

“Sociedade Classificadora” significa uma sociedade de classificação que seja um membro da Associação Internacional das Sociedades de Classificação (IACS);

“Data de Fechamento” - significa a data em que a Afretadora notifique a Fretadora que a data de fechamento sob seus documentos de financiamento ocorreu.

“Manual Comercial e Operacional” tem o significado atribuído na cláusula 6.8.3(q);

“Programa de Avaliação de Condições” ou “CAP” significa o programa administrado por uma Sociedade Classificadora reconhecida internacionalmente e que seja um membro da IACS fornecendo uma avaliação independente da condição da FSRU e emitindo um certificado conferindo uma classificação “CAP”;

“Conditions of Use” means the conditions of use set out in the LNG SPA as set forth in Appendix E hereto;

“Confidential Information” means the terms of this Agreement (but not the fact of its entry) and all written and oral information disclosed by the Charterer or the Owner to each other and shall include, without limitation, all notes, analyses, compilations, studies and all other documents relating to the FSRU and the Project generated by the Owner or the Charterer deriving from such information;

“Consequential Loss” means:

(a) any indirect, incidental, consequential, exemplary or punitive Loss;

(b) to the extent not covered by (a) above, any of the following Losses or matters (whether direct or indirect): loss of business, business interruption, loss of income or profit, loss of anticipated income or profit, loss of goodwill, loss of business, loss of anticipated saving, loss of use (partial or total) or limited use, loss of product, loss or deferral of production, loss of contracts, concessions, licenses or other rights or interests, loss of revenue or loss of reputation;

(c) any Losses (regardless of whether or not such Losses fall within sub-paragraphs (a) and (b) above) incurred under or in connection with any other agreements between either of the Parties (or any member of the Charterer’s Group or any member of the Owner’s Group) and any Third Parties, including, but not limited to, under any LNG sale and purchase agreement, power purchase agreement and Gas sale and purchase agreement;

in each case, relating to or in connection with this Agreement or the Project, and whether or not foreseeable at the time of making this Agreement; provided that “Consequential Loss” shall never be taken to include payments due to the Owner by way of remuneration under this Agreement (or to the Contractor by way of remuneration under the OSA) or damages due to the Owner (or to the Contractor) for the loss of (a) this Agreement (or the OSA) or (b) any profit, revenue, expectation or opportunity under this Agreement (or the OSA).

“Contractor” means Golar Power Latam Servicos Maritimos Ltda, a company duly incorporated in Brazil and with its registered office at Rua Dias Ferreira, 190, sala 501, Leblon, Rio de Janeiro-RJ, Brazil, 22.431-050;

“CPI” means consumer price index cumulated annually, based on the monthly publication by the U.S. Bureau of Labor Statistics, under the item: CPI-U.

“Day” means a period of twenty-four (24) consecutive hours starting at 00:00 hours, Sergipe, Brazil local time and “Daily” shall be interpreted accordingly;

“Condições de Uso” significa as condições de uso incluídas no Contrato de Compra de GNL conforme estabelecidos no Anexo E;

“Informações Confidenciais” significa os termos do presente Contrato (mas não o fato de sua celebração) e todas as informações por escrito e verbais divulgadas pela Afretadora ou Fretadora entre si, incluindo, sem qualquer limitação, todas as notas, análises, compilações, estudos e outros documentos relacionados à FSRU e ao Projeto, gerados pela Fretadora ou Afretadora a partir de tais informações;

“Danos Indiretos” significa:

(a) qualquer Perda indireta, incidental, resultante, exemplificativa ou punitiva;

(b) desde que não incluídos no item (a) acima, quaisquer das Perdas ou assuntos (sejam diretos ou indiretos): perda de negócio, interrupção nos negócios, perda de receita ou lucro, perda de receita ou lucro antecipado, perda de ágio, perda de negócio, perda de reservas antecipadas, perda de uso (parcial ou total) ou limitação de uso, perda ou atraso de produção, perda de contratos, concessões, licenças ou outros direitos ou participações, perda de receita, perda de reputação;

(c) quaisquer Perdas (independentemente se tais Perdas ou não se enquadrem nos subparágrafos (a) e (b) acima) incorridas de acordo ou em conexão com quaisquer outros contratos entre as Partes (ou qualquer membro do Grupo da Afretadora ou qualquer membro do Grupo da Fretadora) e quaisquer Terceiros, incluindo, mas não limitado a, qualquer contrato de venda e compra de GNL, contrato de compra de energia e contrato de compra e venda de Gás;

em cada caso, com relação ou em conexão com o presente Contrato ou o Projeto, e se previsívelou não na data de celebração do presente Contrato, contanto que o “Dano Indireto” nunca deva ser considerado para incluir os pagamentos devidos à Fretadora mediante remuneração de acordo com este Contrato (ou à Contratada como forma de remuneração de acordo com o OSA) ou danos devidos à Fretadora (ou à Contratada) pela perda (a) deste Contrato (ou OSA) ou (b) de qualquer lucro, receita, expectativa ou oportunidade de acordo com o presente Contrato (ou OSA);

“Contratada” significa Galar Power Latam Serviços Marítimos Ltda., uma companhia devidamente constituída no Brasil com sede na Rua Dias Ferreira, 190, sala 501, Leblon, Rio de Janeiro-RJ, Brasil, 22.431-050;

“CPI” significa o índice de preços ao consumidor acumulado anualmente, conforme publicação mensal pelo U.S. Bureau of Labor Statistics (Escritório de Estatística de Trabalho dos Estados Unidos da América), sob a alinea de CPI-U;

“Dia” significa um período de vinte e quatro (24) horas consecutivas iniciado às 00:00 horas, horário local do Estado de Sergipe, Brasil, e “Diariamente” deverá ser interpretado nesse sentido;

“Default Rate” shall be one decimal five percent (1.5%) percentage points per year above LIBOR on the due date, or, if no such interest rate is published on that Day, the interest rate published on the first preceding Day on which such a rate was published, computed on the basis of a three hundred and sixty (360) Day year of twelve (12) thirty (30) Day months, compounded semi-annually;

“Defect” has the meaning given in clause 6.8.3(n)(i);

“Deferred Amount” has the meaning given in clause 15.6(b)(i);

“Deferred Hire” has the meaning given in clause 15.6(b);

“Degree Celsius” or “°C” means the interval between a given temperature expressed in Kelvin and the temperature of two hundred and seventy-three decimal fifteen (273.15) Kelvin as defined in the Latest Approved Version of ISO 1000 (for the purpose of this definition, “Latest Approved Version” means the latest version of the ISO standard or, in the context of any equipment, the latest version of the relevant ISO standard at the time such equipment was ordered);

“Delivery Instructions” has the meaning given in clause 6.8.2;

“Delivery Point” means the point at which the flange coupling of the FSRU manifold joins the high pressure Natural Gas offloading arms at the Terminal for the delivery of Regasified LNG;

“Delivery Test Protocol” has the meaning given in clause 6.8.1(a);

“Disclosing Party” has the meaning given in clause 29.1;

“Dispute” has the meaning given in clause 28.2;

“Excess Boil-Off” means Boil-Off in excess of the Boil-Off Warranty.

“Final Delivery Window” shall be as defined in clause 6.8.3(c)(i);

“Final Test” has the meaning given in clause 6.8.3(r).

“First Delivery Window” shall have the meaning given to it in clause 6.8.3(c);

“Flag State” means the Marshall Islands or any other flag state as may be agreed between the Parties;

“Force Majeure” has the meaning given in clause 16.1(a);

“FSRU” means the new-build 170,212.8 m3 floating storage and regasification unit, the specifications for which are detailed in Appendix A, or any alternative floating storage and regasification unit for which it is substituted in accordance with this Agreement;

“FSRU Design” means the technical descriptions of the FSRU, including, but not limited to, its hull, LNG containment system, equipment for LNG loading, equipment for Gas export, LNG regasification plant, relevant utility systems (such as the power system, the control system, the steam system, the sea water systems and the cooling systems), and the FSRU Design is documented in the form of drawings, specifications, data sheets, material lists and calculation reports, either in paper format and/or electronic format and forms the basis for the Contractor’s operation of the FSRU;

“Taxa de Mora” significa um vírgula cinco porcento (1,5%) pontos porcentuais ao ano acima da LIBOR na data de vencimento ou, caso tal taxa de juros não seja publicada em tal Dia, a taxa de juros publicada no Dia imediatamente anterior em que tal taxa tiver sido publicada, calculada com base nos trezentos e sessenta (360) Dias do ano de doze (12) meses de 30 (trinta) dias, composto de forma semestral;

“Defeito” tem o significado atribuído na cláusula 6.8.3(n)(ii);

“Valor Diferido” tem o significado atribuído na cláusula 15.6(b)(i);

“Taxa Diária Diferida” tem o significado atribuído na cláusula 15.6(b)(i);

“Graus Celsius” ou “ºC” significa o intervalo entre uma determinada temperatura expressa em Kelvin e a temperatura de duzentos e setenta e três vírgula quinze (273,5) Kelvin, conforme definido na Última Versão Aprovada do ISO 1000 (para fins dessa definição, “Última Versão Aprovada” significa a última versão do padrão ISO ou, com relação a qualquer equipamento, a última versão do respectivo padrão ISO na data em que tal equipamento tiver sido encomendado);

“Instruções de Entrega” tem o significado atribuído na cláusula 6.8.2;

“Ponto de Entrega” significa o ponto em que a flange multifacetada do manifold da FSRU se junta aos braços de descarga do Gás Natural de alta pressão no Terminal para a entrega do GNL Regaseificado;

“Protocolo do Teste de Entrega” tem o significado atribuído na cláusula 6.8.1(a);

“Parte Divulgadora” tem o significado atribuído na cláusula 29.1;

“Controvérsia” tem o significado atribuído na cláusula 28.2;

“Excesso de Boil-Off” significa a Boil-Off em excessoao Boil-Off Garantido;

“Janela Final de Entrega” tem o significado atribuído na cláusula 6.8.3(c)(i);

“Teste Final” tem o significado atribuído na cláusula 6.8.3(r);

“Primeira Janela de Entrega” tem o significado atribuído na cláusula 6.8.3(c);

“Bandeira de Registro” significa as Ilhas Marshall ou qualquer outra bandeira de registro, conforme acordado entre as Partes;

“Força Maior” tem o significado atribuído na cláusula 16.1(a);

“FSRU” significa a unidade flutuante de armazenamento e regaseificação de 170,212.8 m3 recentemente construída, cujas especificações estão descritas no Anexo A, ou qualquer outra unidade flutuante de armazenamento e regaseificação alternativa substituta de acordo com este Contrato;

“Desenho da FSRU” significa as descrições técnicas da FSRU, incluindo, mas não se limitando a, seu casco, sistema de contenção de GNL, equipamento para carregamento de GNL, equipamento para exportação de Gás, usina de regaseificação de GNL, sistemas pertinentes de utilização (tais como sistema de energia, sistema de controle, sistema de vapor, sistemas de águas marítimas e sistemas de refrigeração),e o Desenho da FSRU documentado na forma de desenhos, especificações, planilhas de dados, listas de material e relatórios de cálculo, seja em papel e/ou em formato eletrônico, servindo de base para a operação da Fretadora da FSRU;

“Fuel Price” means, with respect to fuel oil or diesel oil, the last price (duly documented) in USD, paid for each item;

“Gas Metering Station” means the gas metering station within the FSRU;

“GCU” means the Gas Combustion Unit on the FSRU;

“Governmental Authority” means, in respect of any country, any national, federal, regional, state, municipal or other local government, any subdivision, agency, department, commission, authority or any other executive, legislative or administrative entity thereof, or any instrumentality, ministry, agency or other authority, acting within its legal authority (including any Person exercising executive, legislative, judicial, regulatory or administrative functions of any of the foregoing (whether autonomously or not)) and, for the avoidance of doubt, any of the aforementioned in relation to the Flag State;

“Gross Negligence” means a negligent act or negligent failure to act (whether sole, joint, concurrent or otherwise) by any Person, which act or failure to act is more fundamental than a failure to exercise proper skill and/or care and would reasonably be perceived as entailing an extreme degree of risk of injury to a Person or physical loss or damage to property (considering the probability and magnitude of the potential injury, loss or damage) coupled with the Person’s actual awareness of (and indifference to) such extreme risk;

“Group” means in relation to the Charterer, the Charterer’s Group, and in relation to the Owner, the Owner’s Group;

“Hire” has the meaning given in clause 15.1(a);

“ICC” has the meaning given in clause 28.2;

“IMO” means the International Maritime Organisation;

“Installment Payments” has the meaning given in clause 15.6(b)(ii).

“Insurances” means the insurances as described in clause 26;

“Intellectual Property Rights” means all patents, rights to inventions, copyright, database rights, design rights, rights in computer software, rights to use, and protect the confidentiality of, confidential information (including know-how and trade secrets), moral rights, trademarks, service marks and all other intellectual property rights, in each case whether registered or not and including all applications and rights to apply for and be granted, renewals or extensions of, and rights to claim priority from, such rights and all similar or all equivalent rights or forms of protection that subsist or will subsist now or in the future in any part of the world;

“Preço do Combustível” significa, relacionado ao óleo combustível ou diesel, o último preço (devidamente documentado) em dólares dos Estados Unidos, pago por cada item;

“Estação de Medição de Gás” significa a estação de medição de gás da FSRU;

“GCU” significa a Unidade de Combustão de Gás na FSRU;

“Autoridade Governamental” significa em relação a qualquer país, qualquer autoridade nacional, federal, regional, estadual, municipal ou outra autoridade local, qualquer subdivisão, agência, departamento, comissão, autoridade ou qualquer outra entidade executiva, legislativa ou administrativa da mesma, ou qualquer instrumentalidade, ministério, agência ou outra autoridade, atuando de acordo com sua competência legal (incluindo qualquer Pessoa que exerça funções executivas, legislativas, judiciais, regulatórias ou administrativas de qualquer uma das funções citadas acima (de forma autônoma ou não) e, para evitar dúvidas, incluindo quaisquer destes mencionados anteriormente em relação a Bandeira de Registro;

“Culpa Grave” significa um ato negligente ou a omissão em agir (de forma individual, conjunta, simultânea ou de outra forma) por qualquer Pessoa, cujo ato ou omissão em agir seja mais importante do que a falha em exercer as habilidades próprias e/ou o cuidado, cujos atos seriam considerados como um risco extremo de lesão a uma Pessoa ou perda ou dano físico à propriedade (considerando a probabilidade e magnitude da possível lesão, perda ou dano), conjugado com a conscientização da própria Pessoa (e indiferença) ante a tal risco extremo;

“Grupo” significa com relação à Afretadora, o Grupo da Afretadora e à Fretadora, o Grupo da Fretadora;

“Taxa Diária” tem o significado atribuído na cláusula 15.1(a);

“ICC” tem o significado atribuído na cláusula 28.2;

“IMO” significa a Organização Marítima Internacional;

“Parcelas Mensais” tem o significado atribuído na cláusula 15.6(b)(ii);

“Seguros” significam os seguros descritos na cláusula 26;

“Direitos de Propriedade Intelectual” significa todas as patentes, direitos de invenções, copyright, direitos de base de dados, direitos de desenho, direitos de software de computação, direitos de uso e proteção das informações confidenciais (incluindo know-how e segredos comerciais), direitos morais, marcas comerciais, marcas de serviço e todos os outros direitos de propriedade intelectual, em cada caso, registrados ou não, incluindo todas as solicitações de registro e os direitos de solicitação e concessão de registros, renovações ou prorrogações, bem como direitos de solicitar prioridade de tais direitos e todos os direitos similares ou equivalentes ou formas de proteção existentes atualmente ou no futuro em qualquer parte do mundo;

“International Standards” means the international standards and practices applicable to the ownership, design, equipment, operation or maintenance of LNG carriers established by:

(a) the IMO, Oil Companies International Marine Forum (OCIMF) or Society of International Gas Tanker and Terminal Operators; and/or

(b) any other internationally recognised agency or organisation with whose standards and practices it is customary for a Reasonable and Prudent Operator (or owner) of such tankers or terminals to comply;

“ISM Code” has the meaning given in the OSA;

“ISPS Code” has the meaning given in the OSA;

“Law” means any law, regulation, administrative or judicial provision, constitution, decree, judgment, legislation, order, ordinance, code, directive, statute, treaty or other legislative measure (including, but not limited to, injunctions, writs and stipulations), in each case of any Governmental Authority from time to time in force or court or tribunal or regulatory commission or judicial or quasi-judicial authority having jurisdiction over the matter in question, which is legally binding on a Party (and lawful and unlawful shall be construed accordingly);

“Liquidated Damages” has the meaning given in clause 6.8.3(k)(ii);

“LIBOR” means either:

(a) the London interbank offered rate administered by ICE Benchmark Administration Limited (or any other person that takes over the administration of such rate) for USD for a period of one (1) month as displayed on the “LIBOR 01” or “LIBOR 02” page on the Thomson Reuters screen (or any replacement of the Thomson Reuters page that displays such rate) or on the appropriate page of such other information service that publishes such rate from time to time in place of Thomson Reuters at or about 11:00 a.m. (London time) on the day that is two (2) Business Days in London prior to (i) the due date of the first payment to bear interest and, (ii) thereafter, the first (1st) Business Day in London of each succeeding calendar month; or

(b) if, on the relevant day, no such rate is available under paragraph (a) above, LIBOR shall be the arithmetic mean (rounded upwards to four decimal places) of the rates quoted by the principal London offices of Lloyds TSB Bank plc, Barclays Bank plc and HSBC Bank plc to prime banks in the London interbank market at or about 11:00 a.m. London time on the relevant day for value two (2) Business Days later in London or, if this rate is not available, then the rate then quoted by the largest bank in terms of stockholders’ equity then engaged in the interbank market for such deposit;

“Padrões Internacionais” significa os padrões e as práticas internacionais aplicáveis à titularidade, desenho, equipamento, operação e manutenção das transportadoras de GNL definidos por:

(a) IMO, Oil Companies lnternational Marine Forum (OCIMF) ou Society of lnternational Gas Tanker and Terminal Operators (SIGTTO); e/ou

(b) qualquer outra agência ou organização reconhecida internacionalmente cujos padrões e práticas sejam adotados por um Operador Razoável e Prudente (ou proprietário) de tais tanques ou terminais;

“Código do ISM” tem o significado atribuído no OSA;

“Código do ISPS” tem o significado atribuído no OSA;

“Lei” significa qualquer lei, regulamento, previsão administrativa ou judicial, constituição, decreto, julgamento, legislação, ordem, portaria, código, diretriz, estatuto, tratado ou outra medida legislativa (incluindo, mas não limitado a, medidas preliminares, decretos, estipulações), em cada caso, de qualquer Autoridade Governamental de tempos em tempos em vigor ou tribunal ou comissão regulatória ou autoridade judicial ou quase judicial com jurisdição sobre o assunto em questão, vinculando legalmente uma Parte (os termos “legal” e “ilegal” deverão ser interpretados de acordo);

“Indenização Contratual Prefixada” tem o significado atribuído na cláusula 6.8.3(k)(ii);

“LIBOR” significa:

(a) a taxa interbancária de Londres administrada pela ICE Benchmark Administration Limited (ou qualquer outra pessoa que seja responsável pela administração de tal taxa) para USD por um período de 1 (um) mês e conforme indicado na página “LIBOR 01” ou “LIBOR 02” na tela da Thomson Reuters (ou qualquer outra página que substitua a Thomson Reuters na divulgação de tal taxa) ou na página apropriada de outro serviço de informações que publique tal taxa de tempos em tempos no lugar da Thomson Reuters às ou por volta das 11:00 a.m. (horário de Londres) no dia correspondente a dois (2) Dias Úteis em Londres antes (i) da data de vencimento do primeiro pagamento sujeito a juros e, posteriormente, (ii) o primeiro Dia Útil em Londres de cada mês calendário posterior; e

(b) caso, no dia pertinente, nenhuma taxa esteja disponível de acordo com o parágrafo (a) acima, a LIBOR será a média aritmética (arredondada para mais até quatro casas decimais) das taxas cotadas pelos principais escritórios de Londres da Lloyds TSB Bank plc, Barclays Bank plc e HSBC Bank plc para bancos de primeira classe no mercado interbancário de Londres às ou aproximadamente às 11.00, horário de Londres, no respectivo dia para o valor 2 (dois) Dias Úteis posteriores em Londres ou, caso a taxa não esteja disponível, a taxa cotada pelo maior banco em termos de patrimônio líquido contratado no mercado interbancário para tal depósito;

“LNG” means Natural Gas in a liquid state at or below its point of boiling and at or near Atmospheric Pressure;

“LNG Carrier” means a vessel for the transportation of a cargo of LNG to be discharged into the FSRU, as provided or caused to be provided by the Charterer in accordance with this Agreement;

“LNG Heel” means 10,000 m3, which is the LNG required to be retained in the FSRU’s cargo tanks to keep such tanks cool and ready for storage;

“LNG Loading Terminal” has the meaning given in clause 6.8.4;

“LNG Price” means the average delivered ex-ship (or, as the case may be, delivered-at-place) price of the cargo of LNG in USD per MMBtu delivered to the FSRU assessed over the last Billing Period;

“LNG SPA” means the long term agreement with the LNG Supplier for supply, sale and purchase of LNG for the Project;

“LNG Specification” means LNG that fully complies with the specification detailed in LNG SPA;

“LNG Supplier” means the supplier of LNG under the LNG SPA;

“LNG Transfer Point” means the point where the outlet flanges of the unloading lines of the discharging LNG Carrier connects with the inlet flanges of the loading lines of the FSRU;

“LNG Usage” shall be as defined in clause 12.1;

“LNG Usage Allowance” means the following limits for LNG Usage on any given Day:

(i)
From the Tender Date until the date of the Final Test, there will be no maximum LNG Usage limit.

(ii)
From the date of the Final Test until the date of completion of six thousand (6,000) regasification hours, the LNG Usage limit determined in the measurement to be performed during the Final Test will be applied.

(iii)
From the date of completion of six thousand (6,000) regasification hours, the average LNG Usage measured during such six thousand (6,000) regasification hours will apply, provided that such amount shall not exceed by more than four percent (4%) the limit set forth in clause (ii) above.

The tables with the maximum consumption limits should follow the model below:

Regasification Flow Rate (MMscmd)	LNG Usage (maximum aggregate %)
0
1.4
2.8
4.2
5.6
7
8.4
9.8
11.2
12.6
14
15.4
16.8
18.2
19.6
21

“GNL” significa o Gás Natural em estado líquido no ou abaixo de seu ponto de ebulição na ou próxima da Pressão Atmosférica;

“Transportadora de GNL” significa uma embarcação para o transporte de carga de GNL a ser descarregado na FSRU, conforme indicado ou providenciado para que fosse indicado pela Afretadora de acordo com este Contrato;

“Quantidade Remanescente de GNL a Bordo” significa 10.000m3, que é a quantidade de GNL exigido a ser retido nos tanques de carga da FSRU para manter tais tanques refrigerados e prontos para armazenamento;

“Terminal de Carregamento de GNL” tem o significado atribuído na cláusula 6.8.4;

“Preço do GNL” significa a média do preço de entrega ex-ship (ou, conforme o caso, entregue no local) da carga de GNL em USD do por MMBtu entregue à FSRU calculada durante o último Período de Faturamento;

“Contrato de Compra de GNL” significa o contrato de longo prazo com o Fornecedor de GNL para fornecimento, compra e venda de GNL para o Projeto;

“Especificação de GNL” significa o GNL integralmente de acordo com as especificações detalhadas no Contrato de Compra de GNL;

“Fornecedor de GNL” significa o fornecedor de GNL sob o Contrato de Compra do GNL;

“Ponto de Transferência de GNL” significa o ponto onde as outlet flanges (flanges de saída) das linhas de descarregamento da Transportadora de GNL são conectadas às inlets flanges (flanges de entrada) das linhas de carregamento da FSRU;

“Uso do GNL” tem o significado definido na cláusula 12.1;

“Permissão do Uso do GNL” significa oos seguintes limites de Uso do GNL em um determinado Dia:

(i)	A partir da Data de Oferta até a data de realização do Teste Final, não haverá limite máximo de Uso de GNL.

(ii)
A partir da data de realização do Teste Final até completadas seis mil (6.000) horas de regaseificação, serão aplicados os limites de Uso de GNL determinados na medição a ser realizada durante o Teste Final.

(iii)
Uma vez atingidas as seis mil (6.000) horas de regaseificação, será aplicada a média do Uso de GNL apurada durante as seis mil (6.000) horas de regaseificação considerando que tal montante não exceda em mais do que quatro por cento (4%) o limite estabelecido no item (ii) acima

As tabelas com os limites máximos de consumo deverão seguir o modelo abaixo:

Taxa de Fluxo de Regaseificação (MMscmd)	Uso do GNL (% volume (% volume máximo agregado)
0
1,4
2,8
4,2
5,6
7
8,4
9,8
11,2
12,6
14
15,4
16,8
18,2
19,6
21

“LNG Usage Differential” shall be as defined in clause 12.2;

“Loss” means any loss, liability, damage, claim, demand, action, causes of action (in rem or in personam), proceedings, fines, penalties, liens, encumbrances, obligations, costs, interest, expenses (including legal expenses), judgments, awards and liabilities of every kind and nature whatsoever, whether created by law, contract, tort, voluntary settlement or otherwise, arising out of, related to, or in any way connected with this Agreement or any transactions contemplated hereunder;

“Master” means the designated master of the FSRU from time to time, as determined by the Contractor and notified to the Charterer;

“Maximum Liability Cap” has the meaning given in clause 25.6;

“Maximum Regasification Flow Rate” means 21 MMscm/Day, with a minimum operating pressure of 70 Bar(g) and a maximum operating pressure of 100 Bar(g) at a minimum sea-water intake temperature of fourteen Degrees Celsius (14°C) at the intake of the sea-water pumps for the regasification systems (subject to potential minor variation in the maximum operating pressure to adjust for the actual pressure loss between the Delivery Point and the onshore tie-in point), all at the Delivery Point;

“Minimum Hire” has the meaning given in clause 15.2(ii);

“Minimum Regasification Flow Rate” means 1.4 MMscm/Day, with a minimum operating pressure of 50 Bar(g) and a maximum operating pressure of 100 Bar(g) at a minimum sea-water intake temperature of fourteen Degrees Celsius (14°C) at the intake of the sea-water pumps for the regasification systems (subject to potential minor variation in the maximum operating pressure to adjust for the actual pressure loss between the Delivery Point and the onshore tie-in point), all at the Delivery Point;

“MMBtu” means a million British Thermal Units (Btu);

“MMscf” means a million standard cubic feet;

“Uso Diferencial do GNL” tem o significado definido na cláusula 12.2;

“Perda” significa qualquer perda, responsabilidade, dano, reivindicação, demanda, ação, causas de ação (in rem or in personam), processo, multa, penalidade, ônus, gravame, obrigação, custo, juros, despesa (incluindo despesas legais), julgamento, decisão e responsabilidades de qualquer tipo e natureza, sejam estabelecidos por lei, contrato, infração, acordo voluntário ou de outra forma resultante, relacionada ou em conexão com este Contrato ou quaisquer transações contempladas no presente Contrato;

“Comandante” significa o vomandante da FSRU periodicamente designado, conforme determinado pela Contratada e informado à Afretadora;

“Limite Máximo de Responsabilidade” tem o significado atribuído na cláusula 25.6;

“Taxa de Fluxo Máximo de Regaseificação” significa 21 MMscm/Dia, com uma pressão operacional mínima de 70 Bar(g), pressão operacional máxima de 100 Bar(g) e temperatura marítima mínima de fourteen Graus Celsius (14ºC) na entrada (intake) das bombas marítimas dos sistemas de regaseificação (de acordo com uma variação mínima potencial na pressão operacional máxima para ajustar a perda de pressão real entre o Ponto de Entrega e o ponto de conexão (tie-in) onshore), todas no Ponto de Entrega;

“Taxa Diária Mínima” tem o significado atribuído na cláusula 15.2(ii);

“Taxa de Fluxo Mínimo de Regaseificação” significa 1,4 MMscm/Dia, com uma pressão operacional mínima de 50 Bar(g), pressão operacional máxima de 100 Bar(g) e temperatura marítima mínima de quatorze Graus Celsius (14ºC) na entrada (intake) das bombas marítimas dos sistemas de regaseificação (de acordo com uma variação mínima potencial na pressão operacional máxima para ajustar a perda de pressão real entre o Ponto de Entrega e o ponto de entrada (tie-in) onshore), todas no Ponto de Entrega;

“MMBtu” significa um milhão de Unidades Térmica Britânica (Btu);

“MMscf” significa um milhão de pés cúbicos padrão;

“MMscf/Day” means a million standard cubic feet per Day;

“Natural Gas” or “Gas” means any hydrocarbon with or without other substances or a mixture of hydrocarbons with or without other substances, consisting principally of methane, all of which are substantially in the gaseous phase at a pressure of one hundred one decimal three two five (101.325) kilopascal absolute and at a temperature of fifteen Degrees Celsius (15°C);

“Natural Gas Specification” means Natural Gas that fully complies with the specification detailed in Part B of Appendix B;

“Net Hire Amount” has the meaning given in Appendix I;

“Notice of Readiness” has the meaning given in clause 6.8.3(e);

“OCIMF” means the Oil Companies International Marine Forum;

“OCIMF SIRE Report” means the ship inspection report issued by the OCIMF.

“Off-Hire” has the meaning given in clause 15.3(a);

“Off-Specification LNG” means LNG tendered for delivery at the LNG Transfer Point that does not meet the LNG Specification;

“Onshore Facilities” means the onshore pipeline and Gas Metering Station;

“OSA” means the operation and services agreement between the Charterer and the Contractor entered into on or about the Signature Date;

“Out of Service” has the meaning given in the OSA;

“Owner” has the meaning given in the preamble.

“Owner Parent Company Guarantee” means an agreement substantially on the same terms as provided in Appendix C, executed by the Owner’s Guarantor and the Charterer;

“Owner’s Facilities” means the FSRU and any infrastructure on board the FSRU;

“Owner’s Group” means:

(a) the Owner;

(b) the Contractor;

(c) the Owner’s Guarantor;

(d) contractors and subcontractors of any tier of any member of the Owner’s Group listed in clauses (a) – (c) that are contracted in connection with the Owner’s Facilities; and

(e) the respective officers, directors, agents and employees of each member of the Owner’s Group listed in clauses (a)-(d);

“MMscf/d” significa um milhão de pés cúbicos padrão por Dia;

“Gás Natural” ou “Gás” significa qualquer hidrocarboneto com ou sem outras substâncias ou uma mistura de hidrocarbonetos com ou sem outras substâncias, composto principalmente de metano, principalmente no estágio gasoso a uma pressão de 101,325) kilopascal absoluto e a uma temperatura de quinze graus Celsius (15ºC);

“Especificação de Gás Natural” significa Gás Natural integralmente de acordo com a especificação detalhada na Parte B do Anexo B;

“Valor Líquido da Taxa Diária” tem o significado atribuído no Anexo I;

“Notificação de Disponibilidade” tem o significado atribuído na cláusula 6.8.3(e);

“OCIMF” significa Fórum Marítimo Internacional das Companhias Petrolíferas;

“OCIMF SIRE Report” significa o relatório de inspeção do navio emitido pelo OCIMF.

“Off-Hire” ou “Fora de Contrato” tem o significado atribuído na cláusula 15.3(a);

“GNL Fora das Especificações” significa o GNL ofertado para entrega no Ponto de Transferência de GNL que não esteja de acordo com a Especificação de GNL;

“Instalações Onshore” significa os dutos onshore e a Estação de Medição de Gás;

“OSA” significa o contrato de operação e serviços celebrado entre a Afretadora e a Contratada na ou aproximadamente na Data da Assinatura;

“Fora de Serviço” tem o significado atribuído no OSA.

“Fretadora” tem o significado atribuído no preâmbulo.

“Garantia da Controladora da Fretadora” significa um contrato substancialmente de acordo com os mesmos termos indicados no Anexo C, celebrado entre o Garantidor da Fretadora e a Afretadora;

“Instalações da Fretadora” significa a FSRU e qualquer infraestrutura a bordo da FSRU;

“Grupo da Fretadora” significa:

(a) a Fretadora;

(b) a Contratada;

(c) o Garantidor da Fretadora;

(d) as contratadas e subcontratadas de qualquer nível de quaisquer membros do Grupo da Fretadora indicados nos itens (a) - (c) acima que são contratadas em conexão com as Instalações da Fretadora; e

(e) os respectivos diretores, conselheiros, agentes e empregados de cada um dos membros do Grupo da Fretadora indicados nos itens (a) - (d);

“Owner’s Guarantor” means GOLAR POWER LTD;

“Owner’s Taxes” means all taxes that the Owner is responsible for according to Law, except for any taxes assumed by the Charterer pursuant to this Agreement;

“Party” or “Parties” has the meaning given in the recitals;

“Performance Tests” means those tests required to determine whether the FSRU meets the Test Minimum Requirements, and as further detailed in the Delivery Test Protocol and in Appendix F;

“Permitted Encumbrance” means any assignment, pledge, charge, mortgage, lien, claim, option, right to purchase, right of first refusal or encumbrance or lease structure in respect of the FSRU, her earnings and/or insurances and the Owner’s rights under this Agreement, that is entered into in favour of any Permitted Mortgagees for themselves and/or for the benefit of one or more other financiers to the Owner and/or such other agreements and instruments as the Owner shall determine are necessary or desirable to create in favour of any Permitted Mortgagees any security interest in the FSRU, its earnings and insurances and the Owner’s rights under this Agreement;

“Permitted Liens” means any of the following:

(a) liens for unpaid Master’s and crew’s wages or in favour of routine suppliers to the FSRU in accordance with usual maritime practice; and

(b) liens for salvage;

provided such liens do not secure any item which is more than thirty (30) Days’ overdue (unless the overdue amount is being contested in good faith by appropriate steps and, for the payment of which, adequate reserves have been made) and so long as the existence of any such proceedings or the continued existence of any such lien does not involve any likelihood of the sale, forfeiture or loss of, or any interest in, the FSRU;

“Permitted Mortgagees” means an international bank or other financial institution or a controlled affiliate of such international bank or such other financial institution that is providing financing to the Owner in relation to the FSRU that have entered into a Quiet Enjoyment Agreement;

“Person” means any individual, firm, sole proprietorship, corporation, stock company, limited liability company, trust, partnership, voluntary association, joint venture, unincorporated organization, institution, Governmental Authority or other legal entity;

“Pilot Fuel” means the liquid fuel (marine gas oil or marine diesel oil) consumed by the generator engines while operating in gas burning mode;

“Garantidor da Fretadora” significa GOLAR POWER LTD;

“Tributos da Fretadora” significa todos os tributos pelos quais a Fretadora seja a responsável tributária de acordo com a Lei, com exceção dos tributos assumidos pela Afretadora nesse Contrato;

“Parte” or “Partes” tem o significado atribuído no preâmbulo;

“Testes de Desempenho” significa os testes exigidos para determinar se a FSRU atende aos Requisitos Mínimos do Teste, conforme descrito mais detalhadamente no Protocolo do Teste de Entrega e no Anexo F;

“Gravame Permitido” significa qualquer cessão, penhor, encargo, hipoteca, ônus, ação, opção, direito de compra, direito preferencial de recusa ou gravame ou arrendamento com relação à FSRU, seus rendimentos e/ou seguros, e os direitos da Fretadora de acordo com o presente Contrato, celebrado em favor de quaisquer Credores Hipotecários Permitidos e/ou em benefício de um ou mais financiadores à Fretadora e/ou outros contratos e instrumentos conforme determinado pela Fretadora como necessários ou desejáveis para constituir em favor de quaisquer Credor Hipotecário Permitidos e qualquer direito real de garantia sobre a FSRU, seus rendimentos e seguro, bem como os direitos da Fretadora de acordo com este Contrato;

“Ônus Permitidos” significa o seguinte:

(a) ônus por salários não pagos do Comandante e da tripulação ou em favor dos fornecedores da FSRU de acordo com a prática marítima usual;

(b) ônus para salvamento

desde que esses ônus não garantam qualquer item com mais de trinta (30) Dias de atraso (a menos que o montante em atraso seja contestado de boa fé por meio das etapas apropriadas e, para o pagamento do qual, reservas adequadas tenham sido feitas) e porquanto a existência de tais processos ou a continuação da existência de tal garantia não implique em qualquer probabilidade de venda, confisco ou perda de qualquer interesse na FSRU;

“Credores Hipotecários Permitidos” significa o banco internacional ou outra instituição financeira, ou uma afiliada controlada de tal banco internacional ou outra instituição financeira oferecendo financiamento à Fretadora com relação a FSRU, que tenha celebrado um Contrato de Uso Pacífico;

“Pessoa” significa qualquer indivíduo, firma, proprietário, corporação, empresa, sociedade de responsabilidade limitada, fundo, parceria, associação voluntária, joint venture, organização não constituída, instituição, Autoridade Governamental ou outra pessoa jurídica;

“Combustível Piloto” significa o combustível líquido (gasóleo marinho ou diesel marinho) consumido pelos motores do gerados enquanto estiver operando no modo a gás;

“Pilot Fuel Usage Allowance” means the following limits for Pilot Fuel Usage on any given Day:

(i)
From the Tender Date until the date of the Final Test, there will be no Pilot Fuel Usage limit.

(ii)
From the date of the Final Test until the date of completion of six thousand (6,000) regasification hours, the Pilot Fuel Usage limit determined in the measurement to be performed during the Final Test will be applied.

(iii)
From the date of completion of six thousand (6,000) regasification hours, the average Pilot Fuel Usage measured during such six thousand (6,000) regasification hours will apply; provided that such amount shall not exceed by more than four percent (4%) the limit set forth in clause (ii) above.

The tables with the maximum consumption limits should follow the model below:

Regasification Flow Rate (MMscmd)	Pilot Fuel Usage (Tons / Day)
0
1.4
2.8
4.2
5.6
7
8.4
9.8
11.2
12.6
14
15.4
16.8
18.2
19.6
21

“Pilot Fuel Price” means the average price paid and duly documented for Pilot Fuel, in USD per ton, delivered to the FSRU assessed over the last Billing Period;

“Pilot Fuel Usage” has the meaning given in clause 12.4;

“Pilot Fuel Usage Differential” has the meaning given in clause 12.5;

“Positioning Voyage” means the voyage of the FSRU from such location (to be notified in advance by the Owner to the Charterer) to the Terminal, as notified by the Owner to the Charterer at least sixty (60) Days prior to the first Day of commencement of such voyage. Such voyage shall be carried out by the Owner non-stop and without any other cargo transportation, except as otherwise stipulated by the Charterer;

“Permissão de Uso do Combustível Piloto” significam os seguintes limites de Uso do Combustível Piloto em um determinado Dia:

(i)	Da Data de Oferta até a data de realização do Teste Final, não haverá limite máximo de consumo.

(ii)
A partir da data de realização do Teste Final até completadas seis mil (6.000) horas de regaseificação, serão aplicados os limites para de Uso do Combustível Piloto a serem determinados em medição a ser realizada durante o Teste Final.

(iii)
Uma vez atingidas seis mil (6.000) horas de regaseificação, será aplicada a média do Uso do Combustível Piloto apurado durante as seis mil (6.000) horas de regaseificação; considerando que tal montante não deve exceder em mais de quatro por cento (4%) o limite estabelecido no item (ii) acima.

As tabelas com os limites máximos de consumo deverão seguir o modelo abaixo:

Taxa de Fluxo de Regaseificação (MMscmd)	Uso do Combustível Piloto (Toneladas/ Dia)
0
1,4
2,8
4,2
5,6
7
8,4
9,8
11,2
12,6
14
15,4
16,8
18,2
19,6
21

“Preço do Combustível Piloto” significa o preço médio pago e devidamente documentado do Combustível Piloto, em USD (Dólares Norte-americanos) por tonelada, entregue à FSRU durante o último Período de Faturamento;

“Uso do Combustível Piloto” tem o significado atribuído na cláusula 12.4;

“Uso Diferencial do Combustível Piloto” tem o significado atribuído na cláusula 12.5;

“Movimentação/Viagem de Posicionamento” significa a viagem da FSRU de tal local (a ser informado com antecedência pela Fretadora à Afretadora) ao Terminal, conforme notificado pela Fretadora à Afretadora com pelo menos sessenta (60) Dias antes do primeiro Dia do início de tal viagem. Tal viagem deverá ser realizada pela Fretadora sem escalas e sem qualquer transporte de carga, exceto se de outra forma estipulado pela Afretadora;

“PPA” means any of the long term agreements for purchase of power generated by the Power Plant and any Alternative Power Plant;

“Progress Reports” has the meaning given in clause 6.3;

“Project” means the design, construction, development and operation of the Terminal, which shall include a submerged soft yoke mooring system and a gas pipeline running from the submerged soft yoke mooring system to the Power Plant and to any Alternative Power Plants;

“Power Plant” or “Plant” has the meaning given in recitals;

“Quiet Enjoyment Agreement” means a quiet enjoyment agreement to be entered into by any existing or future lenders to the Owner or any member of Owner’s Group in respect of the financing or mortgage of the FSRU with lenders to the Charterer on terms to be agreed between the parties to such quiet enjoyment agreement.

“Reasonable and Prudent Operator” means a person acting in good faith with the intention of performing its contractual obligations and, who in so doing and in the general conduct of its undertaking, exercises that degree of skill and diligence and prudence and foresight that would reasonably and ordinarily be exercised by a skilled and experienced operator complying with internationally accepted industry standards engaged in the same type of undertaking under the same or similar circumstances;

“Receiving Party” has the meaning given in clause 29.1;

“Recipients” has the meaning given in clause 29.5;

“Redelivery” has the meaning given in clause 6.12(b);

“Reduced Hire” has the meaning given in clause 15.2;

“Reduced Regasification” has the meaning given in clause 15.2(a)(iii);

“Reduction” has the meaning given in clause 39;

“Reduction Notice” has the meaning given in clause 39;

“Regardless of Cause” means notwithstanding any tort (including negligence), breach of statutory duty, breach of contract (including core, fundamental or repudiatory breach of this Agreement, a Related Agreement or any other contract), quasi-contract, strict liability, misrepresentation, breach of any Laws, regulations, rules or orders of any Governmental Authority having jurisdiction, or otherwise, on the part of the Party or other Person seeking indemnity (or exclusion or limitation of liability, as the case may be) or of any other Person. Except where expressly stated to the contrary, “Regardless of Cause” also means notwithstanding Gross Negligence or Willful Misconduct on the part of the Party or other Person seeking indemnity (or exclusion or limitation of liability, as the case may be) or of any other Person;

“PPA” significa qualquer um dos contratos de longo prazo para compra de energia gerada pela Usina e qualquer Usina Alternativa;

“Relatórios de Andamento” tem o significado atribuído na cláusula 6.3;

“Projeto” significa o desenho, a construção, o desenvolvimento e a operação do Terminal, incluindo os dispositivos de ancoragem (submerged soft yoke mooring system) e a tubulação de gás do submerged soft yoke mooring system até a Usina e para quaisquer Usinas Alternativas;

“Usina” tem o significado atribuído nos considerandos;

“Contrato de Uso Pacífico” significa um contrato de uso pacífico a ser celebrado por qualquer financiador existente ou futuro da Fretadora ou de qualquer membro do Grupo da Fretadora em relação ao financiamento ou hipoteca da FSRU com credores da Afretadora, em termos a serem acordados entre as partes de tal contrato de uso pacífico;

“Operador Razoável e Prudente” significa uma pessoa que aja de boa-fé com a intenção de cumprir com suas obrigações contratuais e, a qual, ao fazê-lo, e na conduta geral de seu empreendimento, exerça tal grau de habilidade e diligência, prudência e previsão que seriam razoável e comumente exercido por um operador qualificado e experiente no cumprimento dos padrões da indústria internacionalmente aceitas dedicado ao responsável pelo mesmo tipo de empreendimento em circunstâncias idênticas ou similares;

“Parte Receptora” tem o significado atribuído na cláusula 29.1;

“Destinatários” tem o significado atribuído na cláusula 29.5;

“Reentrega” tem o significado atribuído na cláusula 6.12(b);

“Taxa Diária Reduzida” tem o significado atribuído na cláusula 15.2;

“Regaseificação Reduzida” tem o significado atribuído na cláusula 15.2(a)(iii);

“Redução” tem o significado atribuído na cláusula 39;

“Notificação de Redução” tem o significado atribuído na cláusula 39;

“Independente de Causa” significa não obstante qualquer ato ilícito (incluindo negligência), descumprimento de obrigação legal, descumprimento contratual (incluindo violação principal, fundamental ou inaceitável do presente Contrato, de um Contrato Relacionado ou de qualquer outro contrato) ou quase-contrato, responsabilidade objetiva, interpretação equivocada, violação de quaisquer Leis, regulamentações, normas ou despachos de qualquer Autoridade Governamental competente, ou de outra forma, por parte da Parte ou outra Pessoa que venha a pleitear indenização (ou exclusão ou limitação de responsabilidade, conforme o caso) ou de qualquer outra Pessoa. Salvo menção expressa em contrário, “Independente de Causa” também significa não obstante Culpa Grave ou Dolo por parte da Parte ou de outra Pessoa que venha a pleitear indenização (ou exclusão ou limitação de responsabilidade, conforme o caso) ou de qualquer outra Pessoa;

“Regasification Flow Rate” means the rate at which the FSRU is capable of discharging Regasified LNG per Day, between the Minimum Regasification Flow Rate and the Maximum Regasification Flow Rate at a minimum sea¬water intake temperature of fourteen Degrees Celsius (14°C) at the intake of the sea-water pumps for the regasification systems;

“Regasified LNG” means LNG which has been regasified for the Charterer by the Contractor in accordance with the terms of the OSA;

“Related Agreement” means any of:

(a) the OSA;

(b) any PPA; and

(c) the LNG SPA;

“Relevant Rate” has the meaning given in clause 15.6(b);

“Representatives” means the officers, directors, employees, contractors and agents of a Party and its Affiliates and their respective officers, directors, employees, contractors, and agents, or any other person acting on a Party’s behalf;

“Scheduled Arrival Date” has the meaning given in clause 6.8.3(c);

“Second Delivery Window” has the meaning given in clause 6.8.3(c);

“Service Fee” has the meaning given in the OSA;

“Shipbuilding Contract” means the definitive agreement to be entered into between the Owner and the Builder for the construction by the Builder and purchase by the Owner of the FSRU, a copy of which is attached as Appendix L;

“Signature Date” means the date on which this Agreement is signed by both Parties;

“SOLAS” means the International Convention for the Safety of Life at Sea (SOLAS), 1974, and the 1978 Protocol for the Safety of Life at Sea, as adopted and maintained by the International Maritime Organization, as amended from time to time;

“Standard Cubic Foot” or “SCF” means, in relation to Natural Gas, the quantity of dry ideal Natural Gas, at a temperature of sixty degrees Fahrenheit (60°F) and a pressure of fourteen decimal six nine six (14.696) pounds per square inch absolute contained in a volume of one (1) cubic foot;

“Standard Cubic Metre” or “m3” means, in relation to Natural Gas, the quantity of dry ideal Natural Gas, at a temperature of fifteen Degrees Celsius (15°C) and a pressure of one hundred and one decimal three two five (101.325) kilopascal absolute contained in a volume of one (1) cubic metre;

“Substitute Vessel” has the meaning given in clause 3.2;

“Taxes” means all forms of taxation and statutory, governmental, state, provincial, local governmental or municipal impositions, duties, contributions and levies, in each case, in the nature of taxation, including, but not limited to, corporation tax, income taxes, prepaid income taxes, supplementary charge, sale taxes, use taxes, stamp duty, transfer taxes, value added taxes, social security charges, employment taxes, government royalties, customs duties, export or import duties, excise duties, land and building taxes, environmental taxes, levies and withholding taxes (which shall include any withholding tax required by the Laws of Brazil to be deducted or withheld from (i) any payment of Hire made by the Charterer to the Owner or (ii) any payment made by the Owner to any party inside or outside of Brazil), together with all penalties and interest relating thereto and any penalties or surcharges in respect of the associated reporting requirements relating to the movement of goods and provision of services, wherever and whenever levied or imposed directly or indirectly, by a Governmental Authority;

“Taxa de Fluxo de Regaseificação” significa a taxa na qual a FSRU será capaz de liberar o GNL Regaseificado por Dia, entre a Taxa de Fluxo Mínimo de Regaseificação e a Taxa de Fluxo Máximo de Regaseificação, a uma temperatura marítima mínima de quatorze Graus Celsius (14ºC) na entrada (intake) das bombas marítimas dos sistemas de regaseificação;

“GNL Regaseificado” significa o GNL regaseificado para a Afretadora pela Contratada de acordo com os termos do OSA;

“Contrato Relacionado” significa:

(a) o OSA;

(b) qualquer PPA; e

(c) Contrato de Compra de GNL;

“Taxa Correspondente” tem o significado atribuído na cláusula 15.6(b);

“Representantes” significa os diretores, conselheiros, empregados, contratadas e agentes de uma Parte e de suas Afiliadas e seus respectivos diretores, conselheiros, empregados, contratadas e agentes, ou qualquer outra pessoa agindo em nome de uma Parte;

“Data Programada de Chegada” tem o significado atribuído na cláusula 6.8.3(c);

“Segunda Janela de Entrega” tem o significado atribuído na cláusula 6.8.3(c);

“Taxa de Serviço” tem o significado atribuído no OSA;

“Contrato de Construção Naval” significa o contrato final a ser celebrado entre a Fretadora e a Construtora para a construção pela Construtora e compra pela Fretadora da FSRU, uma cópia do qual está anexada ao presente como Anexo L;

“Data da Assinatura” significa a data em que o Contrato tiver sido assinado por ambas as Partes;

“SOLAS” significa a Convenção Internacional para a Salvaguarda da Vida Humana no Mar (SOLAS), de 1974, e o Protocolo de 1978 relativo à Convenção Internacional para a Salvaguarda da Vida Humana no Mar de 1974, adotados e mantidos pela Organização Marítima Internacional, conforme alterados de tempos em tempos;

“Pé Cúbico Padrão” ou “SCF” significa, com relação ao Gás Natural, a quantidade de Gás Natural seco, à temperatura de sessenta graus Fahrenheit (60ºF) e a uma pressão de catorze, vírgula, seis, nove, seis (14,696) libras por polegada quadrada absoluta contida em um volume de um (1) pé cúbico;

“Metro Cúbico Padrão” ou “m3“ significa, com relação ao Gás Natural, a quantidade de Gás Natural seco, à temperatura de quinze Graus Celsius (15ºC) e a uma pressão de cento e um, vírgula, três, dois, cinco (101,325) kilopascal absoluto contida em um volume de um (1) metro cúbico;

“Embarcação Substituta” tem o significado atribuído na cláusula 3.2;

“Tributos” significa todas as formas de tributação e imposições, obrigações, contribuições e incidências governamentais, estaduais, distritais, do governo local ou municipais, em cada caso, na natureza da tributação incluindo, mas não se limitando a, tributos sobre rendimento de pessoa jurídica, tributos sobre a renda, tributos sobre a renda pago antecipadamente, encargos complementares, tributos sobre as vendas, tributos sobre o uso, tributos sobre o selo, tributos sobre transferências, tributos sobre o valor adicionado, encargos previdenciários, tributos trabalhistas, royalties governamentais, encargos alfandegários, tributos sobre exportação ou importação, tributos sobre produtos industrializados, tributos sobre terrenos e edificações, tributos ambientais, incidências e tributos retidos (incluindo qualquer tributo retido de acordo com as Leis do Brasil a ser deduzido ou retido de (i) qualquer pagamento da Taxa Diária realizado pela Afretadora à Fretadora ou (ii) qualquer pagamento realizado pela Fretadora a qualquer parte dentro ou fora do Brasil), juntamente com todas as multas e juros relacionados e quaisquer multas e encargos relacionados às exigências de reporte associadas em conexão com a movimentação de produtos e prestação de serviços, onde e quando incidentes ou impostos, direta ou indiretamente, por uma Autoridade Governamental;

“Tax Reference Date” has the meaning given in Appendix I;

“Technical Information” means Confidential Information that is proprietary in nature (such as, without limitation, processes or product formulations) and not of a business, economic or financial nature;

“Tender Date” has the meaning given in clause 6.8.3(g);

“Terminal” means the fixed and moveable facilities to be located at the unloading port (excluding the FSRU) for the purposes of receiving LNG and discharging natural gas, as the same may be existing, constructed, modified, supplemented or expanded from time to time, including, but not limited to:

(a) the Onshore Gas Metering Station;

(b) submerged soft yoke mooring facilities, and gas pipelines;

(c) onshore and offshore high pressure send-out pipeline and associated equipment;

(d) all appliances, parts, instruments, equipment, civil engineering works and infrastructure; and

(e) all other property that may be incorporated or otherwise necessary or convenient for the ownership, operation and maintenance of any of the foregoing;

“Test Minimum Requirements” has the meaning given in Appendix F;

“Third Delivery Window” has the meaning given in clause 6.8.3(c).

“Third Party” means any person other than a member of the Charterer’s Group or the Owner’s Group;

“Unloading Reference Conditions” has the meaning given in clause 11.3(a);

“USD” means United States Dollars;

“Data de Referência Fiscal” tem o significado atribuído no Anexo I;

“Informação Técnica” significa as Informações Confidenciais que sejam de caráter privativo por sua natureza (tais como, mas não se limitando a, processos ou fórmulas de produtos), e que não sejam de natureza comercial, econômica ou financeira;

“Data da Oferta” tem o significado atribuído na cláusula 6.8.3(g);

“Terminal” significa as instalações fixas e móveis a serem localizadas no porto de descarga (excluindo a FSRU) para o propósito de recebimento de GNL e liberação de gás natural, conforme existente, construído, modificado, complementado ou expandido de tempos em tempos, incluindo, mas não limitado a:

(a) Estação de Medição de Gás Onshore;

(b) instalações de ancoragem, do tipo soft yoke submerso, e os dutos de gás;

(c) tubulação de alta pressão onshore e offshore e equipamentos associados;

(d) todos os dispositivos, peças, instrumentos, equipamentos, trabalhos de engenharia civil e infraestrutura; e

(e) todas as demais propriedades que possam ser constituídas ou de outra forma sejam necessárias ou convenientes para a titularidade, operação e manutenção de qualquer item acima;

“Requisitos Mínimos do Teste” tem o significado atribuído no Anexo F;

“Terceira Janela de Entrega” tem o significado atribuído na cláusula 6.8.3(c);

“Terceiro” significa qualquer pessoa que não seja um membro do Grupo da Afretadora ou Grupo da Fretadora;

“Condições de Referência de Descarregamento” tem o significado atribuído na cláusula 11.3(a);

“USD” significa os Dólares dos Estados Unidos;

“Voyage Charter” or “Voyage” has the meaning given in clause 6.8.4(a);

“Voyage Option” has the meaning given in clause 6.8.2(b)(ii).

And

“Willful Misconduct” means any intentional wrongful act (or intentional wrongful failure to act) (whether sole, joint, concurrent or otherwise) with actual knowledge that such act (or failure to act) is wrongful and with the sole intention to cause injury to a person or physical loss of or damage to property.

1.2 Interpretation

Unless otherwise expressly specified, the following rules of interpretation shall apply in this Agreement:

(a) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation”;

(b) a “Party” to this Agreement includes its assignees expressly permitted hereby (if any) and successors;

(c) references to “clauses”, “paragraphs” or “appendices” are to clauses and paragraphs of and appendices to this Agreement;

(d) “writing” includes any method of representing words in a legible form (other than writing on an electronic or visual display screen) or non-transitory form;

(e) words denoting the singular shall include the plural and vice versa and words denoting gender shall include all genders;

(f) the appendices form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise expressly states, include references to the appendices;

(g) references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction and references to any English statute or enactment shall be deemed to include any equivalent or analogous laws or rules in such other jurisdiction;

(h) references to writing shall include any modes of reproducing words in any legible form and shall include email except where expressly stated otherwise;

(i) the headings in this Agreement are for convenience only and shall not affect its interpretation;

(j) references to this Agreement include this Agreement as amended or supplemented in accordance with its terms; and

“Afretamento por Viagem” ou “VCP” tem o significado atribuído na cláusula 6.8.4(a);

“Opção de Afretamento por Viagem” tem o significado atribuído na cláusula 6.8.2(b)(ii);

e

“Dolo” significa qualquer ato indevido intencional (ou falha indevida intencional de agir) (de forma individual, conjunta, simultânea ou de outra forma) com real conhecimento de que tal ato (ou falha de agir) esteja errado e com a única intenção de causar dano a uma pessoa ou perda física ou dano a uma propriedade.

1.2 Interpretação

A menos que expressamente de outra forma aqui previsto, as seguintes regras de interpretação se aplicarão ao presente Contrato:

(a) Os termos “inclui”, “incluindo” e “inclusive” serão consideradas como sendo seguidas pelo termo “sem limitação”;

(b) uma “Parte” do presente Contrato inclui seu cessionários expressamente permitidos pelo presente Contrato (se houver) e quaisquer de seus sucessores;

(c) “cláusulas”, “parágrafos” ou “anexos” referem-se às cláusulas, aos parágrafos e aos anexos do presente Contrato;

(d) “por escrito” inclui qualquer método de representação de palavras de forma legível (exceto por texto em qualquer tela de exibição eletrônica ou visual) ou outro texto por escrito de forma não transitória;

(e) os termos no singular incluem o plural e vice-versa, e os termos em qualquer gênero incluem todos os gêneros;

(f) os anexos são parte das disposições operativas do presente Contrato e as referências ao presente Contrato incluirão, a menos que de outra forma expressamente aqui previsto, as referências aos anexos;

(g) as referências a qualquer termo jurídico em inglês por qualquer ação, medida, método de procedimento judicial, documento jurídico, situação jurídica, tribunal, servidor ou qualquer conceito jurídico será, com relação a qualquer jurisdição além da Inglaterra, considerado de modo a incluir o que mais se aproximar do dispositivo jurídico inglês naquela jurisdição, e as referências a qualquer dispositivo ou lei inglesa serão consideradas de modo a incluir quaisquer leis ou dispositivos equivalentes ou similares em qualquer outra jurisdição;

(h) as referências por escrito incluirão quaisquer forma de reprodução de palavras em qualquer forma legível e incluirão o e-mail, exceto caso expressamente de outra forma previsto;

(i) os títulos no presente Contrato são aqui utilizados somente para fins de conveniência e não afetarão sua interpretação;

(j) as referências ao presente Contrato incluem o presente Contrato conforme alterado ou complementado de acordo com seus termos; e

(k) in “agreed form” means, in respect of a document:

(i)	where the document has already been executed, such document in its executed form; and

(ii)	prior to the execution of the document, the form of such document agreed in writing between the Owner and the Charterer as the form in which that document is to be executed

2. CHARTERING AND CHARTER PERIOD

2.1 Chartering

2.1.1 Subject to the provisions of this Agreement, the Owner agrees to charter the FSRU to the Charterer, and the Charterer agrees to take the FSRU on charter from the Owner, on and subject to the terms and conditions contained herein.

2.1.2 During the Agreement Period, the FSRU shall be in the full possession and at the absolute disposal for all purposes of the Charterer and under its complete control in every respect, subject to the provisions of this Agreement.

2.2 Condition Precedent

2.2.1 If by July 30, 2018, the Closing Date has not occurred, this Agreement may be terminated by either Party. In such case, the Parties agree that the Charterer shall indemnify the Owner for the requested, approved and implemented modifications to the FSRU up to the date of the termination notice. In addition, the Charterer shall indemnify the Owner for the items that have been ordered by the Owner prior to the date of the termination notice, even if not yet delivered, that cannot be cancelled; provided that such modifications or items are specific to the Project and cannot be used by the Owner in further business. The Owner shall apply best efforts to negotiate a cancellation or reduction in prices with the Builder or the manufacturer related to the ordered and not delivered items to be indemnified by the Charterer.

2.3 Charter Period

2.3.1 The Owner agrees to let to the Charterer, and the Charterer agrees to hire from the Owner, the FSRU for a period commencing on the Acceptance Date and ending on December 31, 2044 (the “Agreement Period”).

3. DESCRIPTION AND CONDITION OF THE FSRU ON DELIVERY; SUBSTITUTION

3.1 Following the Acceptance Date the Owner shall maintain, or cause to be maintained, the FSRU throughout the Agreement period, such that the FSRU:

(a) is classed by a Classification Society;

(b) has a Condition Assessment Programme rating not less than two (2) with a validity of not less than five (5) years, when applicable;

(c) (i) complies, in every respect, with Brazilian legislation and Brazilian regulations; (ii) is applicable to the Terminal and (iii) is fit to load, carry, store, regasify and reload LNG and discharge and deliver Regasified LNG at the Terminal, each in accordance with this Agreement and the meteorological and oceanographic conditions of the Terminal and the area of operation of the FSRU, except for any actual change in such meteorological and oceanographic conditions of the Terminal and the area of operation of the FSRU that would be regulated by clause 4.1, as well as compatible with the LNG Carriers described in the LNG SPA, as all of the foregoing are dictated by International Standards;

(k) da “forma acordada” significa, com relação a um documento:

(i)	quando o documento tiver sido assinado, tal documento em sua versão assinada; e

(ii)	antes da assinatura do documento, sua forma acordada por escrito entre a Fretadora e a Afretadora é a forma de acordo com a qual o documento deverá ser celebrado.

2. AFRETAMENTO E PERÍODO DE AFRETAMENTO

2.1 Afretamento

2.1.1 Observadas as disposições deste Contrato, a Fretadora concorda em fretar a FSRU à Afretadora, e a Afretadora concorda em receber a FSRU em fretamento da Fretadora, com base e sujeito aos termos e condições aqui previstos.

2.1.2 Durante o Período Contratual, a FSRU estará em plena posse e totalmente à disposição, para todos os fins da Afretadora, bem como sob seu total controle em todos os aspectos, observadas as disposições aqui previstas.

2.2 Condições Precedentes

2.2.1 Caso até 30 de julho de 2018, a Data de Fechamento não tenha ocorrido, este Contrato poderá ser rescindido por quaisquer das Partes. Neste caso, as Partes acordam que a Afretadora deverá indenizar a Fretadora pelas modificações solicitadas, aprovadas e realizadas na FSRU até a data da notificação de rescisão. Adicionalmente, a Afretadora deverá indenizar a Fretadora pelos itens que tenham sido encomendados pela Fretadora, anteriormente à data de notificação de rescisão, ainda que não tenham sido entregues, e que não podem ser canceladas; desde que tais modificações e itens sejam específicos para o Projeto e não possam ser utilizadas pela Fretadora em outros negócios. A Fretadora deverá empenhar seus melhores esforços para negociar o cancelamento dos pedidos ou a redução nos preços com a Construtora ou os respectivos fornecedores relacionados às peças encomendadas e ainda não entregues que sejam passíveis de indenização pela Afretadora.

2.3 Período de Fretamento

2.3.1 A Fretadora concorda em dar em afretamento e a Afretadora concorda em afretar da Fretadora a FSRU por um prazo com início na Data de Aceitação e terminando em 31 de dezembro de 2044 (“Período Contratual”).

3. DESCRIÇÃO E CONDIÇÃO DA FSRU NA ENTREGA; SUBSTITUIÇÃO

3.1 Após a Data de Aceitação a Fretadora deverá manter a FSRU, ou fazer com que a FSRU seja mantida, durante todo o Período Contratual, de forma que a FSRU:

(a) seja classificada por uma Sociedade Classificadora;

(b) tenha um Programa de Avaliação de Condições de classificação não inferior a dois (2) anos com validade não inferior a cinco (5) anos, quando aplicável;

(c) (i) cumpra, em todos os aspectos, com a legislação brasileira e regulamentos brasileiros; (ii) seja aplicável ao Terminal; e (iii) esteja adequada ao carregamento, transporte, armazenamento, regaseificação e reabastecimetno de GNL e ao descarregamento e entrega de GNL Regaseificado no Terminal, de acordo com o presente Contrato e todas as condições meteorológicas e oceanográficas do Terminal e na área de operação da FSRU, exceto com relação a qualquer comprovada alteração de tais condições, as quais serão regidas pela cláusula 4.1, bem como compatível com as Transportadoras de GNL descritas no Contrato de Compra de GNL, como se todo o disposto acima fosse determinado por Padrões Internacionais;

(d) is tight, staunch, strong, in good order and condition, and in every way fit for service, with its safety and firefighting equipment, machinery, boilers/engines, hull, regasification equipment and other equipment (including, but not limited to, hull stress calculator, radar, computers and computer systems) in a good and efficient state as dictated by International Standards;

(e) is equipped with tanks, valves and pipelines which shall be liquid and gas tight as dictated by International Standards;

(f) is in all respects fitted for burning:

(i)
if applicable, at sea or in port, fuel oil in proportion with LNG Boil-Off (to an extent consistent with technical specifications of the FSRU) for main propulsion and fuel oil/marine diesel oil for auxiliaries; and

(ii)
in port, Natural Gas in its boilers/engines and low sulphur marine diesel oil for auxiliaries;

(g) has all its cargo measuring equipment, regasification equipment and instrumentation calibrated and certified, as verified by the relevant inspectorate at the Terminal who is undertaking such verification in accordance with internationally recognised industry standards and also accepted by Brazilian customs authorities;

(h) has its insulation spaces prepared in accordance with its containment system design conditions;

(i) has on board all certificates, documents and equipment then required by Law applicable to registration of the FSRU;

(j) complies with the description appended hereto as Appendix A; provided, however, that if there is any conflict between the provisions of Appendix A and any other provision, including this clause 3, of this Agreement, the provisions (clauses 1 to 39) of this Agreement (but not within any Appendices) shall prevail; and

(k) is capable of operating with no venting of Boil-Off gases to the atmosphere (but is capable of venting if circumstances so require or if any Governmental Authority requires and the safety of the FSRU permits).

3.2 The Owner may, if previously approved by the Charterer, upon giving six (6) months’ written notice to the Charterer, substitute the FSRU with an alternative floating storage and regasification unit (the “Substitute Vessel”) in which event references in this Agreement to the FSRU shall be interpreted as references to the Substitute Vessel. Any Substitute Vessel shall have equivalent or better LNG storage capacity, regasification capacity, Boil-Off and fuel consumption as the FSRU particulars stated in Appendix A and be compatible with the Terminal.

(d) seja vedado, fechado, resistente, esteja em boa ordem e em boas condições, e seja adequado, em todos os aspectos, aos serviços, estando seus equipamentos de segurança e combate a incêndios, maquinário, caldeiras/motores, casco, equipamento de regaseificação e demais equipamentos (incluindo, mas não se limitando a, medidor de estresse do casco, radar, computadores e sistemas de informática) em bom e eficaz estado conforme determinado pelos Padrões Internacionais;

(e) seja equipado com tanques, válvulas e tubulações vedadas para líquido e gás conforme determinado pelos Padrões Internacionais;

(f) esteja, em todos os aspectos, equipado para consumir:

(i)
conforme aplicável, no mar ou no terminal, óleo combustível proporcional ao Boil-Off de GNL (mantendo a coerência com as especificações técnicas da FSRU) para propulsão principal e óleo combustível/óleo diesel marinho para auxiliares; e

(ii)	no terminal, Gás Natural em suas caldeiras/motores e óleo diesel marinho com baixo teor de enxofre para auxiliares;

(g) tenha todo o seu equipamento de medição de carga, equipamento de regaseificação e instrumentação calibrados e certificados, conforme verificado pelo respectivo fiscalizador responsável por tal verificação no Terminal de acordo com os padrões da indústria reconhecidos internacionalmente e também aceitos pelas autoridades alfandegárias brasileiras;

(h) tenha suas áreas de isolamento preparadas de acordo com as condições de projeto de seu sistema de contenção;

(i) tenha embarcados todos os certificados, documentos e equipamentos exigidos pela Lei aplicável ao registro da FSRU;

(j) esteja de acordo com a descrição na forma do Anexo A; considerando que, todavia, na eventualidade de qualquer conflito entre as disposições do Anexo A e qualquer outra disposição, incluindo as disposições da cláusula 3 deste Contrato, as demais disposições (previstas nas cláusulas 1 a 39) deste Contrato (mas não contidas em quaisquer Anexos) deverão prevalecer; e

(k) seja capaz de operar sem a emissão de gases de Boil-Off na atmosfera (mas que seja capaz de ventilar se as circunstâncias assim exigirem ou se quaisquer das Autoridades Governamentais exigirem e a segurança da FSRU permitir).

3.2 A Fretadora poderá, caso previamente aprovado pela Afretadora, mediante o envio de notificação por escrito com antecedência de seis (6) meses à Afretadora, substituir a FSRU por uma unidade alternativa flutuante de armazenamento e regaseificação (“Embarcação Substituta”), caso em que as referências neste Contrato à FSRU serão interpretadas como referências à Embarcação Substituta. Qualquer Embarcação Substituta deverá ter uma capacidade equivalente ou melhor de armazenamento, regaseificação de GNL e Boil-Off e consumo de combustível em comparação com as especificações da FSRU descritos no Anexo A e ser compatível com o Terminal.

4. MODIFICATIONS

4.1 Should modifications to the FSRU or the FSRU Design be required between the Signature Date and the Tender Date as a result of a Change in Law in Brazil (but not other Changes in Law) or as a result of a request from the Charterer, (i) the Charterer shall be responsible for reasonable and documented costs of the modifications and (ii) the Scheduled Arrival Date shall be postponed, if necessary, to the extent the delivery of the FSRU will be delayed beyond the applicable Scheduled Arrival Date as a direct result of such modifications.

4.2 Should modifications to the FSRU be required after the Tender Date as a result of a Change in Law in Brazil (but not other Changes in Law) or as a result of a request from the Charterer, the Charterer shall be responsible for reasonable and documented costs of the modifications and delays proven and directly resulting from such modifications.

4.3 Except as expressly set forth in clause 4.1 and 4.2, should modifications to the FSRU be required before or after the Tender Date (whether because of a change in or the requirements of the Flag State or a Change in Law of the Owner’s headquarters or otherwise), the Owner shall be bear the costs of the modifications and shall indemnify the Charterer for aggregate Losses and delays directly resulting from the modifications.

4.4 The Parties hereby agree that all and any modifications required or requested must be previously approved by the Charterer. The Owner shall send to the Charterer a modification approval request in any of the above cases, informing the time needed to carry out such modification, the impact on Acceptance or operation or expected delays from such modifications, the cost of such modifications and any impacts on the value of the Owner’s Facilities. The Charterer must approve the modifications or request further explanations. Whenever possible, the Parties shall agree on the best timing for the modifications if the FSRU needs to be out of operation or operate with reduced capacity. Except in the case of modifications requested by the Charterer, the FSRU shall be out of service for the time necessary to carry out the modifications, from the moment it ceases operations until it returns and is fit in every respect to recommence operation.

5. AUTHORISATIONS

5.1 The Parties shall be responsible for obtaining and maintaining their respective Authorisations and appointing the name of the Party responsible for procuring each respective Authorisation, as set forth on Appendix M. The Parties agree, to the extent practicable, to use reasonable endeavors to assist each other in obtaining such Authorisations.

4. MODIFICAÇÕES

4.1 Caso modificações à FSRU ou ao Desenho da FSRU sejam necessárias entre a Data da Assinatura e a Data de Oferta em virtude de uma Mudança na Lei no Brasil (mas não de outras Mudanças na Lei), ou em virtude de uma solicitação da Afretadora, (i) a Afretadora será responsável pelos custos razoáveis devidamente comprovados das modificações e (ii) a Data Programada de Chegada será adiada, caso necessário, na medida em que a entrega da FSRU seja adiada para além da Data Programada de Chegada aplicável como consequência direta das modificações.

4.2 Caso modificações na FSRU sejam necessárias após a Data de Oferta em virtude de uma Mudança na Lei no Brasil (mas não de outras Mudanças na Lei) ou em virtude de uma solicitação da Afretadora, a Afretadora será responsável pelos custos razoáveis e devidamente comprovados das modificações e atrasos comprovadamente e diretamente resultantes de tais modificações.

4.3 Salvo o disposto expressamente nas cláusulas 4.1 e 4.2, caso modificações na FSRU sejam necessárias antes ou após a Data de Oferta (em virtude de alterações ou exigências da Bandeira de Registro ou Mudança na Lei da sede da Fretadora ou de outra forma), a Fretadora arcará com os custos das modificações e indenizará a Afretadora pelas Perdas totais e atrasos diretamente resultantes de tais modificações.

4.4 As Partes desde já acordam que todas e quaisquer modificações necessárias ou solicitadas deverão ser previamente aprovadas pela Afretadora. A Fretadora deverá encaminhar para a Afretadora uma solicitação de aprovação de modificação em quaisquer dos casos acima, informando o tempo necessário para realizar tal modificação, os impactos na Aceitação ou operação ou atrasos previstos para tais modificações e o custo de tais modificações e eventuais impactos no valor das Instalações da Fretadora. A Afretadora deverá aprovar as modificações ou solicitar esclarecimentos. Sempre que possível, as Partes deverão acordar o melhor momento para a realização das modificações, se a FSRU precisar ficar fora de operação ou operar com capacidade reduzida. Salvo nos casos de modificações solicitadas discricionariamente pela Afretadora, a FSRU deverá estar fora de operação pelo tempo necessário a realizar as modificações, do momento em que paralise as operações até que retorne e esteja apta em todos os aspectos para reiniciar a operação.

5. AUTORIZAÇÕES

5.1 As Partes serão responsáveis pela obtenção e manutenção das respectivas Autorizações, e por indicar o nome de cada Parte responsável por obter cada Autorização correspondente, conforme indicado no Anexo M. As Partes concordam, na medida do possível, em envidar esforços razoáveis para auxiliar umas às outras na obtenção de tais Autorizações.

5.2 The Parties acknowledge that certain Brazilian Authorisations are required for the Project and for the installation, mobilisation and operation of the FSRU at the Terminal. To the extent not assigned responsibility on Appendix M, the Charterer shall be responsible for, and shall bear to the cost of, obtaining and maintaining any necessary Authorisations from any Governmental Authority in Brazil and, subject to clause 5.3, the Owner shall be responsible for, and bear the cost of, obtaining and maintaing any necessary Authorisations from any Governmental Authority outside of Brazil.

5.3 If further Authorisations are required that are not included in Appendix M and the Owner is not permitted to apply for such because they can only be issued in the Charterer’s name or the Parties agree that the Owner would not typically be required to obtain such Authorisations in accordance with good industry practice, the Charterer shall be responsible for obtaining such Authorisations; and the Charterer shall bear all costs for any such Authorisations from any Governmental Authority in Brazil and the Owner shall bear all costs for any such Authorisations from any Governmental Authority outside of Brazil.

6. INSPECTION, ARRIVAL, ACCEPTANCE AND REDELIVERY

6.1 Pre-Arrival Collaboration and Inspection of the Terminal

The Owner shall have the right, at the Owner’s expense, to inspect the Terminal as set forth below to ensure that the Charterer is complying with its obligations pursuant to clause 10.1. Such inspection shall not interfere with the Charterer’s operations and shall be undertaken during business hours in Brazil (09:0047:00) in the company of a representative of the Charterer and the Owner shall contact the Charterer prior to each inspection to agree scheduling of the same. The Charterer shall cooperate, to the extent that is reasonably practicable, to fulfil the Owner’s inspection request in a timely manner.

6.2 Pre-Arrival Inspection of the FSRU

The Charterer and its representatives will have the right, at the Charterer’s expense, to inspect the FSRU at any time, including during construction and/or gas/sea trials (if applicable); provided that the Charterer contacts the Owner prior to any inspection to agree to the scheduling of the same and subject always to the provisions of the Shipbuilding Contract. Such inspection can be undertaken at any time gas/sea trials are conducted but shall otherwise be undertaken during business hours in Korea (09:00-17:00) and in the company of a representative of the Owner. The Owner shall cooperate, to the extent that is reasonably practicable, to fulfil the Charterer’s inspection request in a timely manner. The Charterer’s rights to inspect the FSRU pursuant to this clause 6.2 shall be subject to agreement between the Parties to enter into any necessary confidentiality arrangements consistent with the requirements of the Builder and will be subject to safety arrangements and prior appointment with provision of sufficient advance notice and without interference or hindrance to the construction of the FSRU or its safe operation. Any actions or omissions of the Charterer, during or in connection with such inspections, shall not be a release of the obligations of the Owner with respect to the delivery tests.

 5.2 As Partes reconhecem que determinadas Autorizações brasileiras são necessárias ao Projeto e à instalação, mobilização e operação da FSRU no Terminal. Na medida em que não tenha sido atribuída a responsabilidade no Anexo M, a Afretadora será responsável e arcará com os custos da obtenção e manutenção de quaisquer Autorização necessária de qualquer Autoridade Governamental no Brasil e, sujeito a cláusula 5.3, a Fretadora será responsável e arcará com os custos da obtenção e manutenção de quaisquer Autorizações necessárias de qualquer Autoridade Governamental fora do Brasil.

5.3 Caso Autorizações adicionais sejam exigidas e que não estejam previstas no Anexo M e a Fretadora não seja autorizada a solicitar , pois só podem ser emitidas em nome da Afretadora ou as Partes acordam que a Fretadora não seria normalmente obrigada a obter tais Autorizações de acordo com as boas práticas de mercado, a Afretadora será responsável pela obtenção de tais Autorizações; e a Afretadora arcará com os todos custos da obtenção de tais Autorizações de qualquer Autoridade Governamental no Brasil e a Fretadora arcará com os todos custos da obtenção de tais Autorizações exigidas de qualquer Autoridade Governamental fora do Brasil.

6. INSPEÇÃO, CHEGADA, ACEITAÇÃO E REENTREGA

6.1 Colaboração Antes da Chegada e Inspeção do Terminal

A Fretadora terá o direito, às expensas da Fretadora, de inspecionar o Terminal, conforme disposto abaixo para assegurar que a Afretadora está adimplente com suas obrigações de acordo com a cláusula 10.1. Tal inspeção será realizada em horário comercial no Brasil (09:00- 17:00) na companhia de uma representante da Afretadora, devendo a Fretadora entrar em contata com a Afretadora antes de cada inspeção para o seu agendamento. A Afretadora deverá cooperar, na medida do possível, para atender ao pedido de inspeção da Fretadora de forma oportuna.

6.2 Inspeção Antes da Chegada da FSRU

A Afretadora e seus representantes terão o direito, às expensas da Afretadora, de inspecionar a FSRU a qualquer momento, inclusive durante a construção e/ou os testes de gás/mar (conforme aplicável), desde que a Afretadora entre em cantata com a Fretadora antes de qualquer inspeção para acordar o seu agendamento e sempre de acordo com as disposições previstas no Contrato de Construção Naval. A referida inspeção poderá ser realizada sempre que um teste de gás/mar for realizado, mas será de outra forma realizada no horário comercial na Coreia (09:00-17:00) e na companhia de um representante da Fretadora. A Fretadora deverá cooperar, conforme possível, ao atendimento do pedido de inspeção da Afretadora de forma tempestiva. O direito da Afretadora de inspecionar a FSRU de acordo com esta cláusula 6.2 estará sujeito ao acordo entre as Partes de celebrar quaisquer acordos de confidencialidade necessários de acordo com as exigências da Construtora e estará sujeito aos acordos de segurança e à nomeação prévia mediante o envio de notificação com antecedência necessária e sem a interferência ou impedimento à construção da FSRU e a sua operação segura. Quaisquer ações ou omissões da Afretadora durante ou em relação a tais inspeções, não poderão ser aceitas como uma liberação das obrigações da Fretadora com relação aos testes de entrega.

6.3 The Owner shall provide the Charterer with periodic reports (“Progress Reports”) advising of the progress of the construction of the FSRU. The Owner shall provide the Charterer with quarterly Progress Reports until keel-laying of the FSRU. Thereafter, the Owner shall provide Charterer with monthly Progress Reports. Each such Progress Report shall be in writing in a form from time to time proposed by the Owner and approved by the Charterer (such approval not to be unreasonably withheld) and shall include (i) copies of Classification Society inspection reports issued since the previous Progress Report and (ii) statements of any events or circumstances that may cause arrival of the FSRU at the Terminal to be delayed and the estimated period of such delay. For purposes of this clause 6.3, “keel-laying of the FSRU” shall be deemed to have taken place when the first two (2) prefabricated hull blocks have been completed and placed in their position in the Builder’s facility. The contents and structure of the Progess Report will be more fully detailed in a document to be drafted jointly by the Parties.

6.4 No later than ten (10) Days after the Signature Date, the Owner shall provide the Charterer with copies of the drawings, plans, arrangements and full specifications of the FSRU.

6.5 As soon as possible, the Owner shall deliver at its cost to the Charterer copies of the drawings, plans and manuals in respect of the FSRU.

6.6 The Owner shall allow the Charterer to maintain a team at the Builder’s facilities to follow the construction of the FSRU.

6.7 The Owner shall always furnish to the Charterer reasonably required information on previous FSRU operations, including LNG Usage Allowance, Pilot Fuel Usage Allowance and Boiler Fuel Usage Allowance and Boil-Off rates, as well as other information on the operation and compatibility of the FSRU with other vessels. Such required information shall be used solely to clarify doubts or questions related to this Agreement.

6.8 Arrival and Acceptance of the FSRU

6.8.1 Delivery Test Protocol

(a) No later than eight (8) months before the first day of the First Delivery Window (or such alternative date as the Parties may agree), the Owner shall deliver to the Charterer a draft proposal regarding testing the performance of the FSRU upon delivery, including the partial and final tests (the “Delivery Test Protocol”). This Delivery Test Protocol shall include, in reasonable detail, technical and operational information relevant to such testing and shall meet the principles detailed in Appendix F. The Parties agree to use their respective best endeavours to agree to the Delivery Test Protocol no later than six (6) months before the first day of the First Delivery Window (or such alternative date as the Parties may agree) and to comply with the Delivery Test Protocol thereafter. Due to the specific conditions of the Terminal, it will not be possible to carry out all tests upon delivery, therefore each test to be carried out under this Agreement in accordance with the Delivery Test Protocol shall be considered a test under this clause.

6.3 A Fretadora fornecerá à Afretadora relatórios periódicos (“Relatórios de Andamento”) sobre o andamento da construção da FSRU. A Fretadora fornecerá à Afretadora os Relatórios de Andamento trimestrais até o batimento da quilha da FSRU. A partir de então, a Fretadora fornecerá à Afretadora os Relatórios de Andamento mensais. Cada um dos referidos Relatórios de Andamento será feito por escrito da forma proposta de tempos em tempos pela Fretadora e aprovada pela Afretadora (tal aprovação não será injustificadamente negada) e incluirá (i) as cópias dos relatórios de inspeção da Sociedade Classificadora emitidos desde o último Relatório de Andamento e (ii) as declarações de quaisquer eventos ou circunstâncias que possam atrasar a chegada da FSRU no Terminal e o prazo estimado de tal atraso. Para fins desta cláusula 6.3, o “batimento da quilha da FSRU” será considerado como tendo ocorrido na ocasião em que os dois (2) primeiros blocos de casco pré-fabricados forem concluídos e alocados em suas posições nas instalações da Construtora. O conteúdo e modelos dos Relatórios de Andamento serão melhor detalhados em documento anexo a ser elaborado em conjunto pelas Partes.

6.4 Em até dez (10) Dias após a Data da Assinatura, a Fretadora fornecerá à Afretadora as cópias dos desenhos, planos, acordos e especificações completas da FSRU.

6.5 Tão logo disponível, a Fretadora deverá encaminhar a seu custo para a Afretadora as cópias dos desenhos, planos e manuais relativos à FSRU.

6.6 A Fretadora deverá permitir que a Afretadora mantenha uma equipe nas instalações da Construtora para acompanhar a construção da FSRU.

6.7 A Fretadora deverá sempre fornecer à Afretadora toda a informação razoavelmente requerida com relação as operações anteriores da FSRU, incluindo Permissão do Uso do GNL, Permissão de Uso do Combustível Piloto e Permissão de Uso do Combustível das Caldeiras e taxas de Boil-Off, bem como demais informações sobre a operação e compatibilidade da FSRU com outras embarcações. Tais informações serão solicitadas e utilizadas somente para dirimir dúvidas e questões relacionadas a esse Contrato.

6.8 Chegada e Aceitação da FSRU

6.8.1 Protocolo do Teste de Entrega

(a) Em até oito (8) meses antes do primeiro dia da Primeira Janela de Entrega (ou outra data alternativa acordada pelas Partes), a Fretadora entregará à Afretadora a minuta de proposta relativa à realização de teste do desempenho da FSRU na entrega, incluindo os testes parciais e finais (“Protocolo do Teste de Entrega”). Este Protocolo do Teste de Entrega incluirá, detalhadamente, as informações técnicas e operacionais pertinentes a tal teste e deverá atender aos princípios descritos no Anexo F. As Partes concordam em envidar seus melhores esforços para estabelecerem e concluírem o Protocolo do Teste de Entrega em até seis (6) meses antes do primeiro dia da Primeira Janela de Entrega (ou outra data alternativa a ser acordada pelas Partes) e para cumprirem com o Protocolo do Teste de Entrega após tal prazo. Devido as condições específicas do Terminal, não será possível realizar todos os testes de desempenho no momento da entrega, portanto, cada teste a ser realizado com base nesse Contrato de acordo com o Protocolo de Teste de Entrega, deverá ser considerado como um teste para fins desta cláusula.

6.8.2 Delivery Options:

(a) The Owner shall promptly notify the Charterer in writing as soon as the FSRU (i) has passed its equipment test and such other tests or procedures required to be conducted by the Builder or the Owner after completion of the modifications approved by the Charterer and (ii) is in all respects ready to sail to the Charterer’s Facilities for purposes of delivery under this Agreement (the “Availability Notice”). Such Availability Notice shall specify the expected arrival date of the FSRU at Charterer’s Facilities.

(b) Upon receipt by the Charterer of the Availability Notice, the Charterer shall promptly and in any event within twenty (20) days of receipt of the Availability Notice:

(i)
instruct the FSRU to proceed directly to the Charterer’s Facilities for purposes of testing and delivery in accordance with clause 6.8.3(a), (the “Charterer’s Facilities Delivery Option”); or

(ii)
instruct the FSRU to perform a Voyage Charter as contemplated pursuant to clause 6.8.4 (the “Voyage Option”);

(such instructions, the “Delivery Instructions”) and the Owner shall be required to promptly effect such Delivery Instructions. If the Charterer does not issue such Delivery Instructions within twenty (20) days of receipt by the Charterer of the Availability Notice, then the Charterer shall be deemed for all purposes of this Agreement to have irrevocably selected the Charterer’s Facilities Delivery Option.

6.8.3 Delivery at Charterer’s Facilities

(a) The FSRU shall be delivered with its cargo tanks containing inert gas and ready in all respects to begin gassing up and cooling down cargo tanks and systems in preparation for receiving LNG.

(b) The Owner and/or the Contractor shall take all necessary measures, on behalf of the Charterer, if requested, to effect the import or export of the FSRU and all other equipment and parts that may be necessary for the operation of the FSRU. The Owner and/or the Contractor shall carry out temporary importation of the FSRU and all other related equipment, accessories and parts, under the special regime of total and full suspension of taxes, if available, in the name of the Charterer, who shall be the importer of record. All costs and time required for import procedures, excluding taxes, will be borne by the Owner and the Contractor. The Owner shall, with due prior notice, request from the Charterer the documents and information necessary for the importation of the FSRU. The Owner will not be liable for any delay or failure in the importation procedures that has been caused exclusively by the Charterer.

6.8.2 Opções de Entrega

(a) Fretadora deverá notificar imediatamente a Afretadora, assim que a a FSRU (i) tiver passado nos testes de equipamentos e outros testes ou procedimentos exigidos para serem conduzidos pela Construtora ou Fretadora após a realização das modificações aprovadas pela Afretadora, e (ii) estiver em todos os aspectos pronta para navegar para as Instalações da Afretadora para os propósitos da Entrega conforme este Contrato (“Aviso de Disponibilidade”). Tal Notificação de Disponibilidade deverá especificar a data esperada de chegada da FSRU nas Instalações da Afretadora.

(b) Mediante recebimento da Aviso de Disponibilidade, a Afretadora deverá tão logo seja possível, e em qualquer situação antes de vinte (20) dias contados da data de recebimento do Aviso de Disponibilidade:

(i)
Instruir a FSRU a ir diretamente para a Instalação da Afretadora com os fins de realizar testes e entrega conforme previsto neste Contrato, na cláusula 6.8.3(a)(“Opção de Entrega na Instalação da Afretadora”); ou

(ii)	Instruir a FSRU a realizar um Afretamento por Viagem conforme cláusula 6.8.4, (“Opção de Afretamento por Viagem”);

(tais instruções, as “Instruções de Entrega”) e a Fretadora deverá prontamente colocar em efeito tais Instruções de Entrega. Caso a Afretadora não emita tais Instruções de Entrega dentro de vinte (20) dias contados do recebimento pela Afretadora do Aviso de Disponibilidade, então a Afretadora deverá ser considerada, para todos os fins como tendo escolhido irrevogavelmente a Opção de Entrega nas Instalações da Afretadora.

6.8.3 Entrega nas Instalações da Afretadora

(a) A FSRU deverá ser entregue com seus tanques de carga contendo gás inerte e pronta em todos os aspectos para o início da gaseificação e resfriamento dos tanques de carga e dos sistemas em preparação para o recebimento de GNL.

(b) A Fretadora e/ou a Contratada deverão tomar todas as medidas necessárias, em nome da Afretadora, se assim solicitada, para efetuar a importação e a exportação da FSRU e todos os demais equipamentos e peças que venham a ser necessários para a operação da FSRU. A Fretadora e/ou a Contratada deverão efetuar a importação temporária da FSRU e demais equipamentos, acessórios e peças, sob o regime especial de suspensão total de tributos, se disponível, em nome da Afretadora que será a importadora para fins fiscais. Todos os custos e tempo necessários aos procedimentos de importação, excluindo-se impostos, serão por conta da Fretadora e da Contratada. A Fretadora deverá, com a devida antecedência, solicitar à Afretadora toda a documentação e informação necessária para a importação da FSRU. A Fretadora não será responsável por nenhum atraso ou falha na importação que tenha sido causada exclusivamente pela Afretadora.

(c) The Owner shall be obligated to deliver the FSRU to the Terminal and tender a Notice of Readiness to the Charterer on the date notified by the Charterer to the Owner, as set out below, on which the Owner shall cause the FSRU to be in all respects available and ready to start operations with all necessary licenses (the “Scheduled Arrival Date”). The Scheduled Arrival Date shall occur between November 15, 2018 and March 31, 2020 (the “First Delivery Window”). The Charterer shall confirm the three (3) month delivery window by June 30, 2018, which shall thereafter be considered the “Second Delivery Window.” The Charterer shall confirm the one (1) month delivery window at least one hundred twenty (120) days prior to the commencement of the Second Delivery Window, which shall thereafter be the considered the “Third Delivery Window.” In relation to the Delivery, the following procedures shall apply:

(i)
at least sixty (60) days prior to the commencement of the Third Delivery Window, the Charterer shall notify the Owner in writing a ten (10) day period (the “Final Delivery Window”), which shall be within the Third Delivery Window and within which the Scheduled Arrival Date shall occur; and

(ii)
at least thirty (30) days prior to the commencement of the Final Delivery Window, the Charterer shall notify the Owner in writing of the Scheduled Arrival Date, which shall be a date within the Final Delivery Window.

(d) In the event that the Charterer has not issued a relevant notice pursuant to clause 6.8.3(c)(i) or 6.8.3(c)(ii) above by the date falling seven (7) days before the final date for issuing such notice, the Owner shall be entitled to send a notice in writing reminding the Charterer to do so by the final date for the Charterer’s applicable notice. If the Charterer thereafter fails to issue the applicable notice within seven (7) days of the Owner’s notice, the Owner shall be entitled to notify the Charterer in writing of the Final Delivery Window and/or the Scheduled Arrival Date, as the case may be.

(e) The Owner shall give notice to the Charterer when the FSRU has arrived at the pilot boarding station of the Terminal, both properly imported and able to start the tests, or that the FSRU has arrived at the nearest safe port or anchorage to the Terminal if the Terminal is not ready to safely receive the FSRU (“Notice of Readiness”). The Owner shall deliver the Notice of Readiness on or before the Scheduled Arrival Date. If the Owner becomes aware that the FSRU is not going to reach the Terminal by the Scheduled Arrival Date, the Owner shall promptly provide the Charterer with a notice stating when it expects the FSRU to arrive at the Terminal, the reasons for the delay and the steps that the Owner is taking to minimise the delay.

(f) Upon tendering of the Notice of Readiness pursuant to clause 6.8.3(e), the Owner shall, subject to the terms of this Agreement and provided that the Terminal is in all respects ready to safely receive the FSRU, conduct the FSRU to the Terminal. The Owner and the Charterer shall cooperate to achieve a safe mooring of the FSRU at the Terminal in accordance with the terms of this Agreement.

(c) A Fretadora deverá entregar a FSRU no Terminal e enviar uma Notificação de Disponibilidade à Afretadora na data notificada pela Afretadora à Fretadora, conforme previsto abaixo, em que a Fretadora deverá fazer com que a FSRU esteja em todos os aspectos disponível e preparada para iniciar as operações, já com todas as licenças necessárias (“Data Programada de Chegada”). A Data Programada de Chegada deverá ocorrer entre 15 de novembro de 2018 e 31 de março de 2020 (“Primeira Janela de Entrega”). A Afretadora deverá confirmar uma janela de três (3) meses até 30 de junho de 2018, que deverá ser considerada como “Segunda Janela de Entrega”. A Afretadora deverá confirmar uma janela de um (1) mês até cento e vinte (120) dias antes do início da Segunda Janela de Entrega, a qual deverá ser considerada como “Terceira Janela de Entrega”. Com relação a Entrega, os seguintes procedimentos serão aplicados:

(i)
pelo menos sessenta (60) dias antes do início da Terceira Janela de Entrega, a Afretadora notificará a Fretadora por escrito um prazo de dez (10) dias (“Janela Final de Entrega”), que correrá dentro da Terceira Janela de Entrega e na qual a Data Programada de Chegada deverá ocorrer; e

(ii)
pelo menos trinta (30) dias antes do início da Janela Final de Entrega, a Afretadora notificará por escrito a Fretadora a respeito da Data Programada de Chegada que deverá ser uma data a ocorrer dentro da Janela Final de Entrega.

(d) Caso a Afretadora não tenha emitido a respectiva notificação de acordo com a cláusula 6.8.3(c)(i) ou 6.8.3(c)(ii) acima até a data que cair sete (7) (sete) dias antes da data final para a emissão da notificação, a Fretadora terá o direito de enviar uma notificação por escrito para lembrar a Afretadora de emitir tal notificação até a data final determinada para sua emissão pela Afretadora. Caso a Afretadora deixe de emitir tal notificação no prazo de sete (7) dias a contar da notificação da Fretadora, a Fretadora terá o direito de notificar a Afretadora por escrito a respeito da Janela Final de Entrega e/ou a Data Programada de Chegada, conforme o caso.

(e) A Fretadora enviará notificação à Afretadora quando da chegada da FSRU na estação de embarque do prático no Terminal, devidamente importada e apta a iniciar os testes, ou quando da chegada da FSRU no porto seguro ou ancoragem mais próximos ao Terminal caso o Terminal não esteja pronto para receber a FSRU com segurança (“Notificação de Disponibilidade”). A Fretadora deverá enviar a Notificação de Disponibilidade na, ou, antes da, Data Programada de Chegada. Caso a Fretadora tome ciência de que a FSRU não chegará ao Terminal até a Data Programada de Chegada, a Fretadora enviará imediatamente à Afretadora uma notificação informando a data estimada de chegada da FSRU no Terminal, os motivos do atraso e as medidas adotadas pela Fretadora para minimizar o atraso.

(f) Mediante o envio da Notificação de Disponibilidade de acordo com a cláusula 6.8.3(e), a Fretadora deverá, uma vez observados os termos do presente Contrato e desde que o Terminal esteja, em todos os aspectos, pronto para receber a FSRU com segurança, conduzir a FSRU até o Terminal. A Fretadora e a Afretadora deverão cooperar para a segura operação de atracação da FSRU no Terminal, de acordo com os termos do presente Contrato.

(g) The date that the FSRU shall be deemed to be tendered to the Charterer for commencement of the Performance Tests (the “Tender Date”) under this Agreement shall be the later to occur of:

(i)
the Scheduled Arrival Date; and

(ii)
the date the Owner served a Notice of Readiness (pursuant to clause 6.8.3(e)).

(h) The Charterer shall be responsible for ensuring that the Terminal is fully prepared in order to safely accommodate the FSRU. In furtherance of the foregoing, the Charterer shall ensure that (i) the mooring facilities situated at the Terminal and the pipeline linking the FSRU manifold to the Gas Metering Station comply with the specifications of this Agreement and are compatible for the safe berthing of the FSRU and the carrying out of LNG and Gas operations contemplated by this Agreement and (ii) the Terminal is capable of receiving Regasified LNG in accordance with the Delivery Test Protocol.

(i) The Owner shall ensure, as soon as reasonably practicable after the Owner gives and the Charterer receives the Notice of Readiness and in any event no later than forty-five (45) days following the Tender Date, that the Performance Tests are completed at the Terminal at the Owner’s cost and expense; provided that the Charterer shall be solely responsible for purchasing (at the Charterer’s sole cost) any LNG required to perform the Performance Tests, any LNG used as fuel, any Gas burned in the GCU and any Gas that may have to be vented.

(j) If the FSRU has not passed the Performance Tests within forty-five (45) days after the Tender Date for reasons not attributable to the Owner,

Hire shall thereafter accrue for each day of delay until the Acceptance Date caused by a Charterer Delay Event or Force Majeure; provided that such fact shall not prevent the Charterer from exercising all of its rights under this Agreement, including rejecting the FSRU, having the FSRU corrected or accepting the FSRU with a reduction of Hire; provided further that the Charterer shall not be obligated to pay Hire to the extent that the reason for the delay is attributable to an event covered by Owner’s insurance (or would have been so covered had Owner been in full compliance with its obligations to maintain insurance hereunder).

(k) If the FSRU has not passed the Performance Tests within thirty (30) days after the Scheduled Arrrival Date:

(i)
no sum shall be due by the Charterer to the Owner until the date on which the FSRU passes the Performance Tests; and

(ii)
liquidated damages (“Liquidated Damages”) shall be payable by the Owner to the Charterer from such date (up to a maximum of ninety (90) days following the Tender Date) at the rate of one hundred thousand USD (US$100,000.00) per Day (or pro rata for part of a Day),

(g) A data na qual a FSRU será considerada como tendo sido disponibilizado à Afretadora para início dos Testes de Desempenho (“Data da Oferta”) de acordo com o presente Contrato será a data que ocorrer por último entre:

(i)	a Data Programada de Chegada; e

(ii)	a data em que a Fretadora enviou a Notificação de Disponibilidade (de acordo com a cláusula 6.8.3(e).

(h) A Afretadora será responsável por garantir que o Terminal esteja totalmente preparado para acomodar a FSRU com segurança. Em prol do precedente, a Afretadora deverá garantir que (i) as instalações de amarração localizadas no Terminal e os dutos que conectam o coletor da FSRU à Estação de Medição de Gás estejam em conformidade com as especificações previstas neste Contrato e sejam compatíveis para uma atracação segura da FSRU e à realização das operações de GNL e Gás previstas neste Contrato, e (ii) o Terminal é capaz de receber o GNL Regaseificado de acordo com o Protocolo do Teste de Entrega.

(i) A Fretadora deverá garantir que, assim que possível após o envio pela Fretadora e o recebimento pela Afretadora da Notificação de Disponibilidade, e, em qualquer caso, até quarenta e cinco (45) (dias após a Data da Oferta, os Testes de Desempenho sejam concluídos no Terminal por custos e despesas da Fretadora, desde que a Afretadora seja a única responsável pela aquisição (por custos exclusivos da Afretadora) de qualquer GNL necessário à realização dos Testes de Desempenho, pelo GNL utilizado como combustível, pelo Gás queimado no GCU e por quaisquer gases que devam ser liberados.

(j) Caso a FSRU não passe nos Testes de Desempenho dentro de quarenta e cinco (45) dias a contar da Data da Oferta, por razões não atribuíveis à Fretadora,

A Taxa Diária será devida desde então para cada dia de atraso até a Data de Aceitação causada por um Evento de Atraso da Afretadora ou Força Maior; desde que tal fato não impeça a Afretadora de exercer todos os seus direitos previstos neste Contrato, incluindo rejeitar a FSRU, mandar corrigir a FSRU ou aceitar a FSRU com redução da Taxa Diária; contanto ainda que a Afretadora não seja obrigada a pagar a Taxa Diária na medida em que a razão para o atraso seja atribuível a um evento coberto pelo seguro da Fretadora (ou que teria sido coberta se a Fretadora estivesse em total conformidade com as suas obrigações de manutenção de seguros aqui previstas).

(k) Caso a FSRU não passe nos Testes de Desempenho dentro de trinta (30) dias após a Data Programada de Chegada:

(i)	nenhum valor será devido pela Afretadora à Fretadora até a data em que a FSRU passe nos Testes de Desempenho; e

(ii)
indenizações contratuais (“Indenização Contratual Prefixada”) serão devidas pela Fretadora à Afretadora a partir de tal data (a(até o máximo de noventa (90) dias a contar da Data Programada de Chegada) no valor de cem mil dólares norte-americanos USD (USD100.000,00) () por Dia (ou valor proporcional (pro-rata) da parte de um Dia), provided that, such thirty (30) day period shall be extended by a number of days equal each day of delay caused by a Charterer Delay Event or Force Majeure; provided further that, for the avoidance of doubt, Liquidated Damages shall not be payable during any such extension.

(l) The Owner shall give the Charterer notice, at least fifteen (15) days in advance, of the scheduled time of each shipyard test. The Charterer may participate in or witness any testing contemplated by this clause 6.8.3 in accordance with the terms and conditions of this Agreement.

(m) It is understood and agreed by the Parties that, notwithstanding anything to the contrary in this Agreement, the payment of sums specified as liquidated damages in this Agreement are in lieu of actual damages for any losses in respect of any event in respect of which such liquidated damages are payable and that, subject to any other express provisions of this Agreement, recovery of such liquidated damages is the sole remedy of the Party being entitled to liquidated damages in respect of any event in respect of which such liquidated damages are payable. To the extent permitted by applicable Law, the Party being liable to pay liquidated damages waives any defence as to the validity of the liquidated damages specified in this Agreement on the grounds that such liquidated damages are void as penalties. In the event that such amounts are declared or agreed not to be liquidated damages then, the liability of the Party being liable to pay liquidated damages to pay actual damages in respect thereof shall be capped at an amount equivalent to the amount which would otherwise have been paid as liquidated damages.

Subject to the Charterer’s termination rights and related remedies, clause 6.8.3(k) sets out the Charterer’s sole and exclusive remedies arising in connection with any delay in the passing of the Performance Tests, except in relation to additional demurrage of LNG Carriers and fuel and LNG consumption that may result from the delay.

(n) In the circumstance where the FSRU fails any Performance Test or does not undertake the Performance Tests within one hundred twenty (120) days after the Scheduled Arrival Date , the Charterer may, at its discretion:

(i)
Reject the FSRU, solely in the case that the FSRU has not undertaken the Performance Tests; or

(ii)
Refuse delivery of the FSRU, in which case the Owner shall correct at Owner’s sole cost any deficiency, defect or nonconformity of the FSRU causing such failure (any such condition, deficiency, defect or nonconformity, a “Defect”) until each Defect has been remedied to a standard that permits the FSRU to pass the relevant Performance Test. The Owner shall initiate the necessary actions to remedy any Defect within a maximum of two (2) business days from the receipt of the notification of such Defect. The Charterer will allow a new test to be carried out immediately after notification from the Owner that the FSRU is ready to retest; or

(iii)
Accept delivery of the FSRU at Reduced Hire for the entire duration of the Agreement. In the case that the Charterer exercises this right, the Parties shall execute and deliver a Certificate of Acceptance in accordance with clause 6.8.3(p). The Parties may agree on a new date for the FSRU to be tested and accepted after such failures are corrected. If it is necessary to reduce or cease operation to perform such repairs, the Charterer must be consulted in order to consent to such stoppage or reduction. The FSRU will remain Off-Hire for as long as it takes to effect such repairs;

desde que tal prazo de trinta (30) dias seja prorrogado por um número de dias igual a cada dia de atraso causado por um Evento de Atraso da Afretadora ou Força Maior; contanto ainda que, para evitar dúvidas, não será devida lndenização Contratual Prefixada durante tal prorrogação.

(l) A Fretadora enviará à Afretadora notificação no mínimo com quinze (15) dias de antecedência sobre a data programada para a realização de cada teste no estaleiro. A Afretadora poderá participar ou testemunhar quaisquer dos testes contemplados neste cláusula 6.8.3 de acordo com os termos e condições deste Contrato.

(m) As Partes entendem e concordam que, não obstante qualquer disposição em contrário neste Contrato, o pagamento dos valores especificados como indenização contratual prefixada neste Contrato substituem os danos reais por quaisquer perdas em relação a qualquer evento em relação ao qual essa indenização contratual prefixada seja devida e que, sujeito a quaisquer outras disposições expressas deste Contrato, o recebimento de tal indenização contratual prefixada é o único recurso da Parte que tenha direito à tal indenização contratual prefixada com relação a qualquer evento em respeito do qual tal indenização contratual prefixada seja devida. Na medida em que permitido pela Lei aplicável, a Parte responsável pelo pagamento da indenização contratual prefixada renuncia a qualquer defesa quanto à validade da indenização contratual prefixada estabelecida neste Contrato com argumento de que tal indenização contratual prefixada ser nula enquanto penalidade. No caso de tais montantes serem declarados ou acordados como não sendo indenização contratual prefixada, a responsabilidade da Parte obrigada a pagar a indenização contratual prefixada e pagar os danos reais a ela relacionada será limitado a um valor equivalente ao valor que de outra forma teria sido pago como indenização contratual prefixada.

Reservados os direitos de rescisão da Afretadora e respectivos recursos, a cláusula 6.8.3(k) dispõe as medidas únicas e exclusivas medidas da Afretadora com relação a qualquer atraso na aprovação dos Testes de Desempenho, com exceção dos custos adicionais de demurrage dos Transportadores de GNL, bem como combustível e consumo de GNL que possam resultar de tal atraso.

(n) Nos casos em que a FSRU não seja aprovada em qualquer Teste de Desempenho ou não realize os Testes de Desempenho dentro de cento e vinte (120) dias após a Data Programada de Chegada, a Afretadora poderá, a seu critério:

(i)	Rejeitar a FSRU, exclusivamente no caso em que a FSRU não tenha realizado os Testes de Desempenho; ou

(ii)
Recusar a entrega da FSRU, nesse caso a Fretadora deverá corrigir, a exclusivo custo da Fretadora, qualquer deficiência, defeito ou não conformidade da FSRU que tenha resultado nesta falha (sendo qualquer condição, deficiência, defeito ou não conformidade, um “Defeito”), até que cada Defeito tenha sido sanado a um nível que permita que a FSRU passe no respectivo Teste de Desempenho. A Fretadora deverá iniciar as ações necessárias para remediar qualquer Defeito no prazo máximo de dois (2) dias úteis a contar da recepção da notificação de tal Defeito. A Afretadora permitirá que um novo teste seja realizado imediatamente após a notificação da Fretadora de que a FSRU está pronta para ser testada novamente; ou

(iii)
Aceitar a entrega da FSRU, mediante pagamento da Taxa Diária Reduzida pela a duração total do Contrato. Caso a Afretadora exerça tal direito, as Partes assinarão e entregarão um Certificado de Aceitação de acordo com a cláusula 6.8.3(p). As Partes poderão acordar uma nova data para que a FSRU seja testada e aceita após tais falhas serem corrigidas. Caso seja necessário reduzir a operação ou paralisar a operação para realizar tais reparos, a Afretadora deverá ser consultada para anuir com tal paralisação ou redução. A FSRU permanecerá Off-Hire durante todo o tempo necessário para efetuar tais reparos.

provided that, such one-hundred twenty (120) day period shall be extended by a number of days equal to each day of delay caused by a Charterer Delay Event or Force Majeure.

In any of the above cases, the Owner will be responsible for all costs related to the additional time and testing, as well as the fuel and LNG consumed from the Tender Date until the date on which the FSRU starts operation upon the issuance of a Certificate of Acceptance.

(o) If the FSRU passes the Performance Tests after a retest, the Charterer will accept the delivery of the FSRU and the Parties will sign and deliver a Certificate of Acceptance in accordance with clause 6.8.3 (p).

(p) The Parties shall record the Acceptance Date in a certificate of acceptance in the form of Appendix H (the “Certificate of Acceptance”), signed by or on behalf of the Owner and the Charterer, immediately upon the FSRU being accepted by the Charterer. This certificate shall also include confirmation of the quantity of bunkers and LNG on board at the time of issuing a notice of readiness. The Charterer shall pay for all bunkers on board upon Acceptance at the Fuel Price.

(q) The Parties shall use their respective best endeavours, with the involvement of the Charterer’s LNG Supplier and other contractors and operators, to develop and agree by the date that is two (2) months before the Scheduled Arrival Date (or such alternative date as the Parties may agree) a commercial and operations manual that is in accordance with the standards of a Reasonable and Prudent Operator. Such commercial and operations manual shall address items including, but not limited to, ship shore interface, scheduling, detailed shipping arrangements, regasification and delivery of Regasified LNG at the Delivery Point (the “Commercial and Operations Manual”). Thereafter, the Parties shall use their respective best endeavours to comply with the provisions of this Commercial and Operations Manual.

desde que tal prazo de cento e vinte (120) dias seja prorrogado por um número de dias igual a cada dia de atraso causado por um Evento de Atraso da Afretadora ou Força Maior.

Em qualquer dos casos acima, a Fretadora será responsável por todos os custos relacionados ao tempo adicional e testes, bem como o combustível e GNL consumido desde a Data de Oferta até a data em que a FSRU inicie a operação por meio da emissão de um Certificado de Aceitação.

(o) Caso a FSRU passe nos Testes de Desempenho após a realização de novo teste, a Afretadora aceitará a entrega da FSRU e as Partes assinarão e entregarão um Certificado de Aceitação de acordo com a cláusula 6.8.3(p).

(p) As Partes registrarão a Data de Aceitação em um certificado de aceitação na forma do Anexo H (“Certificado de Aceitação”) assinado por ou em nome da Fretadora e da Afretadora imediatamente após a aceitação da FSRU pela Afretadora. Este certificado também incluirá a confirmação da quantidade combustível (“bunkers”) e de GNL a bordo no ato da emissão da notificação de disponibilidade. A Afretadora pagará por todos os bunkers a bordo pelo Preço do Combustível, quando da Aceitação.

(q) As Partes envidarão seus melhores esforços , com o envolvimento do Fornecedor de GNL da Afretadora e os demais contratados e operadores da Afretadora, para desenvolver e acordar até dois (2) meses antes da Data Programada de Chegada (ou outra data alternativa que seja acordada pelas Partes), num manual comercial e operacional que esteja em conformidade com os padrões seguidos por Operador Razoável e Prudente. Tal manual comercial e operacional abordará temas, incluindo entre outros, mas não se limitando, a interface navio/terra, agendamento, acordos de transporte detalhados, regaseificação e entrega de GNL Regaseificado no Ponto de Entrega (“Manual Comercial e Operacional”). Posteriormente, as Partes envidarão seus melhores esforços para cumprir com as disposições previstas nesse Manual Comercial e Operacional.

(r) Final test. The Plant will only be able to receive the FSRU regasification capacity of up to 7,000,000 m3 on the estimated date of September 1, 2019. The Parties agree that the regasification and unloading test shall occur as described in Appendix F (the “Final Test”). The Parties agree that the Final Test will be conducted as soon as practicable.

The Charterer must inform the Owner five (5) days in advance of the Final Test, in order to allow any Owner’s Representative to attend the test. The Final Test (being the second or the third test) will replace the previous tests, even if a Certificate of Acceptance has been issued. The Final Test will follow the parameters to be agreed between the Parties and the other provisions of this Agreement. If the FSRU does not pass the Final Test, such that the FSRU is not able to deliver flow rate of 7MMSCMD, then the Charterer may, at its discretion:

(i)
Reject the FSRU;

(ii)
Refuse delivery of the FSRU, in which case the Owner shall correct at Owner’s sole cost any Defect until each Defect has been remedied to a standard that permits the FSRU to pass the relevant Performance Test. The Owner shall initiate the necessary actions to remedy any Defect within a maximum of two (2) business days from the receipt of the notification of such Defect. The Charterer will allow a new test to be carried out immediately after the notification from the Owner that the FSRU is ready to retest.

(iii)
Accept delivery of the FSRU at Reduced Hire for the remaining period of the Agreement. In the case that the Charterer exercises such right, the Parties will sign and deliver a Certificate of Final Acceptance, in accordance with clause 6.8.3(p). The Parties may agree on a new date for the FSRU to be tested and accepted after such failures are corrected. If it is necessary to reduce or cease operation to perform such repairs, the Charterer shall be consulted in order to consent to such stoppage or reduction. The FSRU will remain Off-Hire for as long as it takes to effect such repairs.

6.8.4 Voyage Option

(a) Where the Charterer exercises the Voyage Option, the Owner shall perform a voyage charter of the FSRU (i) from the Builder’s facilities (or such other place as the Charterer and the Owner shall agree in writing) to an LNG loading terminal selected by the Charterer (the “LNG Loading Terminal”) and (ii) from the LNG Loading Terminal to the Charterer’s Facilities (the “Voyage Charter” or “Voyage”).

(b) If the Voyage Option is exercised, the Charterer shall be required to accept delivery of the FSRU (for purposes of the Voyage Charter only) after the FSRU has passed its equipment test and all other FSRU inspections to be performed at the Builder’s facilities by the Builder, the Charterer or the Owner, and such acceptance (for purposes of the Voyage Charter only) shall be evidenced by the execution and delivery by the Parties of a Certificate of Acceptance substantially in the form attached as Appendix H. Acceptance by the Charterer of the FSRU for purposes of the Voyage Charter shall not affect the Charterer’s right, upon the FSRU’s delivery at the Charterer’s Facilities, to (i) reject delivery of the FSRU, (ii) accept the FSRU with reduction in Hire, (iii) demand modifications and corrections pursuant to this Agreement or (iv) otherwise exercise any of the Charterer’s other rights under this Agreement or any of the Customer’s rights under the OSA.

(r) Teste Final. A Usina somente terá capacidade de receber a capacidade de regaseificação da FSRU de até 7.000.000m3 na data estimada de 1 de setembro de 2019. As Partes acordam que os testes de regaseificação e descarga deverão ocorrer conforme descrito no Anexo F (o “Teste Final”). As Partes acordam que o Teste Final será realizado assim que possível.

A Afretadora deverá informar a Fretadora com 5 dias de antecedência da realização do Teste Final, de forma a possibilitar que algum Representante da Fretadora compareça ao teste. O Teste Final (segundo ou terceiro) irá substituir os testes anteriores, mesmo que já tenha sido emitido um Certificado de Aceitação. O Teste Final irá seguir os parâmetros a serem acordados entre as Partes e as demais previsões deste Contrato. Caso a FSRU não passe no Teste Final, de forma que não seja capaz de entregar uma taxa de fluxo de 7MMSCMD, então a Afretadora poderá, a seu critério:

(i)	Rejeitar a FSRU;

(ii)
Recusar a entrega da FSRU, caso no qual a Fretadora deverá sanar, às custas da Fretadora, qualquer Defeito até que todos os Defeitos tenha sido sanados a um nível que permita que a FSRU seja aprovada no Teste de Performance correspondente. A Fretadora deverá iniciar as ações necessárias para sanar qualquer Defeito, dentro de, no máximo 2 dias úteis, a contar do recebimento da notificação de tal Defeito. A Afretadora permitirá a realização de novo teste imediatamente após a notificação da Fretadora caso a Fretadora tenha o direito de realizar tal novo teste.

(iii)
Aceitar a entrega da FSRU, mediante pagamento de Taxa Diária Reduzida pelo período restante do Contrato. Caso a Afretadora exerça tal direito, as Partes assinarão e entregarão um Certificado de Aceitação Final, de acordo com a cláusula 6.8.3(p). As Partes poderão acordar nova data para que a FSRU seja testada e aceita após tais falhas serem corrigidas. Caso seja necessário reduzir a operação ou paralisar a operação para realizar tais reparos, a Afretadora deverá ser consultada para anuir com tal paralização ou redução. A FSRU ficará Off-Hire durante todo o tempo necessário para efetuar tais reparos.

6.8.4 Opção de Afretamento por Viagem

(a) Se a Afretadora exercer a Opção de Afretamento por Viagem, a Fretadora deverá realizar uma viagem da FSRU (i) partindo das instalações da Construtora (ou outro local a ser acordado entre a Afretadora e a Fretadora por escrito) para um terminal de carregamento de GNL selecionado pela Afretadora (“Terminal de Carregamento de GNL”), e (ii) do Terminal de Carregamento de GNL até as Instalações da Afretadora (“Afretamento por Viagem” ou “VCP”).

(b) Caso a Opção de Afretamento por Viagem seja exercida, a Afretadora deverá aceitar a entrega da FSRU (exclusivamente para fins do Afretamento por Viagem) depois que a FSRU tenha passado nos testes de equipamento e todas as outras inspeções da FSRU a serem realizadas nas instalações da Contrutora, seja pela Construtora, pela Afretadora, ou pela Fretadora , e tal aceitação (para os fins somente do Afretamento por Viagem) deverão ser evidenciados por meio da assinatura e entrega pelas Partes de um Certificado de Aceitação, substancialmente na forma do Anexo H. A aceitação da FSRU pela Afretadora para os fins do Afretamento por Viagem não deverá afetar os direitos da Afretadora, quando da entrega nas Instalações da Afretadora, de (i) rejeitar a entrega da FSRU, (ii) aceitar a FSRU com reduções na Taxa Diária, (iii) solicitar modificações ou correções conforme previsto neste Contrato ou (iv) de outra forma exercer quaisquer outros direitos da Afretadora previstos neste Contrato ou quaisquer direitos do Cliente conforme previsto no OSA.

(c) If the Voyage Option is exercised:

(i)
The Owner shall:

(A)
perform the voyages referred to in clause 6.8.4(a), as and when required by Charterer;

(B)
load LNG on to the FSRU at the LNG Loading Terminal as required by the Charterer (within the LNG Specification);

(C)
enter into a voyage charter agreement on terms to be agreed with the Charterer;

(D)
operate the FSRU in accordance with voyage charter agreement;

(ii)
If the Voyage Option is exercised, the Charterer shall provide to the Owner fuel and LNG to be consumed by the FSRU during the voyage;

(iii)
The Voyage Charter rate shall not exceed an aggregate amount of [***] USD (US$[***]). The Parties shall agree on a fixed hire for the Voyage.

(iv)
Promptly upon the FSRU’s arrival at the Charterer’s Facilities, the Owner shall tender the FSRU for delivery to the Charterer, and the provisions of clause 6.8.3 shall apply in relation to the Delivery, testing and acceptance of the FSRU for purposes of this Agreement to the same extent as if the Charterer had selected the Charterer’s Facilities Delivery Option.

6.9 Inventory

A complete inventory of the equipment, outfit, appliances and all consumable stored on board the FSRU shall be made by the Parties on Acceptance and again on Redelivery.

6.10 Inspection of FSRU during Agreement Period

The Owner (and its financiers) shall have the right at any time during the Agreement Period to make such inspection of the FSRU as it may consider necessary provided that the Owner gives at least one (1) Business Day’s prior written notice to the Charterer and undertakes the inspection during business hours in Brazil (09:00-17:00). This right may be exercised as often and at such intervals as the Owner (or its financiers), acting reasonably, may determine. The Charterer shall afford the Owner (and its financiers) all necessary cooperation and accommodation on board the FSRU; provided, however:

(c) Caso a Opção de Afretamento por Viagem seja feita:

(i)	A Fretadora deverá:

(A)	Realizar as viagens previstas na cláusula 6.8.4(a), quando e conforme solicitado pela Afretadora;

(B)	carregar GNL na FSRU no Terminal de Carregamento de GNL, conforme solicitado pela Afretadora (dentro das Especificações do GNL):

(C)	celebrar o contrato de afretamento por viagem nos termos a serem acordados com a Afretadora;

(D)	operar a FSRU, em conformidade com o contrato de afretamento por viagem;

(ii)	Caso a Opção de Afretamento por Viagem seja exercida, a Afretadora deverá fornecer à Fretadora o combustível e GNL a ser consumido pela FSRU durante a viagem;

(iii)	A taxa de Afretamento por Viagem não deverá exceder o valor total de [***] de USD (US$ [***]). As Partes deverão acordar um valor fixo da taxa de afretamento para a Viagem .

(iv)
Prontamente quando da chegada da FSRU nas Instalações da Afretadora, Fretadora deverá apresentar a FSRU para entrega à Afretadora e a disposições da cláusula 6.8.3 deverão ser aplicáveis com relação a tal Entrega, testes e aceitação da FSRU para os fins deste Contrato, da mesma forma como se a Afretadora tivesse escolhido a Opção de Entrega nas Instalações da Afretadora.

6.9 Inventário

O inventário completo de todos os equipamentos, conjuntos, aparelhos e todos os consumíveis armazenados a bordo da FSRU será realizado pelas Partes quando da Aceitação e novamente na Reentrega.

6.10 Inspeção da FSRU durante o Período Contratual

A Fretadora (e seus financiadores) terão, a qualquer tempo, durante o Prazo Contratual, o direito de realizar a inspeção da FSRU conforme julgar necessário desde que a Fretadora envie notificação por escrito com pelo menos um (1) Dia Útil de antecedência à Afretadora e realize a inspeção no horário comercial do Brasil (09:00- 17:00). Este direito poderá ser exercido com a frequência e nos intervalos que a Fretadora (ou seus financiadores), agindo de forma razoável, possam determinar. A Afretadora prestará à Fretadora (e a seus financiadores) toda a cooperação e acomodação a bordo da FSRU; desde que:

(i)
that neither the exercise nor the non-exercise, nor anything done or not done in the exercise or non-exercise, by the Owner (or its financiers) of such right shall in any way reduce the Master’s or the Charterer’s authority over, or responsibility to the Owner or Third Parties for, the FSRU and every aspect of her operation, nor increase the Owner’s responsibilities to the Charterer or Third Parties for the same; and

(ii)
that any inspection carried out by the Owner (or its financiers) shall be made without interference with or hindrance to the FSRU’s safe operation, and shall be limited to a maximum of four (4) persons.

6.11 Provision of LNG required for cooling

The Charterer shall provide and pay for any LNG required (after Delivery) for cooling the FSRU’s cargo tanks and regasification systems and other handling systems to the temperatures necessary to commence bulk discharge of LNG into the FSRU, except where the LNG is required as a result of breach of contract on the part of the Owner.

6.12 Redelivery

(a) Upon the completion of the Agreement Period, the Charterer shall redeliver the FSRU to the Owner with cargo tanks containing up to ten thousand (10,000) cubic meters of LNG Heel, Natural Gas vapour or in a gas free condition, at the Owner’s option; provided that, in the event that at the end of the Agreement Period the cargo tanks of the FSRU contain LNG in excess of any quantity of LNG Heel with which the Owner elects to have the FSRU redelivered, the Agreement Period shall be extended for the necessary period to allow for the regasification and unloading of such excess cargo. In the event that the Owner elects to have the FSRU redelivered with LNG Heel, the Owner shall pay for the LNG Heel at the LNG Price of the last load made by the Charterer.

(b) The Charterer shall redeliver the FSRU at the Terminal and the Owner and the Charterer shall together execute a certificate of redelivery and acceptance (in the form of Appendix H) immediately upon the FSRU being redelivered to the Owner (“Redelivery”). This certificate shall also include confirmation of the quantity of bunkers and LNG on board at the time of Redelivery. The Owner shall pay for all bunkers on board upon Redelivery at the Fuel Price.

(c) If, when a payment of Hire is due hereunder, the Charterer reasonably expects to redeliver the FSRU before the following payment of Hire accrues, the final invoice shall detail a pro rata estimate of the Hire payable to the time of Redelivery. Should the Parties become aware following Redelivery that an overpayment or underpayment of Hire has occurred, a reimbursement invoice shall be issued by the Owner within ten (10) Days of becoming aware of this payment discrepancy and any overpayment of Hire shall be refunded by the Owner or any underpayment made good by the Charterer not later than thirty (30) Days after Charterer’s receipt of the reimbursement invoice.

(i)
nem o exercício ou o não-exercício, ou qualquer ato praticado ou não praticado, pela Fretadora (ou por seus financiadores), referente a esse direito, não deverá limitar a autoridade do Comandante ou da Afretadora sobre o, ou a responsabilidade da Fretadora ou de Terceiros pela FSRU e em relação a qualquer aspecto de sua operação, nem aumentar as responsabilidades da Fretadora perante a Afretadora ou Terceiros pela mesma; e

(ii)	qualquer inspeção realizada pela Fretadora (ou por seus financiadores) deve ser feita sem interferências nem impeça a operação segura da FSRU, e seja limitada ao número máximo de quatro (4) pessoas.

6.11 Fornecimento do GNL necessário à refrigeração

A Afretadora providenciará e pagará pelo GNL necessário (após a Entrega) à refrigeração dos tanques de carga e dos sistemas de regaseificação da FSRU, bem como de outros sistemas de manuseio das temperaturas necessárias ao início do descarregamento de GNL na FSRU, exceto se o GNL for exigido em virtude do inadimplemento contratual por parte da Fretadora.

6.12 Reentrega

(a) Mediante a conclusão do Período Contratual, a Afretadora devolverá a FSRU à Fretadora com tanques de carga contendo até dez mil (10.000) metros cúbicos de Quantidade Remanescente de GNL a Bordo, vapor de Gás Natural ou em uma condição livre de gás, a critério da Fretadorah, desde que, caso no final do Período Contratual, os tanques de carga da FSRU contenham GNL que exceda qualquer Quantidade Remanescente de GNL a Bordo com a qual a Fretadora escolha ter a reentrega da FSRU, o Período do Contrato será prorrogado pelo tempo necessário à regaseificação e ao descarregamento de tal carga excedente. Caso a Fretadora opte pela reentrega da FSRU com a Quantidade Remanescente de GNL a Bordo, a Fretadora deverá pagar pelo Quantidade Remanescente de GNL a Bordo de acordo com o Preço do GNL da última carga efetuada pela Afretadora.

(b) A Afretadora devolverá a FSRU no Terminal e a Fretadora e a Afretadora assinarão, em conjunto, um certificado de reentrega e aceitação (na forma do Anexo H) imediatamente após a reentrega da FSRU à Fretadora (“Reentrega”). Este certificado também incluirá a confirmação da quantidade de tanques de combustível e de GNL a bordo por ocasião da Reentrega. A Fretadora deverá pagar por todos os reservatórios (bunkers) de combustíveis a bordo quando da Reentrega pelo Preço do Combustível.

(c) Se, quando o pagamento da Taxa Diária for devido, consoante os termos deste Contrato, a Afretadora tem a razoável expectativa de reentregar a FSRU antes que o próximo pagamento da Taxa Diária se torne devido, a nota fiscal/fatura final especificará detalhadamente a estimativa proporcional da Taxa Diária a ser paga até o momento da Reentrega. Caso as Partes tomem conhecimento, após a ocorrência da Reentrega, que ocorreu um pagamento a maior ou a menor da Taxa Diária, uma nota fiscal/fatura de reembolso será emitida pela Fretadora no prazo de dez (10) Dias após a ciência de tal diferença de pagamento, e qualquer pagamento a maior da Taxa Diária será reembolsado pela Fretadora ou qualquer pagamento a menor será completado pela Afretadora em até trinta (30) Dias após o recebimento pela Afretadora da nota fiscal/fatura de reembolso.

6.13 The Charterer shall be responsible for all costs incurred in connection with Redelivery, including, but not limited to, any remediation costs at the Terminal as well as demobilisation costs (including, but not limited to, agency fees, port charges and underwater cleaning). The Owner shall have no liability for, and the Charterer shall indemnify the Owner from and in respect of, any and all costs incurred in connection with Redelivery.

7. INJURIOUS CARGOES

No acids, explosives or cargoes injurious to the FSRU shall be shipped or loaded onto the FSRU. The Owner and the Charterer shall certify that no LNG cargo is loaded with detrimental cargo.

If the Contractor allows, whether through an act or omission and regardless of knowledge, the loading of dangerous cargo, the Owner shall indemnify the Charterer for the time and eventual costs related to repairing the damages.

Should the Charterer order the loading of injurious cargo onto the FSRU with the knowledge that such cargo is injurious, then the Charterer shall indemnify the Owner for the time lost and costs to repair the damages. No voyage shall be undertaken, nor any goods or cargoes loaded, that may expose the FSRU to capture or seizure by any Governmental Authority.

8. TITLE AND RISK TO LNG AND REGASIFIED LNG

Title to the LNG and Regasified LNG shall remain with the Charterer at all times. However, the Owner has the obligation to pay for Excess Boil-Off beyond that set forth in the LNG Usage Allowance.

Additionally, the Owner shall assume the risk of loss and contamination and between the LNG Transfer Point and the Gas Delivery Point, except if caused by Off-Specification LNG or aging, as defined under the OSA, and indemnify the Charterer for any Loss arising from any such loss or contamination of LNG.

Notwithstanding the above, the Charterer may use the FSRU to regasify LNG purchased by Third Parties. In this case, the LNG and Regasefied LNG belonging to Third Parties shall be treated as LNG or Regasefied LNG belonging to the Charterer for all contractual purposes.

9. LIENS

9.1 The Owner shall have not have a lien on any LNG and Regasified LNG belonging to the Charterer relating to any claims under this Agreement.

6.13 A Afretadora será responsável por todos os custos incorridos relativos à Reentrega, incluindo, mas não se limitando a, quaisquer custos de remediação no Terminal, bem como os custos de desmobilização (incluindo, mas não se limitando a, taxas de agendamento, encargos portuários, limpeza subaquática). A Fretadora não terá responsabilidade alguma por, e a Afretadora deverá indenizar a Fretadora de e com relação a todos e quaisquer custos incorridos relacionados com a Reentrega.

7. CARGAS PERIGOSAS

Nenhum ácido, explosivo ou carga nociva à FSRU será embarcada ou carregada a bordo da FSRU. A Fretadora e a Afretadora deverão certificar que nenhum carregamento de GNL seja carregado com cargas perigosas.

Caso a Contratada permita, seja por ação ou omissão e independentemente de conhecimento, o embarque de cargas perigosas, a Fretadora deverá indenizar a Afretadora pelo tempo e eventuais custos relacionados à reparação do dano.

Caso a Afretadora ordene o embarque de carga perigosa na FSRU, tendo conhecimento de que se trata de carga perigosa, então a Afretadora deverá indenizar a Fretadora com relação ao tempo perdido e custos inerentes a reparação dos danos . Nenhuma viagem será realizada, e nenhuma mercadoria ou carga será carregada que possa expor a FSRU à captura ou apreensão por quaisquer Autoridades Governamentais.

8. TITULARIDADE E RISCO PARA O GNL E GNL REGASEIFICADOGLO

A titularidade do GNL e de GNL Regaseificado permanecerão com a Afretadora em todos os momentos. No entanto, a Fretadora tem a obrigação de pagar pelo Excesso de Boil-Off consumido em excesso ou além do estabelecido na Permissão de Uso do GNL.

Adicionalmente, a Fretadora deverá assumir o risco de perda e contaminação entre o Ponto de Recebimento do GNL e Ponto de Entrega do Gás, exceto se causado por GNL Fora de Especificação e envelhecimento, conforme definido no OSA e deverá indenizar a Afretadora por quaisquer Perdas decorrentes de tal perda ou contaminação de GNL.

Não obstante o acima estabelecido, a Afretadora poderá utilizar a FSRU para regaseificar GNL de Terceiros. Nesse caso, o GNL ou o GNL Regaseificado pertencente a Terceiros deverá ser tratado como GNL ou GNL Regaseificado pertencente à Afretadora para todos os fins contratuais.

9. ÔNUS

9.1 A Fretadora não terá o direito real de garantia (penhor legal) sobre qualquer GNL e o GNL Regaseificado pertencente à Afretadora em relação a todas as reclamações de acordo com este Contrato.

9.2 The Charterer shall not have or allow Third Parties (in their dealings with the Charterer) having a lien on the FSRU which is not a Permitted Lien. The Charterer shall not suffer, nor permit to be continued, any lien or encumbrance incurred by it or its agents, which might have priority over the title and interest of the Owner or its financiers in the FSRU. The Charterer is not responsible for the subcontractors or suppliers of the Contractor. The Charterer further agrees to fasten to the FSRU in a conspicuous place and to keep so fastened during the Agreement Period a notice reading as follows:

“This Vessel is the property of GOLAR NANOOK UK LIMITED. and is subject to a first preferred mortgage in favour of [INSERT NAME OF MORTGAGEE]. It is under charter to CELSE – CENTRAIS ELETRICAS DE SERGIPE S.A. and by the terms of the charter neither the Charterer nor the Master have any right, power or authority to create, incur or permit to be imposed on the Vessel any lien whatsoever.”

9.3 If any lien shall attach by operation of Law or in violation of this clause 9, the responsible Party shall take, or cause to be taken, all steps necessary to effect prompt release of such lien prior to enforcement thereof.

10. CHARTERER RESPONSIBILITIES

10.1 The Charterer hires on this date the Contractor to manage, maintain and operate the FSRU and all of the Owner’s Facilities. In this way, the Contractor is responsible for providing the crew, FSRU importation and necessary equipment, as well as the acquisition and stock of other consumable, necessary parts and pieces for the operation of the Owner’s Facilities, all according to OSA.

The Charterer’s responsibilities shall include:

(a) overall management of the Project;

(b) overall management of the Charterer’s Facilities;

(c) interface management, together with the Contractor, between the Owner’s Facilities and the Charterer’s Facilities;

(d) Terminal safety and environmental management;

(e) emergency response management of the Charterer’s Facilities;

(f) overall Terminal security;

(g) determination of Daily re-gasification requirements;

(h) inspection and maintenance of all onshore and marine equipment and facilities;

(i) access to shore from the FSRU, by providing transportation staff on predetermined dates for class exchange; and

(j) provision of trained, competent personnel to meet the above responsibilities.

9.2 A Afretadora não terá ou permitirá, mas envidará melhores esforços para evitar, que Terceiros (em suas negociações com a Afretadora) tenham um gravame sobre a FSRU. A Afretadora não sofrerá, nem permitirá que seja dado continuidade a qualquer ônus ou gravame incorrido por ela ou por seus representantes, que possa ter prioridade sobre a titularidade e interesse da Fretadora sobre a FSRU. A Afretadora não responde pelos subcontratados e fornecedores da Contratada. A Afretadora também concorda em amarrar a FSRU em um local visível e mantê-la amarrada durante o Período Contratual com um aviso com redação conforme abaixo:

“Esta Embarcação é de propriedade da GOLAR NANOOK UK LIMITED. Está sob afretamento a CELSE - CENTRAIS ELÉTRICAS SERGIPE S.A. e pelos termos do afretamento a casco nu, e nem a Afretadora nem o Comandante da Embarcação terão qualquer direito, poder ou autoridade para criar, incorrer ou permitir que seja imposto à Embarcação qualquer tipo de ônus.”

9.3 Se qualquer ônus ou penhor legal for atribuído por força da Lei ou em violação a esta cláusula 9, a Parte responsável tomará todas as medidas necessárias para liberar imediatamente tal ônus antes de sua aplicação.

10. GERENCIAMENTO DA FSRU E RESPONSABILIDADES DA AFRETADORA

10.1 A Afretadora contrata nesta data a Contratada para gerenciar, manter e operar a FSRU e todas as Instalações da Fretadora. Desta forma, a Contratada é responsável por providenciar a tripulação, importação da FSRU e demais equipamentos necessaríos, bem como a aquisição e estoque de demais consumíveis, partes e peças necessárias para a operação das Instalações da Fretadora, tudo conforme OSA.

As responsabilidades da Afretadora incluirão:

(a) a administração geral do Projeto;

(b) a administração geral das Instalações da Afretadora;

(c) a gestão, em conjunto com a Contratada, de interface entre a as Instalações da Fretadora e as Instalações da Afretadora;

(d) a segurança e gestão ambiental do Terminal;

(e) a gestão da resposta de emergência das Instalações da Afretadora;

(f) a segurança geral do Terminal;

(g) a determinação dos requisitos de regaseificação Diária;

(h) a inspeção e manutenção dos equipamentos e instalações terrestres e marítimas;

(i) o transporte ou acesso da FSRU para a costa, por meio de disponibilização de transporte para pessoal em datas predeterminadas para a troca de turma; e

(j) o fornecimento de pessoal treinado e competente para cumprir as responsabilidades acima.

10.2 The Owner shall ensure that:

(a) The Contractor shall maintain, repair and operate the FSRU in accordance with OSA.

(b) Performance of out-of-ordinary maintenance of the FSRU is completed and that the Contractor performs the FSRU maintenance plans;

(c) the FSRU is maintained in the same condition as it was delivered in, in particular with respect to: (i) keeping it available for operation as determinated by this Agreement, (ii) maintaining all class insurance and class certificates on time and in force and (iii) maintaining the FSRU’s capacities to same standard as when it was delivered and free of hidden defects, except for the ordinary wear and tear;

(d) The Contractor will bear the cost for import duties, taxes and charges levied upon the importation of consumables, including spare parts that will be worn out during the Agreement Period and that do not qualify for special temporary importation regimes. The Charterer will bear the cost of import duties, taxes (if any) and charges levied upon the importation of the FRSU, related equipment and spare parts that qualify for special temporary importation regimes; and

(e) The Owner shall supply to the Charterer and deliver at the Charterer’s Facilities, without any cost, all the equipment and spare parts that qualify for special temporary importation regimes, as maybe necessary or requested by the Charterer or the Contractor for the proper operation and maintenance of the FSRU;

10.3 The Contractor undertakes that it shall keep on board the FSRU or at a depot, at the Contractor’s non-reimburseable expense, those spare parts that are required by good industry practice and are necessary for the FSRU’s operation in Brazil. Following arrival of the FSRU at the Terminal, the Parties shall meet and discuss a specific inventory of spare parts to remain in Brazil as required by good industry practice. If the Parties reach agreement on such inventory, this Agreement shall be amended to reflect the agreed position.

11. INCOMING CARRIERS

11.1 Conditions of Use

11.1.1 The Charterer shall cause each LNG Carrier to utilise the Terminal subject to all relevant port regulations.

11.1.2 The Charterer shall not load (or, as the case may be, reload) any cargo of LNG from (or, as the case may be, onto) any LNG Carrier until the Master or charterer or owner or operator of the LNG Carrier has signed the Conditions of Use and such LNG Carrier meets the technical requirements for LNG Carriers calling at the FSRU, as set out in clause 11.2 below.

11.1.3 The Charterer shall cause the Master or charterer or owner or operator of the LNG Carrier to sign all other required conditions for the use of the Terminal, as specified by any Governmental Authority of Brazil, which relate to, without limitation, safety, prevention and remediation of pollution, insurance, liability, public health, required equipment and their technical specifications and/or similar financial, technical or operational requirements for the LNG Carrier before using the Owner’s Facilities.

10.2 A Fretadora deverá garantir que:

(a) a Contratada deverá manter, reparar e operar a FSRU, conforme OSA.

(b) Realizará a manutenção extraordinária da FSRU e garantirá que a Contratada seguirá os planos de manutenção ordinária da FSRU;

(c) Manterá a FSRU nas mesmas condições em que foi entregue, em especial com relação a: (i) mantê-la disponível para operação, conforme determinado pela Afretadora, (ii) manterá todos os seguros e atestados de classe em dia e em vigor, (iii) manterá a FSRU nas mesmas capacidades em que foi entregue, livre de defeitos ocultos, ressalvado o desgaste natural de uso da FSRU;

(d) A Contratada arcará com os custos dos tributos, encargos e despesas na importação de consumíveis, incluindo as partes e peças que se deteriorarão durante o prazo deste contrato e que não se qualificam para regime de admissão temporária. A Afretadora arcará com os custos dos tributos, encargos e despesas na importação da FRSU, equipamentos e partes sobressalentes que se qualificam para regime de admissão temporária; e

(e) A Fretadora deverá disponibilizar e remeter para as Instalações da Afretadora, sem qualquer custo para a Afretadora, todos os equipamentos e partes sobressalentes que se qualificam para regime de admissão temporária, conforme venham a ser solicitados pela Afretadora ou Contratada para a devida operação e manutenção da FSRU.

10.3 A Contratada compromete-se a manter a bordo da FSRU ou em um depósito as peças sobressalentes, às suas expensas e não reembolsáveis, conforme exigido pelas boas práticas do setor e necessárias para a específica operação no Brasil. Após a chegada da FSRU no Terminal, as Partes deverão se reunir e discutir sobre um estoque específico de peças sobressalentes para permanência no Brasil conforme exigido pelas boas práticas do setor.Se as Partes chegarem a um acordo sobre tal estoque, o presente Contrato deverá ser então alterado para refletir a posição acordada.

11. TRANSPORTADORAS ENTRANTES

11.1 Condições de Uso

11.1.1 A Afretadora deverá providenciar para que cada Transportadora de GNL utilize o Terminal sujeito a todos os regulamentos portuários pertinentes.

11.1.2 A Afretadora não deverá embarcar (ou, se for o caso, recarregar) qualquer carga de GNL de (ou, se for o caso, para) qualquer Transportadora de GNL até queo Comandante ou armador ou operador da Transportadora de GNL tenha assinado as Condições de Uso e tal a Transportadora de GNL atenda aos requisitos técnicos exigidos para as Transportadoras de GNL acostarem na FSRU, conforme disposto na cláusula 11.2 abaixo.

11.1.3 A Afretadora deverá fazer com que o Comandante ou a Fretadora ou operador da Transportadora de GNL assine todas as demais condições exigidas para a utilização do Terminal, conforme especificado por qualquer Autoridade Governamental brasileira, relacionadas, sem limitação, à segurança, prevenção e reparação da poluição, seguro, responsabilidade, saúde pública, equipamentos necessários e suas especificações técnicas e/ou requisitos financeiros, técnicos ou operacionais semelhantes para a Transportadora de GNL antes de utilizar as Instalações da Fretadora.

11.2 LNG Carriers

(a) The Charterer shall contract LNG Carriers to be provided, maintained and operated in good working order, such that the Charterer is able to fulfill its obligations pursuant to this Agreement and that the LNG Carriers are at all times equipped and manned so as to be able to meet International Standards and the requirements of the LNG SPA.

(b) The Charterer shall maintain in force or replace the LNG SPA, whereby the Charterer shall ensure that each LNG Carrier that it nominates for delivery or reloading of LNG shall:

(i)
be compatible with the Terminal and the FSRU and meet the technical requirements for LNG Carriers calling at the FSRU;

(ii)
be equipped with appropriate systems for communication with the Owner’s Facilities;

(iii)
be designed, equipped and manned so as to permit the unloading of LNG at an approximate of rate of at least ten thousand (10,000) cubic meters per hour;

(iv)
be entered with a member of the International Group of P&I Clubs and carrying that level of P&I coverage and other insurance coverage customary in the LNG trade and typically carried by a Reasonable and Prudent Operator;

(v)

be operated and maintained in accordance with the rules and regulations of, and maintained in class with, a member of the International Association of Classification Societies, and any other Laws, rules, regulations, recommendations and guidelines which a reputable LNG Carrier operator would apply, including, SOLAS, the ISM Code and the ISPS Code;

(vi)
be operated to International Standards; and

(vii)
have a valid OCIMF SIRE Report.

(c) The Charterer shall provide for each LNG Carrier to comply in all respects with the requirements of the Owner’s Facilities and the provisions of this Agreement.

(d) The Charterer shall cause to be provided any tugs, pilots, escort or other support vessels required for the berthing of LNG Carriers alongside the FSRU (such tugs, pilots, escorts and support vessels to satisfy relevant industry standards).

11.2 Navios Transportadores de GNL

(a) A Afretadora deverá contratar Transportadoras de GNL, os quais deverão ser providenciados, mantidos e operados em bom estado de funcionamento, de modo que a Afretadora seja capaz de cumprir com as suas obrigações no presente Contrato e que as Transportadoras de GNL estejam sempre equipadas e tripuladas de forma a atender os Padrões Internacionais e ao Contrato de Compra de GNL.

(b) A Afretadora deverá manter em vigor ou substituir o Contrato de Compra de GNL, por meio do qual a Fretadora garante que cada Transportadora de GNL por ela indicado para entrega e recarregamento de GNL:

(i)	seja compatível com o Terminal e a FSRU e atenda os requisitos técnicos das Transportadoras de GNL acostadas junto à FSRU;

(ii)	esteja equipado com sistemas adequados de comunicação com as Instalações da Fretadora;

(iii)	seja concebido, equipado e tripulado de modo a permitir a descarga de GNL a uma taxa aproximada de, pelo menos, dez mil (10,000) metros cúbicos por hora;

(iv)
esteja inscrito como membro do Grupo Internacional dos Clubes P&I e portadora desse nível de cobertura de P&I e de outros seguros habituais no comércio de GNL e tipicamente transportado por um Operador Razoável e Prudente;

(v)
seja operado e mantido de acordo com as normas e regulamentações - e mantido em classe junto a um membro da Associação Internacional de Sociedades Classificadoras, e quaisquer outras Leis, normas, regulamentos, recomendações e orientações que um conceituado operador de Transportadora de GNL seguiria, incluindo SOLAS, o Código do ISM e o Código do ISPS;

(vi)	seja operado consoante os Padrões Internacionais; e

(vii)	tenha um Relatório OCIMF SIRE válido.

(c) A Afretadora deverá providenciar para que cada Transportadora de GNL seja compatível em todos os aspectos com as Instalações da Fretadora e de acordo com as disposições do presente Contrato.

(d) A Afretadora deverá providenciar quaisquer rebocadores, práticos, escoltas ou demais embarcações de apoio necessárias a atracação das Transportadoras de GNL a contrabordo da FSRU (tais como rebocadores, práticos, escoltas e embarcações de apoio vistas a atender os respectivos padrões do setor).

11.3 Unloading and Loading Performance Warranties

(a) The Owner warrants that, throughout the Agreement Period, the FSRU shall be capable of unloading and loading LNG cargo at an average rate of at least nine thousand (9,000) cubic meters of LNG per hour at not less than 4 Bar(g) pressure at the LNG Transfer Point utilising a minimum of four (4) manifold connection points;

PROVIDED THAT, in order for the Owner to warrant such average rate of loading and unloading of the FSRU, (i) the LNG Carrier must be capable of receiving all Boil-Off generated when loading the FSRU at the above-specified flow rate of LNG; (ii) the LNG in the cargo tanks of the offloading/loading LNG Carrier must be at a homogeneous temperature corresponding to a saturation pressure of 108 millibar(g); (iii) the FSRU’s cargo tanks must be colder than the temperature of negative one hundred fifty-nine Degrees Celsius (-159°C) for commencement of loading; and (iv) the LNG Carrier must have a storage capacity when empty of at least one hundred twenty thousand (120,000) cubic metres (the “Unloading Reference Conditions”); and

PROVIDED FURTHER THAT (i) the Owner shall have no liability under this clause 11.3(a) (whether for breach of contract, negligence or otherwise) in respect of delays that are directly attributable to the Charterer; and (ii) the Owner’s liability under this clause 11.3(a) (whether for breach of contract, negligence or otherwise) shall be limited as follows:

(i)     The allotted unloading time for each LNG Carrier (the “Allotted Unloading Time”) shall be calculated in accordance with the following formula:

        Allotted Unloading Time in hours = 12 + (A/LNGC unloading rate) under the Unloading Reference Conditions

Where:

A = the LNG Carrier’s cargo containment system capacity in m3.

(ii)    The time taken to unload each LNG Carrier (“Actual Unloading Time”) shall commence once the delivering LNG Carrier is all fast alongside the FSRU and has informed the Contractor that it ready to connect and conclude once the LNG discharge lines have been disconnected.

(iii)   If the Actual Unloading Time, under the Unloading Reference Conditions, exceeds the Allotted Unloading Time for any reason other than:

(A)
a Charterer Delay Event, or

(B)
Force Majeure, or

11.3 Garantias de Desempenho de Carregamento e Descarga

(a) A Fretadora garante que, durante todo o Período Contratual, a FSRU será capaz de efetuar o descarregamento e carregamento da carga de GNL a uma taxa média de no mínimo nove mil (9.000) metros cúbicos de GNL por hora não inferior a 4 Bar(g) de pressão no Ponto de Transferência de GNL utilizando um mínimo de quatro (4) pontos de conexão do coletor (manifold);

CONTANTO QUE, para a Fretadora garantir a taxa média de carregamento e descarregamento: (i) a Transportadora de GNL seja capaz de receber todo Boil-Off geradas ao carregar a FSRU com o a taxa de GNL especificado acima; (ii) o GNL nos tanques de carga da Transportadora de GNL esteja a uma temperatura homogênea correspondente a uma pressão de saturação de 108 milibar(g); (iii) os tanques de carga da FSRU estejam mais frios do que a temperatura de -159 C para o início do carregamento; e (iv) a Transportadora de GNL possua uma capacidade de armazenagem quando vazia de, pelo menos, 120.000 metros cúbicos (as “Condições de Referência de Descarregamento”); e

TAMBÉM CONTANTO QUE (i) a Fretadora não terá qualquer responsabilidade prevista na cláusula 11.3(a) (quer por inadimplemento contratual, negligência ou de outra forma) em relação a atrasos que sejam diretamente atribuíveis a Afretadora; e (ii) a responsabilidade da Fretadora sob esta cláusula 11.3(a) (seja por inadimplemento contratual, negligência ou de outra forma) será limitada conforme segue:

(i)	O tempo de descarregamento estimado para cada Transportadora de GNL (o “Tempo Estimado de Descarregamento”) será calculado de acordo com a seguinte fórmula:

Tempo Estimado de Descarregamento em horas = 12 + (A/ taxa de descarregamento do LNGC) sob as Condições de Referência de Descarregamento

Onde:

A = capacidade do sistema de contenção de carga da Transportadora de GNL em m3.

(ii)
O tempo gasto para descarregar cada Transportadora de GNL (“Tempo Efetivo de Descarregamento”) terá início quando a entrega da Transportadora de GNL estiver toda ao lado da FSRU e informar que está pronta para conexão e irá terminar quando as linhas de descarga de GNL tiverem sido desconectadas.

(iii)	Se o Tempo Efetivo de Descarregamento, nos termos das Condições de Referência de Descarregamento, exceder o Tempo Estimado de Descarregamento por qualquer outra razão que não seja:

(A)	um Evento de Atraso da Afretadora, ou

(B)	Força Maior, ou

(C)
Restrictions set out by a Governmental Authority, or

(D)
Adverse Weather Conditions, or

       (E)
reasons attributable to the Charterer’s LNG Supplier, the LNG Carrier or its master, crew, owner or operator.

Hire shall be reduced by the following amounts pursuant to clause 15.2(a)(i):

(1)  demurrage for each excess hour (or part thereof) at a rate per hour that is equal to the documented rate per hour payable by the Charterer pursuant to the LNG SPA or relevant LNG sale and purchase agreement entered into between the Charterer and the LNG Supplier or Third Party supplier, if applicable; and

(2)  the Charterer’s documented costs in respect of any Excess Boil-Off of an LNG Carrier for which the Owner is responsible and which are directly incurred as a result of Actual Unloading Time (under the Unloading Reference Conditions) exceeding the Allotted Unloading Time.

Additionally, the Owner shall compensate the Charterer for the LNG that cannot be stored and needs to be rejected and not accepted, according to the LNG Price, to the extent that the Charterer cannot mitigate such expenses.

(b) The Owner shall have the right to audit the periods and values charged for demurrage by the LNG Supplier or LNG Carrier. However, after issuance of the invoice for payment by LNG Supplier, the Charterer shall make such payment and set-off such amounts from the amounts owed to the Owner. Should the Owner, acting as representative of the Charterer, be capable of obtaining from LNG Supplier reimbursement of the values unduly charged by LNG Supplier, the Owner shall be reimbursed such amounts.

(c) This clause 11.3, and the corresponding reduction of Hire pursuant to clause 15.2(a)(i), sets out the Charterer’s sole and exclusive remedies, Regardless of Cause, in connection with any delay in the Allotted Unloading Time.

12. LNG USAGE, PILOT FUEL USAGE AND BOILER FUEL USAGE

12.1 The Owner warrants that the aggregate internal use of LNG and/or Regasified LNG (as measured by the flow meters on the FSRU), including Regasified LNG consumed as fuel in the FSRU and Regasified LNG consumed in the GCU (“LNG Usage”) (unless such consumption arises from or in connection with a Charterer Delay Event or Force Majeure or the Owner accepting Off-Specification LNG), shall not exceed the LNG Usage Allowance.

12.2 Where the LNG Usage Allowance is either exceeded or not used on any Day, the LNG Usage Allowance shall be subtracted from the total LNG Usage for that Day (the balance being the “LNG Usage Differential,” which can be a positive or a negative figure), save where LNG Usage arises from or in connection with a Charterer Delay Event or Force Majeure or the Owner accepting Off-Specification LNG.

(C)	Restrições estabelecidas por uma Autoridade Governamental; ou

(D)	Condições Climáticas Adversas,

(E)	Razões atribuíveis ao fornecedor de GNL da Afretadora, a Transportadora de GNL ou seu comandante, tripulação, proprietária ou operador.

A Taxa Diária será reduzida pelos seguintes valores de acordo com a cláusula 15.2(a)(i):

(1)
sobreestadia por cada hora excedente (ou parte desta) a uma taxa por hora que seja igual à taxa documentada por hora devida pela Afretadora de acordo com o respectivo Contrato de Compra de GNL celebrado entre a Afretadora e o Fornecedor de GNL ou um Terceiro fornecedor, caso aplicável; e

(2)
Os custos documentados da Afretadora relacionados a qualquer Excesso de Boil-Off de uma Transportadora de GNL pela qual a Afretadora é responsável e que foram diretamente incorridos em consequência do Tempo Efetivo de Descarregamento (sob as Condições de Referência de Descarregamento) excedente ao Tempo Estimado de Descarregamento.

Além disso, a Fretadora deverá compensar a Afretadora pelo GNL que não pode ser armazenado e precisa ser rejeitado e não aceito, de acordo com o Preço do GNL, na medida em que a Afretador não possa mitigar tais despesas.

(b) A Fretadora terá o direito de auditar junto a Transportadora de GNL e/ou Fornecedor de GNL, o período e valores de demurrage cobrados pela Transportadora de GNL ou Fornecedor de GNL. No entanto, após a emissão da fatura de pagamento, a Afretadora deverá efetuar o pagamento e irá descontar tais valores da Fretadora. Caso a Fretadora, agindo como representante da Afretadora, seja capaz de obter junto ao Fornecedor de GNL reembolso de valores de demurrage cobrados indevidamente, tais valores serão reembolsados para a Fretadora.

(c) Esta cláusula 11.3, e a correspondente redução da Taxa Diária de acordo com a cláusula 15.2(a)(i), estabelece os recursos únicos e exclusivos da Afretadora, Independente de Causa, em relação à atraso no Tempo Estimado de Descarregamento.

12. USO DO GNL E USO DO COMBUSTÍVEL PILOTO

12.1 A Fretadora garante que a utilização interna total do GNL e/ou do GNL Regaseificado (verificado pelos medidores de fluxo na FSRU), incluindo o GNL Regaseificado consumido como combustível na FSRU e o GNL Regaseificado consumido no GCU (“Uso do GNL”) (a menos que tal consumo seja diretamente relacionado a um Evento de Atraso da Afretadora ou Força Maior ou à aceitação pela Fretadora do GNL Fora das Especificações), não deverá exceder a Permissão do Uso do GNL.

12.2 Caso a Permissão do Uso do GNL for excedida ou não for utilizada em qualquer Dia, a Permissão do Uso do GNL será subtraída do total do Uso do GNL para aquele Dia (sendo o saldo o “Uso Diferencial do GNL”, que pode ser um valor positivo ou negativo), salvo se o Uso do GNL for diretamente decorrente de um Evento de Atraso da Afretadora ou Força Maior ou da aceitação da Fretadora do GNL Fora das Especificações.

12.3 If the aggregate LNG Usage Differential during a Billing Period is a positive figure, Hire shall be reduced pursuant to clause 15.2(a)(ii) by an amount calculated by multiplying the LNG Usage Differential for the Billing Period by the LNG Price.

12.4 The Owner warrants that the aggregate internal use of Pilot Fuel (as measured by the tank levels of the FSRU) (“Pilot Fuel Usage”) shall not exceed the Pilot Fuel Usage Allowance and that the aggregate internal use of Boiler Fuel (as measured by the tank levels of the FSRU) (“Boiler Fuel Usage”) shall not exceed the Boiler Fuel Usage Allowance.

12.5 Where the Pilot Fuel Usage Allowance or Boiler Fuel Usage Allowance is either exceeded or not used on any Day, the Pilot Fuel Usage Allowance and/or the Boiler Fuel Usage Allowance shall be subtracted from the total Pilot Fuel Usage and/or Boiler Fuel Usage for that Day (the balance being the “Pilot Fuel Usage Differential” or “Boiler Fuel Usage Differential,” as applicable, which can be a positive or a negative number), save where Boiler Fuel Usage or Pilot Fuel Usage arises from or in connection with a Charterer Delay Event or Force Majeure or the Owner accepting Off-Specification LNG.

12.6 If the aggregate Pilot Fuel Usage Differential or the Boiler Pilot Fuel Differential during a Billing Period is a positive figure, Hire shall be reduced pursuant to clause 15.2(a)(ii) by an amount calculated by multiplying the Pilot Fuel Usage Differential and/or the Boiler Fuel Usage Differential for the Billing Period by the Pilot Fuel Price or the Boiler Fuel Price.

12.7 This Clause 12, and the corresponding reduction of Hire pursuant to clause 15.2(a)(ii), sets out the Charterer’s sole and exclusive financial remedies in connection with any LNG Usage Differential, Pilot Fuel Usage Differential and/or Boiler Fuel Usage Differential to the exclusion of any other financial remedy at common law or otherwise, Regardless of Cause.

13. MAINTENANCE AND DRYDOCKING

13.1 Except as provided in clause 13.6 below, no Hire will be due in respect of any period of scheduled maintenance, unscheduled maintenance or Classification Society cargo tank inspection.

13.2 The Owner (or the Contractor under the OSA) shall be responsible for the maintenance and drydocking of the FSRU. The maintenance and drydocking shall be carried out in a way to guarantee that the FSRU shall be maintained in same condition as when delivered, save ordinary wear and tear.

12.3 Se o Uso Diferencial do GNL total durante um Período de Faturamento for um valor positivo, a Taxa Diária será reduzida de acordo com a cláusula 15.2(a)(ii) por um valor calculado multiplicando o Uso Diferencial do GNL pelo Período de Faturamento pelo Preço do GNL.

12.4 A Fretadora garante que o uso interno total do Combustível Piloto (medido pelo nível dos tanques da FSRU) (“Uso do Combustível Piloto”) não excederá a Permissão de Uso do Combustível Piloto e que o uso interno total do Combustível das Caldeiras (medido pelo nível dos tanques da FSRU) (“Uso do Combustível das Caldeiras”) não excederá a Permissão de Uso do Combustível das Caldeiras.

12.5 Quando a Permissão de Uso do Combustível Piloto ou a Permissão de Uso de Combustível das Caldeiras for excedida ou não for utilizada em qualquer Dia, a Permissão de Uso do Combustível Piloto e/ou a Permissão de Uso de Combustível das Caldeiras será subtraída do Uso do Combustível Piloto total ou do Uso do Combustível das Caldeiras Total para esse Dia (sendo o saldo o “Uso Diferencial do Combustível Piloto” ou “Uso Diferencial do Combustível das Caldeiras”, que pode ser um valor positivo ou negativo), salvo se o Uso da Combustível Piloto ou o Uso do Combustível das Caldeiras resultar diretamente de um Evento de Atraso da Afretadora ou da Força Maior ou da aceitação da Fretadora do GNL Fora das Especificações.

12.6 Se o Uso Diferencial do Combustível Piloto ou o Uso Diferencial do Combustível das Caldeiras durante um Período de Faturamento for um valor positivo, a Taxa Diária será reduzida de acordo com a cláusula 15.2(a)(ii) por um valor calculado pela multiplicação do Uso Diferencial do Combustível Piloto ou/ e do Uso Diferencial do Combustível das Caldeiras para o Período de Faturamento pelo Preço do Combustível Piloto ou Preço do Combustível das Caldeiras.

12.7 Esta cláusula 12, e a correspondente redução da Taxa Diária de acordo com a cláusula 15.2(a)(ii) estabelece os recursos financeiros únicos e exclusivos da Afretadora em relação a qualquer Uso Diferencial do GNL, Uso Diferencial do Combustível Piloto e/ou Uso Diferencial do Combustível das Caldeiras excluindo qualquer outro recurso financeiro previsto em common law ou outra, Independente de Causa.

13. MANUTENÇÃO E DOCAGEM EM DIQUE SECO

13.1 Exceto nos casos previstos na cláusula 13.6 abaixo, a Taxa Diária não será devida em relação a qualquer período de manutenção programada, manutenção não programada ou inspeção de tanque de carga pela Sociedade Classificadora.

13.2 A Fretadora (ou a Contratada através de OSA) será responsável pela manutenção e docagem a dique seco da FSRU. A manutenção e docagem a dique seco deverá garantir que a FSRU permaneça nas mesmas condições da Data de Entrega, ressalvado o desgaste natural de uso da FSRU.

13.3 A Fretadora assegurará que todas as manutenções e reparos da FSRU estão em conformidade com o Manual Comercial e Operacional, complementado pelas regras da Sociedade Classificadora da FSRU e práticas prudentes de acordo com os padrões do setor.

13.3 The Owner shall ensure that all maintenance and repair of the FSRU conforms to the Commercial and Operations Manual, as supplemented by the FSRU’s Classification Society rules and prudent operating practices in line with industry standards.

13.4 The Charterer shall cooperate to ensure that the Contractor may undertake any necessary maintenance work as and when required. For the avoidance of doubt, the Charterer shall bear all costs of gas and LNG necessary for the inerting, gassing up and cooling down of the cargo tanks in connection with cargo tank inspections.

13.5 Whenever the Contractor, pursuant to the terms of the OSA, exercises the right (or is obligated) to drydock the FSRU, such drydocking, whether scheduled or unscheduled, shall be effected in accordance with the following provisions:

(a) The drydocking shall occur at a location to be elected by the Contractor in its absolute discretion.

(b) Prior to scheduled drydocking, the Contractor shall propose to the Charterer a date on which it intends to drydock the FSRU, which date shall be not less than one hundred and eighty (180) Days from the date of such proposal.

(c) The Contractor shall put the FSRU in drydock at the Owner’s time and expense.

(d) The Contractor shall be permitted a maximum of sixty (60) Days to complete drydocking, including any travel time to the drydock and pre- and post-docking procedures. The FSRU shall remain Off-Hire during such period, including any time taken for inerting, purging and cooling after drydocking, which shall be for the Owner’s account and additional to the sixty (60) Days’ allowance.

(e) Any Natural Gas vapour lost in gas freeing for the purpose of drydocking shall be for the Owner’s account.

(f) The Contractor shall not schedule to drydock the FSRU until January 1, 2035 unless otherwise required to do so by the Classification Society, the Brazilian navy, or any other Governmental Authority.

13.6 The Owner shall use best efforts to provide, at its expense, the Substitute Vessel to assist the Charterer during the docking period. In this case, the Parties must negotiate and agree that Hire continues to be paid or, alternatively, the Charterer pays hire for the Substitute Vessel, whichever is less.

14. CHARTERER TO PROVIDE

From the Acceptance Date and throughout the Agreement Period, the Charterer shall provide and/or pay for:

(a) all fuels suitable for burning in the FSRU’s boilers/engines and auxiliaries (excluding Boil-Off up to the limit of the Boil-Off Warranty);

13.4 A Afretadora deverá cooperar para assegurar que a Contratada realize qualquer trabalho de manutenção conforme necessário. De forma a evitar qualquer dúvida, a Afretadora deverá arcar com todos os custos de gás e GNL necessários para a inertização, gaseificação e arrefecimento dos tanques de carga com relação à inspeção dos mesmos.

13.5 Sempre que a Contratada, de acordo com os termos da OSA, exercer o direito (ou for obrigada) a realizar docagem, em dique seco da FSRU, tal docagem em dique seco, seja programada ou não, será efetuada de acordo com as seguintes disposições:

(a) A docagem em dique seco ocorrerá em um local a ser escolhido pela Contratada a seu exclusivo critério.

(b) Antes da docagem programada, a Contratada proporá à Afretadora a data em que pretende efetuar a docagem em dique seco da FSRU, tal data deverá ser de pelo menos cento e oitenta (180) dias contados da data da proposta.

(c) A Contratada colocará a FSRU em dique seco ao tempo e por conta da Fretadora.

(d) A Contratada terá no máximo sessenta (60) Dias para completar a docagem em dique seco, incluindo qualquer tempo de viagem para o dique seco e os procedimentos de pré e pós-docagem. A FSRU permanecerá Off-Hire durante esse período, incluindo o tempo gasto para a inertização, purga e refrigeração após a docagem em dique seco, o qual será por conta da Fretadora e adicional ao período de sessenta (60) Dias.

(e) Qualquer vapor de gás natural perdido na liberação de gás para fins de docagem em dique seco correrá por conta da Fretadora.

(f) A Contratada não será permitida a docar em dique seco o FSRU até 1 de janeiro de 2035, a menos que requerido pela Sociedade de Classificação, Marinha do Brasil ou qualquer outra Autoridade Governamental.

13.6 A Fretadora deverá envidar melhores esforços para providenciar, às suas custas, a FSRU substituta para atender à Afretadora durante o período de docagem. Nesse caso, as partes deverão negociar e acordar que a Afretadora continuará pagando a Taxa Diária ou arcar com o custo da Embarcação Substituta, o que for menor.

14. FORNECIMENTO PELA AFRETADORA

A partir da Data de Aceitação e durante o Período Contratual, a Afretadora fornecerá e/ou arcará com:

(a) todos os combustíveis apropriados para a combustão nas caldeiras/motores e motores auxiliares da FSRU (excluindo Boil-Off até o Boil-Off Garantido);

(b) contribuições e taxas de farol e passagem em canais, tarifas portuárias, comissões e todos os demais encargos e despesas relativos à descarga, liberação e abastecimento (bunkering);

(c) reboque, praticagem e atracação, segurança, serviços de estivadores, instalações de carregamento e descarregamento (incluindo todos os cabos e cordas de atracação da FSRU) e os serviços prestados à FSRU e as Transportadoras de GNL; e

(b) light and canal dues, port charges, commissions and all other charges or expenses relating to unloading, discharging and bunkering;

(c) towage, pilotage and all mooring, security, stevedorage, loading and discharging facilities (including all FSRU mooring wires and ropes) and services for the FSRU and LNG Carriers; and

(d) all customs, import duties or other charges arising in connection with the foregoing.

15. PAYMENT OF HIRE

15.1 Hire

(a) Subject as herein provided, the Charterer shall, from the Acceptance Date until Redelivery, pay hire (“Hire”) at the rate of [***] USD per Day (US$[***]/Day) or pro rata for part of a Day.

(b) All Taxes shall be dealt with in accordance with clause 34.6.

(c) For the avoidance of doubt, payment of Hire pursuant to this clause shall be in addition to the payment of the Service Fee under the OSA.

(d) The rate of Hire shall be readjusted annually in accordance with the CPI, as agreed between the Parties. Such increase shall commence upon the Signature Date.

15.2 Reduction in Rate of Hire

(a) Hire may be adjusted by the Parties in the following instances (each an “Adjustment Event”):

(i)
in the event that the Actual Unloading Time exceeds the Allotted Unloading Time as contemplated by clause 11.3, Hire shall be adjusted in accordance with the provisions of clause 11.3(a);

           except to the extent caused directly or indirectly by:

(A)  a Charterer Delay Event;

(B)  an event of Force Majeure;

(C)  the incompatibility of any LNG Carrier with the FSRU or any other matter in respect of which an LNG Carrier does not comply with the requirements specified in clause 11.2;

(D)  any material breach of contract by the Charterer under this Agreement or any Related Agreement; or

(E)  the provision of Off-Specification LNG;

(ii)
in the event of an LNG Usage Differential accruing pursuant to clause 12.2, Hire shall be adjusted in accordance with the provisions of clauses 12.2 and 12.3 and in the event of a Pilot Fuel Usage Differential and/or Boiler Fuel Usage Differential accruing pursuant to clause 12.5, Hire shall be adjusted in accordance with the provisions of clauses 12.5 and 12.6;

(d) todos os encargos alfandegários, de impostação ou outros encargos que sejam originados do ou em conexão com o disposto acima.

15. PAGAMENTO DA TAXA DIÁRIA

15.1 Taxa Diária

(a) Observados os termos aqui previstos, a Afretadora deverá, a partir da Data de Aceitação e até a Reentrega da FSRU, pagar a Taxa Diária (“Taxa Diária”) no valor de [***] dólares norte-americanos (USD[***]/Dia) ou valor proporcional por parte do Dia.

(b) Todos os Tributos serão tratados de acordo com a cláusula 34.6.

(c) Para evitar dúvidas, o pagamento da Taxa Diária de acordo com esta cláusula será adicional ao pagamento da Taxa de Serviço nos termos do OSA.

(d) A Taxa Diária será corrigida anualmente de acordo com o CPI, conforme acordado pelas Partes. Tal aumento terá início na Data da Assinatura.

15.2 Redução na Taxa Diária

(a) A Taxa Diária poderá ser corrigida pelas Partes nos seguintes casos (cada um, um “Evento de Ajuste”):

(i)
caso o Tempo Efetivo de Descarregamento ultrapasse o Tempo Estimado de Descarregamento conforme previsto na cláusula 11.3, a Taxa Diária será corrigida de acordo com as disposições previstas na cláusula 11.3(a);

exceto se ocasionado diretamente por:

(A)	um Evento de Atraso da Afretadora;

(B)	um evento de Força Maior;

(C)	incompatibilidade de qualquer Transportadora de GNL com a FSRU ou qualquer outra questão com relação à qual uma Transportadora da GNL não atenda às exigências descritas na cláusula 11.2;

(D)	qualquer violação contratual relevante por parte da Afretadora de acordo com o presente Contrato ou qualquer Contrato Relacionado; ou

(E)	o fornecimento de GNL Fora das Especificações;

(ii)
no caso de Uso Diferencial do GNL de acordo com a cláusula 12.2, a Taxa Diária será corrigida de acordo com as disposições previstas nas cláusulas 12.2 e 12.3 e no caso de Uso Diferencial de Combustível Piloto e/ou Uso Diferencial do Combustível das Caldeiras de acordo com a cláusula 12.5, a Taxa Diária será corrigida de acordo com as disposições previstas nas cláusulas 12.5 e 12.6;

exceto se ocasionado diretamente por:

(A)	um Evento de Atraso da Afretadora;

except to the extent caused directly or indirectly by:

(A)  a Charterer Delay Event;

(B)  an event of Force Majeure;

(C)  the incompatibility of any LNG Carrier with the FSRU or any other matter in respect of which an LNG Carrier does not comply with the requirements specified in clause 11.2;

(D)  any breach of contract by the Charterer

(E)  the provision of Off-Specification LNG;

(iii)
if the quantity of Gas delivered in any Day is (A) less than ninety-eight point five percent (98.5%) of the nominated quantity when using two (2) skids and/or (B) is less than ninety-four percent (94%) for the last skid when the FSRU is regasifying with all three (3) skids in operation (“Reduced Regasification”), the Charterer may, at its sole discretion, pay the Reduced Hire, except where such shortfall is caused directly by:

(A)  a Charterer Delay Event;

(B)  an event of Force Majeure;

(C)  the incompatibility of any LNG Carrier with the FSRU or any other failure of the LNG Carrier to comply with the requirements specified in clause 11.2;

(D)  any breach of contract by the Charterer;

(E)  the provision of Off-Specification LNG;

Reduced Hire shall be payable by the Charterer from the date and time of such Reduced Regasification until the date and time when the FSRU is capable of regasification at or above ninety-eight point five percent (98.5%) when using two (2) skids and/or at or above ninety-four percent (94%) exclusively for the last skid when the FSRU is regasifying with all three (3) skids in operation of the nominated quantity pursuant to clause 10 of the OSA.

(aa)  Reduced Hire shall be calculated on a Daily basis,

(bb) if the quantity of Gas delivered in any Day, is less than ninety-eight point five percent (98.5%) of the nominated quantity pursuant to clause 10 of OSA, when using two (2) skids and/or is less than ninety-four percent (94%) for the last skid, when the FSRU is regasifying with all three (3) skids in operation, but the overall regasification rate is above sixty-seven percent (67%) of the nominated quantity pursuant to clause 10, Hire will be reduced to sixty-seven percent (67%) of its original amount (“Reduced Hire”).

(B)	um evento de Força Maior;

(C)	incompatibilidade de qualquer Transportadora de GNL com a FSRU ou qualquer outra questão com relação à qual uma Transportadora da GNL não atenda às exigências descritas na cláusula 11.2;

(D)	qualquer violação contratual por parte da Afretadora; ou

(E)	o fornecimento de GNL Fora das Especificações;

(iii)
caso a quantidade de Gás entregue em qualquer Dia, esteja (A) abaixo98,5% (noventa e oito ponto cinco por cento) da quantidade indicada pela Afretadora, quando a FSRU estiver regaseificando usando 2 skids, e/ou (B) esteja abaixo de 94% (noventa e quatro porcento) exclusivamente apurado para o último skid, quando a FSRU estiver regaseificando com todos os tres skids em uso (“Regaseificação Reduzida”), a Afretadora poderá, a seu critério, pagar a Taxa Diária Reduzida, salvo se a Regaseificação Reduzida não tenha sido ocasionada diretamente por:

(A)	um Evento de Atraso da Afretadora;

(B)	um evento de Força Maior;

(C)	incompatibilidade de qualquer Transportadora de GNL com a FSRU ou qualquer outra questão com relação à qual uma Transportadora da GNL não atenda às exigências descritas na cláusula 11.2;

(D)	qualquer violação contratual por parte da Afretadora;

(E)	o fornecimento de GNL Fora das Especificações;

A Afretadora deverá realizar o pagamento daTaxa Diária Reduzida a partir da data e hora da Regaseificação Reduzida até o momento em que a FSRU puder realizar a regaseificação a ou acima de 98,5% (noventa e oito ponto cinco por cento) quando a FSRU estiver regaseificando usando 2 skids, e/ou esteja a ou acima de 94% (noventa e quatro porcento) exclusivamente apurado para o último skid, quando a FSRU estiver regaseificando com todos os tres skids em uso, da quantidade indicada na cláusula 10 do OSA.

(aa)	A Taxa Diária Reduzida será calculada diariamente.

(bb)
Caso a quantidade de Gás entregue em qualquer dia, esteja abaixo de 98,5% (noventa e oito ponto cinco por cento) da quantidade indicada na cláusula 10 do OSA, quando a FSRU estiver regaseificando usando 2 skids, e/ou esteja abaixo de 94% (noventa e quatro por cento) exclusivamente apurado para o último skid, quando a FSRU estiver regaseificando com todos os três skids em uso, mas taxa geral de regaseificação estiver acima de 67% da quantidade indicada conforme cláusula 10 do OSA, a Taxa Diária será reduzida para 67% do seu valor original (“Taxa Diária Reduzida”).

(cc) If the regasification rate is under sixty-seven percent (67%), Hire will be reduced in accordance with the following formula (“Minimum Hire”):

Minimum Hire = = (P/G) x H

Where:

G = quantity of Gas tendered for delivery, under the OSA, in MMscf/Day

P = actual nominated quantity pursuant to the OSA, in MMscf/Day

H = Hire in USD/Day

(b) Unless otherwise provided in this Agreement, any adjustment to Hire shall be recorded in the invoice submitted by the Owner (in accordance with clause 15.5) for the Billing Period immediately following the date on which the Adjustment Event occurs or, if the Owner is not aware of the occurrence of an Adjustment Event, the Billing Period following the date the Owner is made aware of such Adjustment Event.

(c) Clause 15.2 (and, to the extent applicable, clauses 15.3 and 17.1) set out the Charterer’s sole and exclusive remedies, Regardless of Cause, in the event that the quantity of Gas delivered on any Day is less than the nominated quantity pursuant to clause 10 of the OSA.

(d) The total aggregate liability of the Owner under this clause 15.2 shall be limited to an amount equal to Hire multiplied by the number of Days in such Billing Period plus (i) demurrage and other costs, (ii) Excess Boil-Off and LNG lost; (iii) fines, other costs and Losses and direct damages, including environmental damages.

15.2.1 Any claim of the Charterer related to the FSRU’s performance shall be administrated in accordance with this Agreement, including this clause 15 and its forecasts of any reduction in Hire and periods of Off-Hire. The Owner is responsible for the FSRU’s performance under this Agreement, notwithstanding (i) any failure or default of the Contractor in OSA or (ii) any act or omission of the Contractor in OSA.

15.2.2 The Owner shall accept (and shall not dispute, except if it finds error) any information, dates or calculations with respect to the FSRU’s performance or failure to perform provided by the Charterer and its personnel or the Contractor and its personnel in accordance with the OSA.

15.2.3 Tank Capacity: If the tank capacity is reduced, at any time, Hire will be reduced proportionally and the Charterer shall be additionally compensated as follows:

(a) If the FSRU is carrying out a simple loading operation, the Owner shall compensate the Charterer for (i) the demurrage costs of the LNG Carrier and (ii) the LNG that cannot be stored and needs to be rejected and not accepted, according to the LNG Price, to the extent that the Charterer cannot mitigate such expenses.

(cc)	Caso a Taxa de Regaseificação esteja abaixo de 67%, a Taxa Diária será reduzida de acordo com a seguinte fórmula (“Taxa Diária Mínima”):

Taxa Diária Mínima = (P/G) x H

Onde:

G= quantidade de Gás solicitado a ser entregue, conforme OSA, em MMSCF/Dia

P= quantidade efetivamente nominada conforme OSA, em MMscf/ Dia

H= Taxa Diária em USD/Dia

(b) Salvo disposto em contrário no presente Contrato, qualquer ajuste da Taxa Diária será registrada na nota fiscal/fatura apresentada pela Fretadora (de acordo com a cláusula 15.5) para o Período de Faturamento imediatamente após a data em que o Evento de Ajuste ocorreu ou, caso a Fretadora não esteja ciente da ocorrência de um Evento de Ajuste, no Período de Faturamento após a data em que a Fretadora for informada de tal Evento de Ajuste.

(c) A cláusula 15.2 (e, conforme aplicável, as cláusulas 15.3 e 17.1) preveem as medidas da Afretadora, Independente de Causa, caso a quantidade de Gás entregue em qualquer Dia seja inferior àquela indicada na cláusula 10 do OSA.

(d) A responsabilidade total da Fretadora de acordo com esta cláusula 15.2 ficará limitada ao valor equivalente à Taxa Diária multiplicada pelo número de Dias no Período de Faturamento adicionado a (i) custos de demurrage e outros custos, (ii) Excesso de Boil -Off e perdas de GNL, (iii) multas, outros custos, Perdas e danos diretos, incluindo ambientais.

15.2.1 Qualquer reclamação da Afretadora relacionada a performance da FSRU deverá ser administrada na forma prevista neste Contrato, incluindo essa cláusula 15 e suas previsões de redução da Taxa e Off-Hire. A Fretadora é responsável pela performance da FSRU por meio deste Contrato, não obstante (i) qualquer falha ou inadimplemento da Contratada no OSA ou (ii) qualquer ato ou omissão da Contratada no OSA.

15.2.2 A Fretadora deverá aceitar (e não poderá disputar, exceto se constatar erro) qualquer informação, data ou cálculos relacionados a falha de performance da FSRU ou falha de performance fornecidos pela Afretadora e seu pessoal ou Contratada ou seu pessoal de acordo com OSA.

15.2.3 Capacidade dos Tanques: Caso a capacidade dos tanques fique reduzida, a qualquer tempo, a Taxa Diária deverá ser reduzida proporcionalmente e a Afretadora deverá ser adicionalmente compensada conforme se segue:

(a) se a FSRU estiver fazendo uma operação simples de carregamento, a Fretadora deverá compensar: (i) os custos de demurrage da Transportadora de GNL, e (ii) o GNL que não puder ser armazenado e precisar ser rejeitado e não aceito, pelo Preço do GNL, desde que a Afretadora não possa mitigar tais custos.

(b) If the FSRU is loading and regasifying, the Owner shall compensate the Charterer for (i) Reduced Regasification according to the LNG Price, (ii) the demurrage costs of the LNG Carrier and (iii) the LNG that cannot be stored and needs to be rejected and not accepted, according to the LNG Price, to the extent that the Charterer cannot mitigate such expenses.

15.2.4 Boil-Off Warranty. The Charterer shall be compensated according to the LNG Price, when the actual Boil-Off exceeds the Boil-Off Warranty provided under item 7(h) of Annex A (the “Boil-Off Warranty”). The Charterer shall provide proof of the LNG Price.

15.3 Off-Hire

(a) On each occasion during the Agreement Period when there is an interruption in the FSRU’s regasification service or a reduction in its regasification performance due to one or more of the events detailed in clause 15.3(b) below, the FSRU shall, if required by the Charterer, be Off-Hire from the commencement of such interruption or reduction until the FSRU is again ready and in a sufficient state to resume its service (“Off-Hire”). Such periods of Off-Hire shall be without prejudice to any other rights of the Charterer under this Agreement. The FSRU shall not be Off-Hire for an Adjustment Event pursuant to clause 15.2 or if and to the extent that the relevant Off-Hire event detailed in clause 15.3(b) was caused in whole or in part by any of the following:

(i)
a Charterer Delay Event;

(ii)
the incompatibility of any LNG Carrier with the FSRU or any other matter in respect of which an LNG Carrier does not comply with the requirements specified in clause 11.2;

(iii)
any breach of contract by the Charterer under this Agreementor any Related Agreement; or

(iv)
the provision of Off-Specification LNG.

(b) Except as provided in clause 15.3(a) above, the FSRU shall be Off-Hire in the following events (provided such events are not caused by, or do not give rise to, Force Majeure):

(i)
in the event and for the duration of any non-compliance of the FSRU with the requirements of clauses 3.1, 18.1 or 18.2 or in the event that the FSRU is prevented from receiving LNG or tendering Regasified LNG for delivery at the Delivery Point in accordance with the Natural Gas Specification, as applicable;

(ii)
in the event that the Charterer elects to place the FSRU Off-Hire pursuant to clause 15.3(c);

(iii)
in the event and for the duration of any maintenance, overhauling or repairing of the FSRU, including waiting such maintenance, overhauling or repairing; provided that the Owner is not requested to perform any loading or unloading operations. Any scheduled or unscheduled maintenance must be reported; or

(b) Se a FSRU estiver carregando e regaseificando, a Fretadora deverá compensar a Afretadora pela (i) Taxa de Regaseificação Reduzida de acordo com o Preço do GNL; (ii) custos de demurrage da Transportadora de GNL e (iii) o GNL que não puder ser armazenado e precisar ser rejeitado e não aceito, pelo Preço do GNL, desde que a Afretadora não possa mitigar tais custos.

15.2.4 Compensação de Boil-Off Garantido: A Afretadora deverá ser compensada com base no Preço do GNL, quando o Boil-Off real exceder o Boil-Off Garantido pela Fretadora, identificado no item 7 (h) do Anexo A (“Boil-Off Garantido”). A Afretadora deverá providenciar a comprovação do Preço do GNL.

15.3 Off-Hire

(a) Sempre que, durante o Período Contratual, houver a interrupção do serviço de regaseificação na FSRU ou a redução no seu desempenho de regaseificação devido a um ou mais dos eventos descritos na cláusula 15.3(b) abaixo, a FSRU será, se solicitado pela Afretadora, considerada Off-Hire a contar do início de tal interrupção ou redução até que esteja novamente pronta e em estado de eficiência para retomar o seu serviço (“Off-Hire”). Tal período de Off-Hire ocorrerá sem prejuízo de quaisquer outros direitos da Afretadora, de acordo com os termos do presente Contrato. A FSRU não será colocada em Off-Hire no caso de um Evento de Ajuste de acordo com a cláusula 15.2 ou caso e na medida em que o evento Off-Hire descrito na cláusula 15.3(b) tenha sido ocasionado direta e exclusivamente por quaisquer dos seguintes:

(i)	um Evento de Atraso da Afretadora;

(ii)	incompatibilidade de qualquer Transportadora de GNL com a FSRU ou qualquer outra questão com relação à qual uma Transportadora da GNL não atenda às exigências descritas na cláusula 11.2;

(iii)	qualquer violação contratual por parte da Afretadora de acordo com o presente Contrato ou qualquer Contrato Relacionado; ou

(iv)	o fornecimento de GNL Fora das Especificações.

(b) Salvo se previsto na cláusula 15.3(a) acima, a FSRU estará Off-Hire nos seguintes casos (desde que tais eventos não tenham sido ocasionados por, ou não deem origem a, um evento de Força Maior):

(i)
no caso de e durante qualquer não conformidade da FSRU com as exigências previstas nas cláusulas 3.1, 18.1 ou 18.2 ou caso a FSRU esteja impedida de receber GNL ou entregar GNL Regaseificado no Local de Entrega, de acordo com as Especificações de do Gás Natural (conforme aplicável);

(ii)	caso a Afretadora opte por colocar a FSRU Off-Hire de acordo com a cláusula 15.3(c);

(iii)
no caso de e durante qualquer manutenção, revisão ou reparo da FSRU, incluindo a espera para quaisquer destes fins; desde que a Fretadora não esteja demandada a realizer operações de carregamento ou descarregamento. Qualquer período de manutenção programada ou não deve ser reportado;

(iv)
the provision of Off-Specification LNG.

(c) If the finding or failure of an inspection of the FSRU (referred to in clause 9 of the OSA) prevents the Contractor from tendering Regasified LNG for delivery at the Delivery Point in accordance with the Natural Gas Specification or prevents the FSRU from meeting the Minimum Regasification Flow Rate, the Charterer shall have the option to place the FSRU Off-Hire from the date and time that the Contractor is prevented from so tendering Regasified LNG for delivery or meeting the Minimum Regasification Flow Rate. The FSRU shall leave the Terminal at the Owner’s expense until the date and time that the FSRU resumes the tender of Regasified LNG for delivery or meets the Minimum Regasification Flow Rate.

The fuel costs, LNG Heel or LNG consumption or Boil-Off in excess of the Usage Allowance, as well as other port, tug and practical costs due as a result of or during the period in which the FSRU is Off-Hire shalt be borne or repaid by the Owner.

15.3.2 Any claim of the Charterer related to the FSRU’s performance shall be administrated in accordance with this Agreement, including this clause 15 and its forecasts of any reduction in Hire and any period of Off-Hire. The Owner shall not claim that (i) any failure or default of the Contractor under the OSA or (ii) any act or omission of the Contractor pursuant to the OSA avoids or restricts the Owner’s obligations and liabilities under this Agreement.

The Charterer shall accept (and shall not dispute, except if it finds error) any information, dates or calculations provided by the Owner and its personnel or the Contractor and its personnel under the OSA, with respect to the FSRU’s performance or failure to perform.

15.4 Amounts Payable by the Charterer

In respect of each Billing Period, the Charterer shall pay to the Owner, in the manner and at times set forth in clause 15.6, a sum of:

(a) the prevailing rate of Hire subject to the provisions of clauses 15.1, 15.2 and 15.3 for each Day in the relevant Billing Period; plus

(b) the Installment Payments pursuant to clause 15.6(b)(ii); less

(c) any adjustment required pursuant to clause 15.2, in respect of the relevant previous Billing Periods and any amounts owed by the Owner or the Contractor to the Charterer, each in accordance with this Agreement or OSA.

(iv)	no caso de e durante o tempo em que a FSRU estiver Fora de Serviço conforme previsto no OSA (conforme notificado pela Contratada à Fretadora).

(c) Caso, a FSRU sofra ou falhe uma inspeção (conforme descrito na cláusula 9 do OSA) e por tal motivo impeça a Contratada de oferecer o GNL Regaseificado para entrega no Ponto de Entrega de acordo com a Especificação de Gás Natural, ou impeça a FSRU de cumprir com a Taxa de Fluxo Mínimo de Regaseificação, a Afretadora poderá colocar a FSRU em Off-Hire a partir da data e hora em que Contratada tiver sido impedida de ofertar GNL Regaseificado para entrega ou de cumprir com a Taxa de Fluxo Mínimo de Regaseificação. A FSRU deverá deixar o Terminal às expensas da Fretadora até a data e hora em que a FSRU retomar a oferta de GNL Regaseificado para entrega ou cumprir com a Taxa de Fluxo Mínimo de Regaseificação.

Os custos de combustíveis, a Quantidade Remanescente de GNL a Bordo ou Consumo de GNL ou Boil-Off em excesso aos Usos Permitidos, bem como demais custas de porto, rebocadores e práticos devidos em decorrência ou durante o período em que a FSRU está Off-Hire deverão ser arcadas ou reembolsadas pela Fretadora.

15.3.2 Qualquer reclamação da Afretadora relacionada a performance da FSRU deverá ser administrada na forma prevista neste Contrato, incluindo essa cláusula 15 e suas previsões de redução da Taxa Diária e Off-Hire. A Fretadora não poderá alegar (i) qualquer falha ou inadimplemento da Contratada no OSA ou (ii) qualquer ato ou omissão da Contratada no OSA para abster-se de suas obrigações e responsabilidades previstas neste Contrato.

A Fretadora deverá aceitar (e não poderá disputar, exceto se constatar erro) qualquer informação, data ou cálculos fornecidos pela Afretadora e seu pessoal ou Contratada ou seu pessoal no OSA, com relação à performance da FSRU ou qualquer falha de performance.

15.4 Contas a Pagar pela Afretadora

Com relação a cada Período de Faturamento, a Afretadora pagará à Fretadora, na forma e nos prazos previstos na cláusula 15.6, a soma de:

(a) a atual Taxa Diária de acordo com as disposições estipuladas nas cláusulas 15.1, 15.2 e 15.3 para cada Dia do respectivo Período de Faturamento; mais

(b) a Parcela Mensal a ser paga durante o Período de Faturamento de acordo com a cláusula 15.6(b)(ii); menos

(c) qualquer correção necessária de acordo com a cláusula 15.2, com relação aos Períodos de Faturamento anteriores e quaisquer valores devidos pela Fretadora ou a Contratada para a Afretadora de acordo com esse Contrato ou OSA.

15.5 Notas Fiscais/Faturas

(a) Até o quinto (5º) dia de um mês calendário, a Fretadora apresentará à Afretadora uma nota fiscal de Afretamento referente a Taxa Diária do mês calendário anterior que indicará:

(i)	a data e o número de dias pelos quais a Taxa Diária é devida;

15.5 Invoices

(a) Before the fifth (5th) day of each Billing Period, the Owner shall present to the Charterer an invoice setting forth the amount to be paid under this Agreement for the previous Billing Period, which shall indicate:

(i)
the date and number of days for which Hire is due;

(ii)
the applicable Hire;

(iii)
the amount payable; and

(iv)
any deductions, if any, allowed to the Charterer in accordance with clause 15 or otherwise in this Agreement.

(b) All invoices issued shall be in the Portuguese language.

(c) If any cash amounts are owed by a Party to the other Party, other than those set forth in an invoice, then such amounts due shall be presented to the other Party in an invoice or debit note, together with calculations and relevant supporting documents.

(d) The Charterer shall be entitled to deduct from the charter payments:

(i)
any amounts disbursed on the Owner’s or the FSRU’s behalf, any advances and commission thereon and charges which are for the Owner’s account pursuant to any provision hereof; provided the Owner has recognized such provisions and the Parties have reached an agreement;

(ii)
Off-Hire and deductions of Hire, as well as payments reasonably expected from the Owner to the Charterer under this Agreement during the period for which payment of Hire is to be made;

(iii)
any previous overpayments of this Agreement, including payments made with respect to periods of Off-Hire; provided the Owner has recognized such provisions and the Parties have reached an agreement;

(iv)
any amount in respect of the Owner’s failures to meet its performance obligations as calculated in accordance with clauses 12 and 15; provided the Owner has recognized such provisions and the Parties have reached an agreement;

(v)
any other amounts to which the Charterer is entitled under this Agreement; and

(vi)        to the extent not already paid or otherwise claimed by the Charterer, any amounts owed by the Contractor under the OSA.

(e) Any adjustment shall be made at the due date for the next monthly payment after the facts have determinated.

(ii)	a Taxa Diária aplicável;

(iii)	o valor a pagar, e

(iv)	as deduções, se houver, permitidas à Afretadora, em conformidade com a cláusula 15 ou de outra forma neste Contrato;

(b) Todas invoices deverão ser emitidas em Português.

(c) Se quaisquer quantias em dinheiro forem devidas por uma Parte à outra Parte, que não as estabelecidas em uma Nota Fiscal, então a parte à qual tais quantias forem devidas apresentará à outra Parte uma fatura ou nota de débito juntamente com cálculos e documentos comprobatórios relevantes.

(d) A Afretadora terá direito a deduzir dos pagamentos de Afretamento:

(i)
Qualquer valor desembolsado em nome ou em benefício da Fretadora ou da FSRU, quaisquer adiantamentos e comissões sobre estes e cobranças que sejam por conta da Fretadora conforme qualquer disposiçãoaqui prevista, desde que reconhecida pela Fretadora e acordada entre as Partes;

(ii)	Off-Hire e deduções de Taxa Diária, bem como pagamentos razoavelmente esperados da Fretadora para a Afretadora neste Afretamento durante o período para o qual a Taxa Diária está sendo paga;

(iii)	quaisquer pagamentos anteriores de Afretamento feitos em excesso, incluindo pagamentos efetuados relativamente a períodos de Off-Hire, desde que reconhecida pela Fretadora e acordada entre as Partes;

(iv)
quaisquer montantes devidos relativamente à falha da Fretadora em cumprir suas obrigações de desempenho como calculadas em conformidade com a cláusula 12 e 15, desde que reconhecida pela Fretadora e acordada entre as Partes;

(v)	quaisquer outros valores aos quais a Afretadora tenha direito sob este Afretamento; e

(vi)	Até onde ainda não tenha sido pago ou de outra forma reclamado pela Afretadora da Contratada sob o OSA.

(e) Quaisquer reajustes serão efetuados na data de vencimento do pagamento mensal subsequente após os fatos terem sido determinados.

(f) A Afretadora não deverá ser solicitada a efetuar qualquer pagamento ou em benefício da Fretadora ou qualquer entidade localizada em paraíso fiscal, conforme determinado pela legislação brasileira.

(g) Caso a nota fiscal emitida contenha erros ou falte a informação exigida neste Contrato ou razoavelmente pela Afretadora, a nota deverá ser devolvida e o prazo para pagamento correrá da sua reapresentação.

(f) The Charterer shall not be required to make any payment for the benefit of the Owner or any entity located in a tax haven, as determinated by Brazilian law.

(g) If the invoice issued contains errors or lacks the information required by this Agreement or reasonably requested by the Charterer, the invoice must be returned and the term for payment will run from its proper presentment.

15.6 Payment

(a) The Charterer shall pay the amount due to the Owner as set out in each invoice issued by the Owner within ten (10) Business Days after the date of receipt of such invoice. Payment shall be by wire transfer of immediately available funds in USD to an account with a bank in New York or London designated by the Owner to the Charterer in writing. Each payment of any amount set out in the relevant invoice shall be in the full amount due under the invoice without reduction or set off, including Taxes, exchanges charges or bank transfer charges.

(b) Hire accruing prior to March 31, 2020 (the “Deferred Hire”) shall be deferred and paid by the Charterer to the Owner as follows:

(i)
Deferred Hire shall accrue interest at the fixed rate of seven percent (7%) (the “Relevant Rate”) commencing on the first (1st) Day of each Billing Period to which such Deferred Hire relates and ending on March 31, 2020. The sum of all Deferred Hire and all interest accrued thereon under this paragraph (b) up to and including March 31, 2020 is referred to below as the “Deferred Amount” and shall be treated as principal for the purposes of this paragraph (b);

(ii)
the Deferred Amount and interest thereon shall be paid by the Charterer to the Owner on an amortized loan basis, by way of equal monthly installments (comprising (i) increasing principal payments and (ii) decreasing interest payments calculated at the Relevant Rate from March 31, 2020) throughout the period commencing on March 31, 2020 and ending upon the expiry of the Agreement Period (the “Installment Payments”);

If this Agreement is terminated or expires prior to the end of the Agreement Period, the outstanding amount of the Deferred Amount together with all outstanding interest shall become immediately due and payable.

15.7 Disputed Invoices

In the event of a disagreement concerning any invoice, the Charterer or the Owner, as applicable, shall immediately notify the other Party of the reasons for such disagreement. The Charterer or the Owner, as applicable, shall pay any undisputed amounts under such invoice.

15.6 Pagamento

(a) A Afretadora pagará o valor devido à Fretadora descrito em cada nota fiscal/fatura emitida pela Fretadora no prazo de 10 (dez) Dias Úteis após a data de seu recebimento. O pagamento será feito por meio de transferência eletrônica de fundos imediatamente disponíveis em Dólares Norte-americanos a uma conta mantida junto a um banco de Nova York ou Londres, conforme indicada pela Fretadora à Afretadora por escrito. Cada pagamento de qualquer valor descrito na respectiva nota fiscal sem redução ou compensação, incluindo Tributos, encargos cambiais ou encargos de transferência bancária.

(b) A Taxa Diária durante o período que se inicia na Data de Entrega até 31 de Março de 2020 (“Taxa Diária Diferida”) será diferida e paga pela Afretadora à Fretadora conforme o seguinte:

(i)
Incidirá sobre a Taxa Diária Diferida a taxa de juros fixada em 7% (sete por cento) (“Taxa Correspondente”) a partir do 1[o] (primeiro) Dia de cada Período de Faturamento ao qual a Taxa Diária Diferida está relacionada, até 31 de março de 2020. A soma da Taxa Diária Diferida e todos os juros incidentes sob a mesma de acordo com este parágrafo (b) até e incluindo 31 de março de 2020 é doravante denominada “Valor Diferido” e será considerado, para fins deste parágrafo (b), como principal;

(ii)
o Valor Diferido e os juros incidentes sobre ele serão pagos pela Afretadora à Fretadora em caráter de financiamento amortizado, através de parcelas mensais iguais (incluindo (i) pagamentos crescentes de principal e (ii) pagamentos decrescentes de juros calculados à Taxa Correspondente de 31 de março de 2020 durante todo o período com início em 31 de março de 2020 e findo mediante o vencimento do Período Contratual (“Parcelas Mensais”);

Caso o presente Contrato venha a ser rescindido ou vença antes do final do Período Contratual, o valor remanescente do Valor Diferido em conjunto com todos os juros remanescentes se tornarão imediatamente devidos e exigíveis .

15.7 Notas Fiscais/Faturas Contestadas

No caso de contestação relativa a qualquer nota fiscal/fatura, a Afretadora ou a Fretadora, conforme o caso, deverá notificar imediatamente a outra Parte sobre as razões de tais divergências. A Afretadora ou a Fretadora , conforme o caso deverá efetuar o pagamento apenas da porção não contestada da nota.

15.8 Mora de Pagamento e Pagamentos Atrasados

(a) Caso uma das Partes deixe de pagar à outra qualquer valor devido, então em adição ao valor devido e não pago, a Parte inadimplente também deverá pagar à outra Parte os juros incidentes sobre tal valor não pago de acordo com a Taxa de Mora acumulada diariamente a partir da data de vencimento de tal valor até a data de seu pagamento efetivo, composta a cada seis meses.

15.8 Payment Default and Late Payments

(a) If a Party fails to pay to the other Party any amount due under this Agreement when due, then in addition to the amount due but not paid, interest on the unpaid portion shall be payable by the defaulting Party to the other Party at the Default Rate accruing on a Daily basis from the date such amount was due to the date of actual payment, compounded semi-annually.

(b) In the event of unjustified non-payment of Hire for a period of ninety (90) days, the Owner shall notify the Charterer to cure the default within thirty (30) days. If, after the expiration of such thirty (30) day period, the non-payment persists, in addition to any late payment interest rights, the Owner shall be entitled to terminate this Agreement. Once this Agreement is terminated by delivery of written notice from the Owner to the Charterer pursuant to this clause 15.8(b), the Owner shall wait a period of until thirty (30) days to withdraw the FSRU from the Terminal.

15.9 Increase in Rate of Hire

(a) In the event of a Reduction pursuant to clause 39, the rate of Hire shall be increased in accordance with the provisions of clause 39 and pursuant to clause 15.9(b); provided that such increase is not due to the Owner’s decision or the amendment of any legislation of the Owner’s country.

(b) Any increase in the rate of Hire shall be recorded in the invoice submitted by the Owner (in accordance with clause 15.5) for the Billing Period immediately following the date on which the Owner delivers a Reduction Notice to Charterer pursuant to clause 39, or if the Owner is not aware of the occurrence of a Reduction, the Billing Period following the date the Owner is made aware of such Reduction.

16. FORCE MAJEURE

16.1 Definition

(a) “Force Majeure” means any unforeseeable event or circumstance or combination of unforeseeable events or circumstances that prevents the performance by either Party or the Contractor, as the case may be (the “Affected Party”), of its obligations in accordance with the terms of this Agreement or the OSA, as applicable, but only if and to the extent that (i) such events and circumstances are not within the Affected Party’s reasonable control and (ii) the Affected Party did not cause such events and circumstances and could not have prevented the effects of such events and circumstances through the exercise of reasonable diligence.

Force Majeure circumstances and events shall include, but not be limited to, the following events to the extent satisfying the requirements of clause 16.1(a):

(i)
acts of God (except inclement weather or storms of the ordinary seasonal nature that the FSRU is designed to withstand and those that could be predicted or expected according to the meteorological and oceanographic information of the area of operation and Terminal);

(ii)
atmospheric disturbances, floods, lightning, typhoons, tornados, hurricanes or storms of a severe nature, tidal waves, earthquakes, landslides, subsidences, washouts, tsunami or other natural physical disasters, except those that could have foreseen and expected;

(b) No caso de falta de pagamento não justificada da Taxa Diária pelo prazo de 90 dias, a Fretadora deverá notificar a Afretadora para curar o inadimplemento dentro de 30 dias. Caso, após o prazo de 30 dias, o inadimplemento persista, em adição a quaisquer direitos de juros por pagamento atrasado, a Fretadora terá o direito de rescindir o presente Contrato menta. Uma vez rescindido este Contrato nos termos desta cláusula 15.8(b), por meio de notificação entregue para a Afretadora, a Fretadora deverá aguardar por um período de até 30 dias para retirar a FSRU do Terminal.

15.9 Aumento da Taxa Diária

(a) Em caso de Redução, de acordo com a cláusula 39, a Taxa Diária será aumentada de acordo com as disposições previstas na cláusula 39 e de acordo com a cláusula 15.9(b), desde que tal alteração não seja decorrente de decisão da Fretadora ou alteração da legislação do país da Fretadora.

(b) Qualquer aumento da Taxa Diária será registrado na nota fiscal/fatura apresentada pela Fretadora (de acordo com a cláusula 15.5) no Período de Faturamento imediatamente após a data de entrega pela Fretadora da Notificação de Redução à Afretadora de acordo com a cláusula 39, ou caso a Fretadora não tenha ciência da ocorrência de uma Redução, no Período de Faturamento após a data em que a Fretadora se tornar ciente de tal ocorrência.

16. FORÇA MAIOR

16.1 Definição

(a) “Força Maior” significa qualquer evento ou circunstância ou combinação de eventos ou circunstâncias que impeçam o cumprimento por quaisquer das Partes ou pela Contratada, conforme o caso (“Parte Afetada”) de suas obrigações previstas no presente Contrato ou no OSA conforme aplicável mas somente caso e na medida em que (i) tais eventos e circunstâncias estejam além do controle da Parte Afetada e (ii) a Parte Afetada não tenha causado tais eventos e circunstancias e não poderia ter evitado os efeitos de tais eventos e circunstâncias por meio do exercício da razoável devida diligência.

Os eventos e circunstâncias de Força Maior incluem, mas não se limitam aos seguintes eventos, na medida em que satisfaçam às exigências previstas na cláusula 16.1(a):

(i)
casos fortuitos (exceto mau tempo ou tempestades de natureza sazonal os quais a FSRU tenha sido construída para suportar e aqueles que poderiam ser previstos ou esperados de acordo com as informações meteorológica e oceanográficas da área de operação e Terminal);

(ii)
perturbações atmosféricas, inundações, incidência de raios, tufões, tornados, furações ou tempestades de natureza severa, ondas gigantes, terremotos, deslizamentos de terra, afundamentos, deslocações, tsunami ou outros desastres naturais físicos, exceto aqueles que poderiam ter sido previstos e esperados;

(iii)
wars, blockades (of countries, ports or airports), public international trade sanctions (as long as the FSRU is operating normally and for its intended purpose), embargoes, insurrections, riots, acts of piracy, civil disturbances, terrorism, acts of public enemies, sabotage, invasions, revolution, or seizure of power by military or other non-legal means;

(iv)
any strike, lockout or industrial disturbance (unless only related to the crew supplied by the Contractor for the FSRU) at a port or other facility at which the FSRU is moored or to which or from which the FSRU transits;

(v)
chemical or radioactive contamination or ionising radiation;

(vi)
arrest or seizure of the FSRU or cargo under legal process where security is promptly furnished to release the FSRU or cargo, but the FSRU or cargo is not released;

(vii)
fire, accident, structural collapse or explosion that could not have been prevented by the Affected Party;

(viii)
collisions, shipwrecks, navigational and maritime perils involving the FSRU;

(ix)
action, inaction or delay of any Governmental Authority that impacts or causes delay in Affected Party’s performance of its obligations;

(x)
epidemics, plagues or quarantine that impacts or causes delay in the Affected Party’s performance of its obligations;

(xi)
to the extent occurring in Brazil, Change in Law that impacts or causes delay in the Affected Party’s performance of its obligations;

(xii)
evacuation of the FSRU under clause 19 of the OSA;

(xiii)
the failure, unlawful or discriminatory delay or refusal by any Governmental Authority of Brazil to grant, amend or renew an Authorisation that is necessary for the Owner, the Charterer or the Contractor to perform its obligations under this Agreement or the OSA (as applicable), or the withdrawal, modification, cancellation or revocation by such Governmental Authority of such Authorisation unless such failure, unlawful or discriminatory delay or refusal or withdrawal, modification, cancellation or revocation is caused by the Owner’s, the Charterer’s or the Contractor’s actions (including a violation or breach of the terms and conditions of any existing Authorisation or other requirement of Law) or actions, inactions or delay of such Governmental Authority (including the failure to apply for or follow the necessary procedures to obtain any Authorisation or request, acquire or take all necessary actions to obtain the renewal or reissuance of the same), in any event only if the Owner, the Charterer or the Contractor (as applicable) knows or should have known, after due enquiry and the exercise of such efforts expected of a Reasonable and Prudent Operator that such actions or inactions, as the case may be, would have caused the failure or refusal to grant or renew any Authorisation, or the withdrawal or revocation of such Authorisation; or

(iii)
guerras, bloqueios (de países, portos ou aeroportos), sanções públicas de comércio internacional (desde que a FSRU esteja operando normalmente de acordo com o fim a que se destina), embargos, insurreições, motins, atos de pirataria, perturbações civis, terrorismo, atos de inimigos públicos, sabotagem, invasões, revolução ou tomada de poder por militares ou outras formas não-legais;

(iv)
qualquer greve, bloqueio ou perturbação industrial (a menos se relacionada à tripulação fornecida pela Contratada à FSRU) no porto ou em outra instalação na qual a FSRU estiver atracada ou a partir da qual ou para qual a a FSRU transite;

(v)	contaminação química ou radioativa ou radiação ionizante;

(vi)	arresto ou apreensão da FSRU ou da carga mediante processo legal no qual a garantia seja prontamente fornecida para liberar a FSRU ou a carga, mas a FSRU ou a carga não tenha sido liberada;

(vii)	incêndio, acidente, queda estrutural ou explosão que a Parte Afetada não poderia ter impedido;

(viii)	colisões, naufrágios, perigo de navegação ou marinho envolvendo a FSRU;

(ix)	ação, inação ou atraso de qualquer Autoridade Governamental que impacte ou cause atraso na performance das obrigações da Parte Afetada;

(x)	epidemias, pragas ou quarentena, que impacte ou cause atraso na performance das obrigações;

(xi)	desde que ocorridos no Brasil, Mudança na Lei, que impacte ou cause atraso na performance das obrigações da Parte Afetada;

(xii)	evacuação da FSRU nos termos da cláusula 19 do OSA;

(xiii)
falha, atraso ou recusa ilegal ou discriminatória por qualquer Autoridade Governamental do Brasil em conceder, alterar ou renovar uma Autorização necessária para que a Fretadora, a Afretadora ou a Contratada cumpra com suas obrigações acordo com o presente Contrato ou com o OSA (conforme aplicável), ou a remoção, modificação, cancelamento ou revogação por tal Autoridade Governamental de tal autorização, a menos que tal falha, atraso ou recusa ilegal ou discriminatória ou remoção, modificação, cancelamento ou revogação tenha sido ocasionada por ações da Fretadora, da Afretadora ou da Contratada (incluindo a violação ou descumprimento/inadimplemento dos termos e condições de qualquer Autorização existente ou outra exigência legal) ou ações, inações ou atraso por tal Autoridade Governamental (incluindo deixar de solicitar ou seguir os procedimentos necessários à obtenção de qualquer Autorização ou solicitação, adquirir ou praticar todas as ações necessárias à obtenção de sua renovação ou re-emissão), em cada caso somente caso a Fretadora, a Afretadora ou a Contratada (conforme aplicável) tenha conhecimento ou devesse ter o conhecimento, após a devida averiguação e o exercicio das práticas esperadas de um Operador Razoável e Prudente, de que tais ações ou inações, conforme o caso, teriam ocasionado a falha ou a recusa da concessão ou renovação de qualquer Autorização, ou da remoção ou revogação de tal Autorização; ou

(xiv)
nationalisation, confiscation, expropriation, compulsory acquisition, arrest or restraint of any assets by (including, for the avoidance of doubt, the FSRU, Plant, Terminal, Gas pipelines and LNG Carriers and Plant connection point) any Governmental Authority; provided that such nationalisation, confiscation, expropriation, compulsory acquisition, arrest or restraint was not caused by an act or omission of the Parties; or

(xv)
from the time that the FSRU commences its Positioning Voyage and/or drydocking until the time that the FSRU has arrived at the Terminal and/or at the location of such drydocking, the occurrence in those countries directly involved in the transit of any of the events listed in clauses 16.1(a)(i) to (viii), (x), (xiii) and (xiv).

(xvi)
Force Majeure does not include:

(A)  the failure or inability to make payment, financial distress of either Party, late delivery of equipment or materials, unless, in each case, such event itself was caused by Force Majeure;

(B)  a Party’s inability to finance its obligations under this Agreement or the unavailability of funds to pay amounts when due in the currency of payment, unless, in each case, caused by a Force Majeure event;

(C)  default of payment obligations, unless caused by a Force Majeure event;

(D) late performance by any subcontractor of either Party, unless such event itself was caused by Force Majeure; or

(E)  breakdown of machinery and equipment or strikes only related to the crew supplied by the Contractor for the FSRU.

(b) Subject to clauses 16.1(c) and 16.1(d), any event or circumstance that affects a Third Party, which prevents, impedes or delays the performance by a Party of its obligations under this Agreement. Such event or circumstance shall constitute Force Majeure affecting such Party only to the extent that:

(xiv)
nacionalização, confisco, expropriação, aquisiçao compulsória, arresto ou restrição de quaisquer ativos (incluindo, para evitar dúvidas, a FSRU, Usina, Terminal, dutos e Transportadores de GNL e ponto de conexão da Usina) por qualquer Autoridade Governamental; desde que a nacionalização, confisco, expropriação, aquisição compulsória, apreensão ou restrição não tenha sido ocasionado por ação ou omissão das Partes.

(xv)
a partir do início da Movimentação/Viagem de Posicionamento da FSRU e/ou da docagem até a chegada da FSRU no Porto de Descarga e/ou no local de tal docagem a seco, a ocorrência em tais países diretamente envolvidos em tais movimentações de quaisquer dos eventos descritos nas cláusulas 16.1(a)(i) a (viii), (x), (xiii) e (xiv).

(xvi)	Força Maior não inclui:

(A)	falha ou a incapacidade de fazer pagamentos, crise financeira de uma Parte, atraso na entrega de equipamentos ou materiais a menos que tal evento tenha sido ocasionado por Força Maior;

(B)
a incapacidade de uma Parte de financiar suas obrigações de acordo com o presente Contrato ou a indisponibilidade de recursos ao pagamento de valores no seu vencimento na moeda de pagamento, a menos que causada por evento de Força Maior;

(C)	inadimplemento de obrigações de pagamento, a menos que causada por evento de Força Maior; ou

(D)	cumprimento em atraso por um subcontratado ou qualquer subcontratado de uma Parte, a menos que tal evento tenha sido ocasionado por Força Maior.

(E)	quebra de máquinas e equipamentos ou greves (exceto o descrito expressamente na alínea (iv) acima).

(b) Observadas as cláusulas 16.1(c) e 16.1(d), qualquer evento ou circunstância que afete um Terceiro, e que evite, impeça ou atrase o cumprimento por uma Parte de suas obrigações nos termos do presente Contrato, constituirá Força Maior prejudicial a tal Parte somente na medida em que:

(i)	tal evento ou circunstância seja de natureza ou caráter que, caso tivesse afetado tal Parte antes, seria descrito na definição de Força Maior nos termos da cláusula 16.1(a);

(i)
such event or circumstance is of a kind or character that, had it primarily affected such Party, would have come within the definition of Force Majeure under clause 16.1(a);

 (ii)
such Party is rendered unable by such event or circumstance from carrying out all or a material part of its obligations under this Agreement; and

(iii)
such event or circumstance affects the facilities and/or Third Parties set out in clauses 16.1(c) or 16.1(d).

(c) Any event or circumstance affecting a Third Party in accordance with clause 16.1(b) shall constitute Force Majeure affecting the Charterer only if such event or circumstance affects the following facilities and Third Parties:

(i)
the Terminal; or

(ii)
any tugs and/or pilot vessels providing services to LNG Carriers at the Terminal; or

(iii)
any contractors or subcontractors involved in the engineering, procurement, and/or construction, or for the operation and/or maintenance, of the Terminal; or

(iv)
the Charterer’s Facilities; or

(v)
any PPA or the LNG SPA.

(d) Any event or circumstance affecting a Third Party in accordance with clause 16.1(b) shall constitute Force Majeure affecting the Owner or the Contractor only if such event or circumstance affects the following facilities and Third Parties:

(i)
the Owner’s Facilities; or

(ii)
any contractors or subcontractors involved in The engineering, procurement, and/or construction, or for the operation and/or maintenance, of the Owner’s Facilities.

16.2 Notice and Reporting Requirements

(a) A Party intending to seek relief under this clause 16 shall as soon as reasonably practicable after it becomes aware of the relevant Force Majeure event:

(i)
notify the other Party of the event and furnish reasonably full particulars thereof, if available;

(ii)
give a bona fide good faith estimate of when it will be able to resume full performance of its obligations;

(iii)
give the particulars of the programme to be implemented to resume full performance hereunder; and

(iv)
provide interim reports concerning the event for continued invocation of this clause 16 and an estimate of the anticipated duration of the Force Majeure relief which it seeks.

(ii)	tal Parte não possa, em razão de tal evento ou circunstância, cumprir com a totalidade ou com uma parte relevante de suas obrigações nos termos do presente Contrato; e

(iii)	tal evento ou circunstância afete as instalações e/ou Terceiros descritos nas cláusulas 16.1(c) ou 16.1(d).

(c) Qualquer evento ou circunstância que afete Terceiros de acordo com a cláusula 16.1(b) constituirá Força Maior prejudicial à Afretadora somente caso tal evento ou circunstância afete as seguintes instalações e Terceiros:

(i)	o Terminal; ou

(ii)	quaisquer rebocadores e/ou embarcações de praticagem que prestem serviços às Transportadoras de GNL no Terminal; ou

(iii)	quaisquer contratadas ou subcontratadas envolvidas na engenharia, aquisição e/ou construção, ou à operação e/ou manutenção, do Terminal; ou

(iv)	as Instalações da Afretadora;

(v)	os PPA e o Contrato de Compra de GNL.

(d) Qualquer evento ou circunstância que afete Terceiros de acordo com a cláusula 16.1(b) constituirá Força Maior prejudicial à Fretadora ou à Contratada somente caso tal evento ou circunstância afete as seguintes instalações e Terceiros:

(i)	as Instalações do Fretadora; ou

(ii)	quaisquer contratadas ou subcontratadas envolvidas na engenharia, aqu1s1çao e/ou construção, ou à operação e/ou manutenção, das Instalações da Fretadora.

16.2 Notificação e Requisitos de Divulgação

(a) A Parte que pretender buscar medida judicial nos termos desta cláusula 16 deverá, assim que tomar conhecimento do respectivo evento de Força Maior:

(i)	notificar a outra Parte sobre o evento e fornecer informações completas sobre o evento, se disponíveis;

(ii)	fornecer uma estimativa de boa-fé de quando poderá retomar o cumprimento integral de suas obrigações;

(iii)	fornecer os detalhes do programa a ser implementado à retomada cumprimento integral de suas obrigações nos termos do presente Contrato, e

(iv)	fornecer relatórios intercalares sobre o evento ao cumprimento contínuo desta clausula 16 e uma estimativa de duração prevista da liberação por Força Maior que busca.

(b) The Affected Party shall, throughout the period during which it is prevented from performing its obligations under this Agreement, allow the other Party (at such other Party’s risk and cost) to have access to such information, facilities, sites and personnel in the possession, control or employment of the Affected Party as the other Party may reasonably request in connection with such Force Majeure event.

16.3 Consequences of Force Majeure

(a) The obligations of the Affected Party, to the extent performance thereof is prevented or impeded by the event of Force Majeure, shall be suspended and the Affected Party shall not be liable for non-performance for the duration of the period of Force Majeure.

(b) Hire will not be due in the following cases: (i) Force Majeure affecting the Owner or (ii) Force Majeure affecting the Terminal.

(c) The Charterer shall continue to pay Hire, for a period not exceeding a continued or cumulated period of six (6) months, in the event of Force Majeure affecting Charterer’s Facilities (other than the Terminal); provided that the Charterer continues to receive in full the receivables under the PPAs. Hire shall only continue to be payable to the extent that Hire is not recoverable by the Owner under any loss of Hire insurance maintained by the Owner.

16.4 Obligations Following Force Majeure

(a) To the extent either Party is entitled to relief from its obligations under this Agreement for Force Majeure, the Affected Party shall, as soon as reasonably practicable, take the measures that a Reasonable and Prudent Operator would take to bring the Force Majeure event to an end and to overcome and/or minimise the effects and consequences thereof that prevents, impedes or delays such Affected Party’s ability to resume performance hereunder. An Affected Party shall not be entitled to relief hereunder or, having become entitled, shall cease to be so entitled, and an event or circumstance originally constituting Force Majeure shall cease to be treated as Force Majeure, to the extent that the Affected Party claiming Force Majeure relief fails to comply with this clause 16.4, unless such failure is itself caused by an event of Force Majeure.

(b) As soon as an Affected Party ceases to be so affected by Force Majeure and is no longer prevented from complying with its obligations under this Agreement, such Affected Party shall:

(i)
notify the other Party accordingly; and

(ii)
use all reasonable efforts  to resume performance of such obligations as soon as reasonably practicable.

17. TERMINATION

17.1 Rights of Termination throughout the Agreement Period

(a) The Charterer may terminate this Agreement with immediate effect upon giving written notice to the Owner, in any of the following circumstances (subject to notice by the Charterer and a reasonable opportunity to cure (to be at least ninety (90) days, unless otherwise stated and/or such breach or event is incapable of remedy by taking reasonable steps)):

(b) Durante todo o período em que ficar impedida de cumprir com suas obrigações do presente Contrato, a Parte Afetada deverá permitir à outra Parte (por conta e risco destra outra Parte) ter acesso a tais informações, instalações e aos locais e ao pessoal sob a posse, controle e funcionários da Parte Afetada conforme a outra Parte possa razoavelmente solicitar com relação a tal evento de Força Maior.

16.3 Consequências da Força Maior

(a) As obrigações da Parte Afetada, na medida em que seu cumprimento fique impedido ou prejudicado por um evento de Força Maior, ficarão suspensas e a Parte Afetada não será responsável pelo seu não cumprimento no período de duração da Força Maior.

(b) a Taxa Diária não será devida em casos de (i) Força Maior afetando a Fretadora ou (ii) Força Maior afetando o Terminal.

(c) A Afretadora deverá continuar a pagar a Taxa Diária, por um período máximo de 6 meses, continuo ou acumulado, em casos de Força Maior afetando as Instalações da Afretadora (outra que não o Terminal); desde que a Afretadora continue sendo paga integralmente os recebíveis de acordo com o PPA. A Taxa Diária somente continuará a ser paga no medida em que a Taxa Diária não seja recuperada pela Fretadora por meio de seguro de perda de receita mantida pela Fretadora.

16.4 Obrigações Após a Força Maior

(a) Na medida em que cada uma das Partes faça jus à isenção de suas obrigações nos termos do presente Contrato por Força Maior, a Parte Afetada deverá, assim que possível, adotar as medidas que um Operador Razoável e Prudente adotaria para pôr a termo tal evento de Força Maior e para superar e/ou minimizar impedem os efeitos e as consequências que prejudiquem ou atrasem a retomada pela Parte Afetada do cumprimento de tais obrigações. Uma Parte Afetada não fará jus à isenção nos termos do presente Contrato ou, caso faça jus, deverá deixar de fazer jus à isenção, e um evento ou circunstância que originalmente constituindo Força Maior deixará de ser tratada como Força Maior, na medida em que a Parte Afetada que pleiteou a isenção devido à Força Maior deixe de cumprir com esta cláusula 16.4, a menos que tal falha tenha sido ocasionada por um evento de Força Maior.

b) Assim que a Parte Afetada deixar de ser afetada pelo evento de Força Maior e não mais estiver impedida de cumprir com suas obrigações nos termos do presente Contrato, tal Parte Afetada deverá:

(i)	notificar a outra Parte sobre tanto; e

(ii)	envidar todos os esforços razoáveis para retomar o cumprimento de tais obrigações assim que possível.

17. RESCISÃO

17.1 Direitos de Rescisão durante o Período Contratual

(a) A Afretadora poderá rescindir o presente Contrato com efeito imediato mediante entrega de notificação por escrito à Fretadora, em qualquer uma das seguintes circunstâncias (sujeito a notificação pela Afretadora e a uma oportunidade razoável para sanar (de pelo menos noventa (90) dias, salvo indicação em contrário e/ou se é incapaz de remediar o evento, tomando-se medidas razoáveis)):

(i)
if the FSRU becomes an actual or constructive or compromised or arranged or agreed total loss;

(ii)
if the FSRU has not passed the Performance Tests, except any period of delay due to the Charterer’s failure to fulfill its obligations under this Agreement, a Charterer Delay Event or Force Majeure shall not count for the purposes of the calculation under this clause 17.1(a)(ii);

(iii)
if a Force Majeure event continues for more than six (6) months;

(iv)
if the FSRU is Off-Hire for one hundred and eighty (180) Days within any period of twelve (12) months;

(v)
if the Classification Society suspends or removes the FSRU’s class;

(vi)
if the FSRU is substituted, re-flagged or sold without the prior consent of the Charterer;

(vii)
in accordance with the terms of clause 23.2;

(viii)
the Owner Parent Company Guarantee ceases to be in full force and effect and the Owner fails within a period of thirty (30) days thereafter to provide the Charterer with a replacement guarantee equal in value to the Owner Parent Company Guarantee and by a guarantor reasonably acceptable to the Charterer; and

(ix)      if:

(A)  the Owner’s Guarantor passes a resolution, commences proceedings or has proceedings commenced against it (and such proceedings commenced against it are not stayed within twenty-one (21) Days of service thereof on the Owner’s Guarantor) in the nature of bankruptcy or reorganisation resulting from insolvency, or for its liquidation or for the appointment of a receiver, administrator, trustee in bankruptcy or liquidator of its undertakings or assets;

(B) a petition is presented or an order is made by any competent court or other appropriate Governmental Authority or a resolution is passed for bankruptcy, dissolution or winding up of the Owner’s Guarantor; or

(C)  a liquidator, manager, administrator, receiver or trustee is appointed or an encumbrancer takes possession of the undertaking or property of the Owner’s Guarantor or any material part of the undertaking or property of the Owner’s Guarantor and is not paid out or discharged within twenty-eight (28) Days, unless such appointment or possession is being contested in good faith by the Owner’s Guarantor through appropriate proceedings and is paid out or discharged within forty-five (45) Days,

(i)	Caso a FSRU se torne perda total efetiva ou construtiva ou acordada ou determinada ou negociada;

(ii)
Caso a FSRU não tenha sido aprovada nos Testes de Desempenho, salvo se por qualquer atraso devido ao não cumprimento, por parte da Afretadora, de suas obrigações nos termos do presente Contrato ou em virtude de um Evento de Atraso da Afretadora ou Força Maior não será considerado para fins de cálculo nos termos desta cláusula 17.1(a)(ii);

(iii)	Caso um evento de Força Maior perdure por mais de 6 (seis) meses;

(iv)	Caso a FSRU esteja em Off-Hire (Fora de Contrato) pelo período contínuo ou não de 180 (cento e oitenta) Dias dentro de qualquer período de 12 (doze) meses;

(v)	Caso a Sociedade Classificadora suspenda ou retire a classe da FSRU;

(vi)	Caso a FSRU seja substituída, reclassificada ou vendida sem o prévio consentimento da Afretadora;

(vii)	De acordo com os termos da cláusula 23.2;

(viii)
A Garantia da Controladora da Fretadora não esteja mais em plena vigência e eficácia e a Fretadora não consiga, no prazo de 30 (trinta) dias seguintes, fornecer uma garantia substitutiva à Aretadora, de valor equivalente à Garantia da Controladora da Fretadora e através de um garantidor razoavelmente aceitável à Afretadora; e

(ix)	Caso:

(A)
O Garantidor da Fretadora aprove uma resolução, mova processos ou tenha processos movidos contra ele (processos movidos contra ele e que não sejam suspensos em até 21 (vinte e um) Dias da entrega do processo sobre o Garantidor da Fretadora) de natureza falimentar ou reorganizacional decorrente de insolvência, ou para sua liquidação ou nomeação de um depositário judicial, administrador, administrador judicial em falência ou liquidante de seus ativos e passivos;

(B)
uma petição seja apresentada ou um despacho seja proferido por qualquer tribunal competente ou, outra Autoridade Governamental ou uma resolução seja, aprovada por falência, dissolução ou liquidação do Garantidor da Fretadora; ou

(C)
um liquidante, gerente, administrador, depositário judicial ou administrador judicial seja nomeado ou um credor garantido tome posse do empreendimento, das propriedades do Garantidor da Fretadora ou de qualquer parte relevante do empreendimento ou das propriedades do Garantidor da Fretadora não sejam pagos ou quitados no prazo de 28 (vinte e oito) Dias, a menos que tal indicação ou posse seja contestada pelo Garantidor da Fretadora de boa-fé por meio de processos adequados e seja paga ou quitada dentro de 45 (quarenta e cinco) Dias, unless, within a period of thirty (30) days of the occurrence of (A), (B) or (C) above, the Owner provides the Charterer with a replacement guarantee equal in value to the Owner Parent Company Guarantee by a guarantor reasonably acceptable to the Charterer.

(x)
If the FSRU is applying for a Reduced Hire for a period of one hundred twenty (120) days, continuous or not, in a period of one (1) year;

(xi)
If the OSA is terminated, Regardless of Cause;

(xii)
If the Owner transfers, without authorisation, its obligations under this Agreement or realizes an alienation of the FSRU or suffers a Change in Control without the approval of the Charterer;

(xiii)
If the Owner breaches its obligations in clauses 30 or 31 or any payment or other material obligation in this Agreement (including the obligation to maintain insurance) and such breach is not remedied within thirty (30) days from notice to do so;

(xiv)
If the Owner fails to tender the FSRU for delivery by the Scheduled Arrival Date;

(xv)
If there is a loss of flag or other material Authorisations in respect of the FSRU;

(xvi)
If there is an imposition of liens on the FSRU other than Permitted Encumbrances subject to the Quiet Enjoyment Agreement or Permitted Liens;

(xvii)
If there is an arrest of the FSRU; and

(xviii)
If there is an abandonment of the FSRU,

          The rights and repairs set forth in this clause 17.1(a) shall be without prejudice to any other right or remedy that the Charterer may have under this Agreement, the OSA and the LNG SPA, as the case may be.

(b) The Owner may terminate this Agreement, with immediate effect upon written notice to the Charterer, in any of the following circumstances (subject to notice by the Owner and a reasonable opportunity to cure (to be at least ninety (90) days, unless otherwise stated and/or such breach or event is incapable of remedy by taking reasonable steps)):

(i)
subject to the following notice provisions, if the Charterer is in default in respect of undisputed payment obligations for more than ninety (90) days under clause 15, the Owner may notify the Charterer of such default and, without prejudice to any other right or remedy that the Owner may have under this Agreement or otherwise, the Owner shall be entitled (unless payment is made to the Owner, within thirty (30) Days of receipt of the Owner’s notice, of the entire undisputed amount due, including interest in accordance with clause 15.8(a)), to terminate this Agreement by giving written notice to the Charterer and to repossess the FSRU;

A menos que, no prazo de 30 (trinta) dias da ocorrência do evento descrito no item (A), (B) ou (C) acima, a Fretadora forneça à Afretadora uma garantia substitutiva em valor equivalente à Garantia da Controladora da Fretadora e por um garantidor razoavelmente aceitável à Afretadora.

(x)	Caso a FSRU esteja com aplicação de Taxa Diária Reduzida por um período de cento e vinte (120) dias, contínuos ou não, em um período de 1 ano;

(xi)	Caso o OSA seja rescindido, independente de Causa;

(xii)	Se a Fretadora ceder, sem autorização, suas obrigações nesse contrato ou realizar uma alienação da FSRU ou sofrer Mudança de Controle sem a aprovação da Afretadora;

(xiii)
Caso a Fretadora descumpra com suas obrigações nas cláusulas 30 ou 31 ou qualquer pagamento ou obrigação material neste Contrato (incluindo a obrigação de manter seguro) e não tenha sanado tal falha dentro de trinta (30) dias, contados da notificação para assim fazer;

(xiv)	Se a Fretadora não disponibilizar a FSRU para entrega na Data Programada de Chegada;

(xv)	Se houver uma perda de bandeira ou outras Autorizações relevantes em relação à FSRU;

(xvi)	Se houver uma imposição de ônus na FSRU, exceto os Gravames Permitidos, sujeitos ao Contrato de Uso Pacífico ou aos ônus Permitidos;

(xvii)	Se houver um arresto da FSRU; e

(xviii)	Se houver um abandono da FSRU,

Os direitos e reparações estabelecidos nesta cláusula 17.l(a) serão sem prejuízo a nenhum outro direito ou recurso que a Afretadora possa ter de acordo com o presente Contrato ou, o OSA e o Contrato de Compra de GNL, conforme o caso.

(b) A Fretadora poderá rescindir o presente Contrato com efeito imediato mediante entrega de notificação por escrito à Afretadora, em qualquer uma das seguintes circunstâncias (somente na medida da culpa da Afretadora e sujeito a notificação pela Fretadora e uma oportunidade razoável para sanar (pelo menos noventa (90) dias, salvo indicação em contrário):

(i)
Sujeita às seguintes disposições de notificação, se a Afretadora estiver inadimplente por prazo superior a 90 dias da parte incontroversa nos termos da cláusula 15, a Fretadora deverá notificar a Afretadora sobre tal inadimplência e, sem prejuízo a nenhum outro direito ou resolução que a Fretadora possa ter de acordo com o presente Contrato ou de outra forma, a Fretadora terá o direito (a menos que o pagamento seja realizado à Fretadora em até 30 (trinta ) Dias a partir do recebimento da notificação da Fretadora, do valor integral devido, incluindo juros e de acordo com a cláusula 15.8(a)), de rescindir o presente Contrato através de entrega de notificação por escrito à Afretadora e de reapoderar-se da FSRU;

(ii)
if the OSA is terminated due to breach by the Charterer;

(iii)
if the Charterer breaches any of its obligations under clause 30 or clause 31;

(iv)
in respect of Force Majeure, if the Owner or the Contractor is an Affected Party in respect of Force Majeure which exceeds twelve (12) months;

(v)
if the FSRU becomes an actual or constructive or compromised or arranged or agreed total loss;

(vi)
if the Charterer undergoes a Change in Control in breach of clause 18.4(a) (except as provided in clause 30.4 or in the Charterer’s Direct Agreement or as a result of actions by the Owner or any member of the Owner’s Group);

(vii)
in accordance with the terms of clause 23.2;

(viii)
except to the extent otherwise agreed in the Charterer’s Direct Agreement, the Charterer Parent Company Guarantee ceases to be in full force and effect and the Charterer fails within a period of thirty (30) days thereafter to provide the Owner with a replacement guarantee equal in value to the Charterer Parent Company Guarantee by a guarantor reasonably acceptable to the Owner;

(ix)      If:

(A) the Charterer’s Guarantor passes a resolution, commences proceedings or has proceedings commenced against it (and such proceedings commenced against it are not stayed within twenty-one (21) Days of service thereof on the Charterer’s Guarantor) in the nature of bankruptcy or reorganisation resulting from insolvency, or for its liquidation or for the appointment of a receiver, administrator, trustee in bankruptcy or liquidator of its undertakings or assets;

(B) a petition is presented or an order is made by any competent court or other appropriate Governmental Authority or a resolution is passed for bankruptcy, dissolution or winding up of the Charterer’s Guarantor; or

(ii)	se o OSA for rescindido devido a inadimplemento da Afretadora;

(iii)	se a Afretadora violar qualquer uma de suas obrigações nos termos da cláusula 30 ou cláusula 31;

(iv)	com relação à Força Maior, se a Fretadora ou a Contratada for uma Parte Afetada com relação à Força Maior ultrapassando 12 (doze) meses;

(v)	Se a FSRU se tornar uma perda total real, construtiva, compromissada ou acordada;

(vi)
Se a Afretadora sofrer uma Mudança de Controle em violação da cláusula 18.4(a) (exceto conforme previsto na cláusula 30.4 ou no Contrato Direto da Afretadora ou como resultado de ações da Fretadora ou de qualquer membro do Grupo da Fretadora);

(vii)	De acordo com os termos da cláusula 23.2;

(viii)
exceto se de outra forma acordado num Contrato Direto da Afretadora, a Garantia da Controladora da Afretadora não esteja mais em plena vigência e eficácia e a Afretadora não consiga, no prazo de trinta (30) dias seguintes, fornecer uma garantia substitutiva à Fretadora, de valor equivalente à Garantia da Controladora da Afretadora e através de um garantidor razoavelmente aceitável à Fretadora;

(ix)	Caso:

(A)
O Garantidor da Afretadora aprove uma resolução, mova processos ou tenha processos movidos contra ele (processos movidos contra ele e que não sejam suspensos em até 21 (vinte e um) Dias da entrega do processo sobre o Garantidor da Afretadora) de natureza falimentar ou reorganizacional decorrente de insolvência, para sua liquidação ou indicação de um depositário judicial, administrador, administrador judicial em falência ou liquidante de seus ativos e passivos;

(B)
Uma petição seja apresentada ou um despacho seja proferido por qualquer tribunal competente ou outra Autoridade Governamental ou uma resolução seja aprovada por falência, dissolução ou liquidação do Garantidor da Afretadora; ou

(C) a liquidator, manager, administrator, receiver or trustee is appointed or an encumbrancer takes possession of the undertaking or property of the Charterer’s Guarantor or any material part of the undertaking or property of the Charterer’s Guarantor and is not paid out or discharged within twenty-eight (28) Days unless such appointment or possession is being contested in good faith by the Charterer’s Guarantor through appropriate proceedings and is paid out or discharged within forty-five (45) Days, unless, within a period of thirty (30) days of the occurrence of (A), (B) or (C) above, the Charterer provides the Owner with a replacement guarantee equal in value to the Charterer’s Parent Company Guarantee by a guarantor reasonably acceptable to the Owner;][1]

The rights and remedies set out in this clause 17.1(b) shall be without prejudice to any other right or remedy which the Owner and/or the Contractor may have under this Agreement or the OSA, as the case may be.

(c) Without prejudice to any other right to terminate this Agreement, the Owner or the Charterer, as the case may be, shall be entitled to terminate this Agreement immediately if any one or more of the following events have occurred and are continuing in respect of the other Party and the other Party does not rectify the circumstances giving rise to such event before expiration of the thirty (30) Day notice period:

(i)
the other Party passes a resolution, commences proceedings or has proceedings commenced against it (and such proceedings commenced against it are not stayed within twenty-one (21) Days of service thereof on that Party) in the nature of bankruptcy or reorganisation resulting from insolvency, or for its liquidation or for the appointment of a receiver, administrator, trustee in bankruptcy or liquidator of its undertakings or assets;

(ii)
a petition is presented or an order is made by any competent court or other appropriate authority or a resolution is passed for bankruptcy, dissolution or winding up of the other Party; or

(iii)
a liquidator, manager, administrator, receiver or trustee is appointed or an encumbrancer takes possession of the undertaking or property of the other Party or any material part of the undertaking or property of the other Party and is not paid out or discharged within twenty-eight (28) Days unless such appointment or possession is being contested by the other Party in good faith by appropriate proceedings and is paid out or discharged within forty-five (45) Days.

(C)
Um liquidante, gerente, administrador, depositário judicial ou administrador judicial seja nomeado ou um credor garantido tome posse do empreendimento ou das propriedades do Garantidor da Afretadora ou de qualquer parte relevante do empreendimento ou das propriedades do Garantidor da Afretadora não sejam pagos ou quitados dentro do prazo de 28 (vinte e oito) Dias, a menos que tal indicação ou posse seja contestada pelo Garantidor da Afretadora de boa-fé por meio de processos adequados e seja paga ou quitada dentro do prazo de 45 (quarenta e cinco) Dias,

A menos que, no prazo de 30 (trinta) dias da ocorrência do evento descrito no item (A), (B) ou (C) acima, a Afretadora forneça à Fretadora uma garantia substitutiva em valor equivalente à Garantia da Controladora da Afretadora e por um garantidor razoavelmente aceitável pela Fretadora;

Os direitos e reparações estabelecidos nesta cláusula 17.l(b) serão sem prejuízo a qualquer outro direito ou recurso que a Fretadora e/ou a Contratada possam ter de acordo com o presente Contrato ou, conforme o caso, o OSA.

(c) Sem prejuízo a nenhum outro direito de rescindir o presente Contrato, a Fretadora ou a Afretadora, conforme o caso, terá o direito de rescindir o presente Contrato caso um ou mais dos seguintes eventos tenham ocorrido e continuem a ocorrer com relação à outra Parte, e a outra Parte não corrija as circunstâncias que estão dando origem a tal evento antes da expiração do prazo de notificação de 30 (trinta) Dias:

(i)
a outra Parte aprove uma resolução, dê início a processos judiciais ou possua processos judiciais iniciados contra ela (cujos processos judiciais iniciados contra ela não sejam suspensos em até 21 (vinte e um) Dias da citação dessa Parte) de natureza falimentar ou reorganizacional resultante de insolvência, ou para sua liquidação ou nomeação de um depositário judicial, administrador, administrador judicial em falência ou liquidante de seus ativos e passivos;

(ii)
uma petição seja apresentada ou um despacho seja proferido por qualquer tribunal competente ou, autoridade competente ou uma resolução seja, aprovada por falência, dissolução ou liquidação da outra Parte; ou

(iii)
um liquidante, gerente, administrador, depositário judicial ou administrador judicial seja nomeado ou um credor garantido tome posse do empreendimento ou da propriedade da outra Parte ou de qualquer parte relevante do empreendimento ou da propriedade da outra Parte não sejam pagos ou quitados dentro do prazo de 28 (vinte e oito) Dias, a menos que tal nomeação ou posse seja contestada de boa-fé pela outra Parte por meio de apropriados processos e seja paga ou quitada dentro do prazo de 45 (quarenta e cinco) Dias.

1 Note to Golar: The senior lenders will require that the termination retained or otherwise that clauses (viii) and (ix) and deleted.

(d) For the avoidance of doubt, no compensation shall be due to either Party for:

(i)
termination due to Force Majeure; or

(ii)
termination due to the outbreak of war or hostilities pursuant to clause 23.2,

save in respect of any amounts which are payable as of the date of such termination.

(e) In the event that any PPA is terminated, the Charterer shall be entitled to terminate this Agreement; provided that the Charterer shall have (i) given the Owner at least one (1) month’s notice of termination and (ii) solely in the event such termination has resulted from Charterer’s fault, paid an early termination payment in amount equivalent to one (1) year of Daily Hire to be calculated proportionately to the remaining balance of the contractual term (such that if this Agreement is terminated on the date hereof then the early termination payment would be in amount equivalent to one (1) year of Daily Hire, and if this Agreement is terminated on the day last day of the term hereof, then the early termination payment payment would be zero.

(f) Neither the Charter nor the Owner shall have right to terminate this Agreement except pursuant to this clause 17.

18.  REPRESENTATIONS, WARRANTIES, COVENANTS AND UNDERTAKINGS

18.1 Owner’s Representations and Warranties

The Owner hereby represents and warrants that at the Signature Date and throughout the Agreement Period:

(a) the Owner is a company duly incorporated and validly existing under the laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(b) this Agreement constitutes legal, valid and binding obligations of the Owner and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by the Owner of this Agreement will not contravene any Law of any Governmental Authority having jurisdiction over the Owner;

(c) the Owner has not taken nor to its knowledge has omitted to take any actions that would adversely affect the enforceability of this Agreement against the Owner or the rights of the Charterer under the terms of this Agreement; and

(d) the execution and delivery of this Agreement will not conflict with or result in any breach of any terms of, or constitute a default under, any agreement or other instrument to which the Owner is a party or its property is bound.

(d) Para evitar dúvidas, nenhuma remuneração deverá ser devida a qualquer das Partes por:

(i)	rescisão devido à Força Maior ou

(ii)	rescisão devido à ocorrência de guerra ou hostilidades, de acordo com a cláusula 23.2,

Exceto com relação a quaisquer valores que sejam devidos na data de tal rescisão.

(e) Caso qualquer PPA seja rescindido, a Afretadora terá o direito de rescindir o presente Contrato, desde que a Afretadora tenha (i) entregue à Fretadora uma notificação de rescisão com, no mínimo, 01 mês de antecedência e (ii) apenas no caso de tal rescisão resultar de culpa da Afretadora, realizado o pagamento de rescisão antecipada no montante equivalente a 1 ano de Taxa Diária, a ser calculada de forma proporcional ao período restante para encerramento do Contrato (de forma que se o contrato for terminado nesta data o Pagamento de Rescisão Antecipada seria equivalente a 1 ano e se for rescindido no último dia do Prazo Contratual, o Pagamento da Rescisão Antecipada seria equivalente a zero.

(f) Nem a Afretadora, nem a Fretadora terão direito de rescisão do presente Contrato, exceto de acordo com esta cláusula 17.

18. DECLARAÇÕES, GARANTIAS, OBRIGAÇÕES E COMPROMISSOS

18.1 Declarações e Garantias da Fretadora

A Fretadora, através do presente Contrato, declara e garante que, na Data de Assinatura e durante todo o Período Contratual:

(a) é uma companhia devidamente constituída e validamente existente sob as leis do seu país de constituição e possui pleno poder e autoridade societária para celebrar, executar e cumprir com as suas obrigações de acordo com o presente Contrato, e todas as medidas societárias, acionárias e de outra natureza foram tomadas para autorizar a assinatura, entrega e execução do mesmo;

(b) o presente Contrato constitui obrigações legais, válidas e vinculantes aplicáveis a ele, e as obrigações estão em pleno vigor e efeito, de acordo com seus termos, e a entrega e execução pela Fretadora do presente Contrato não infringe nenhuma lei de qualquer Autoridade Governamental que possua competência sobre a Fretadora;

(c) não tomou, nem possui conhecimento de ter omitido, qualquer ação que afetasse adversamente a execução do presente Contrato contra ele ou os direitos da Afretadora nos termos do presente Contrato; e

(d) o presente Contrato, sua assinatura e entrega não conflitarão com ou resultarão em qualquer violação de qualquer um dos termos, nem constituirão inadimplência sob, qualquer contrato ou outro instrumento do qual a Fretadora seja parte ou sua propriedade esteja vinculada.

(e) a FSRU foi projetada e será entregue conforme previsto na cláusula 3(c) deste Afretamento.

18.2 Compromissos da Fretadora

(a) A Fretadora se compromete que irá, no cumprimento de suas obrigações nos termos do presente Contrato, atuar em conformidade com todas as leis e regulamentações e de acordo com os Padrões Internacionais que o Operador Razoável e Prudente cumpriria;

(e) the FSRU has been designed and will be delivered as per stated in clause 3(c) of this Agreement.

18.2 Owner’s Undertakings

(a) The Owner undertakes that it will, in fulfilling its obligations under this Agreement, act in compliance with all relevant laws and regulations and in accordance with such International Standards with which a Reasonable and Prudent Operator would comply.

(b) For the avoidance of doubt, it is acknowledged and agreed that the Owner shall be entitled, without requiring the Charterer’s consent, to undergo a transfer (directly or indirectly and in whole or in part) of its ownership to Golar LNG Partners LP; provided that Golar LNG Partners LP remains in control (as defined in clause 1.1) of Golar LNG Limited. Any other Change in Control shall be approved by the Charterer.

(c) From the Acceptance Date and throughout the Agreement Period, the Owner shall maintain or restore the FSRU in accordance with the conditions stipulated in clause 3.1 whenever the passage of time, wear and tear or any event that requires such measures be taken;

(d) The Owner will deliver and maintain the FSRU in compliance with the performance specifications and guarantees set forth in this Agreement, including regasification rate, loading and unloading rate, tanks capacity, fuel use, Boil-Off and LNG consumption.

(e) The Owner shall procure and appoint a company to provide the services under the OSA and cause such company to sign the OSA with the Charterer on the Signature Date. Such company must be accepted by the Charterer, such acceptance not to be unreasonably withheld.

(f) The Owner shall provide the Charterer with copies of the following documents received by the Owner:

(i)
documents and reports issued by the Classification Society with respect to the FSRU;

(ii)
reports of major incidents on board the FSRU;

(iii)
pollution reports (including port state detention reports and compliance reports from any relevant Governmental Authority);

(iv)
insurance claims and reports under insurances; and

(v)
salvage and underwriter reports.

18.3 Charterer’s Representations and Warranties

The Charterer hereby represents and warrants that, at the Signature Date and throughout the Agreement Period:

(a) the Charterer is a company duly incorporated and validly existing under the laws of the country of its incorporation and has the corporate power and authority to enter into and perform its obligations under this Agreement and all necessary corporate, shareholder and other action has been taken to authorise the execution, delivery and performance of the same;

(b) Para evitar dúvidas, fica entendido e acordado que a Fretadora terá direito, sem necessitar da autorização da Afretadora, de se submeter a uma transferência (direta ou indiretamente e parcial ou integralmente) de sua titularidade para Golar LNG Partners LP, desde que a Golar LNG Partners LP permaneça no controle (conforme definido na cláusula 1.1) da Golar LNG Limited. Qualquer outra alteração de controle deverá ser aprovada previamente pela Afretadora.

(c) A partir da Data de Aceitação e ao longo do Período do Contrato a Fretadora manterá ou restabelecerá a FSRU, de acordo com as condições estipuladas na cláusula 3.1 sempre que a passagem do tempo, o desgaste e o rompimento ou qualquer evento exija que tais medidas sejam tomadas;

(d) A Fretadora entregará e manterá a FSRU atendendo as especificações e garantias de performance estabelecidas neste Contrato, incluindo taxa de regaseificação, Taxa de Carregamento e de Descarga, capacidade de tanques, uso de combustível, boil off e consumo de GNL.

(e) A Fretadora deverá providenciar para que uma empresa apontada pela Fretadora assine o OSA com a Afretadora na mesma data deste Contrato. Tal empresa deve ser aceita pela Afretadora, mas tal aceitação não pode ser irrazoavelmente negada.

(f) fornecer à Afretadora, cópias dos seguintes documentos recebidos pela Fretadora:

(i)	documentos e relatórios emitidos pela Sociedade Classificadora para a FSRU;

(ii)	relatórios dos maiores incidentes a bordo da FSRU; e

(iii)	relatórios de poluição (inclusive relatórios portuários de retenção (detention) do Estado do Porto e relatórios de conformidade de Autoridades Governamentais).

(iv)	reivindicações de seguro e relatórios nos termos dos seguros; e

(v)	relatórios de subscritor e salvados.

18.3 Declarações e Garantias da Afretadora

A Afretadora, através do presente, declara e garante que, na Data da Assinatura e ao longo do Período Contratual:

(a) a Afretadora é uma companhia devidamente constituída e validamente existente sob as leis do seu país de constituição e possui pleno poder e autoridade societária para celebrar, executar e cumprir com as suas obrigações de acordo com o presente Contrato, e todas as medidas societárias, acionárias e de outra natureza foram tomadas para autorizar a assinatura, entrega e execução do mesmo

(b) a Afretadora possui a capacidade e autoridade de celebrar e executar as suas obrigações de acordo com o presente Contrato e foram tomadas todas as ações necessárias para autorizar a assinatura, entrega e execução deste Contrato;

(b) the Charterer has the capacity and authority to enter into and perform its obligations under this Agreement and all necessary action has been taken to authorise the execution, delivery and performance of the same;

(c) this Agreement constitutes legal, valid and binding obligations of the Charterer and the obligations are in full force and effect in accordance with their terms, and the delivery and performance by the Charterer of this Agreement will not contravene any Law of any Governmental Authority having jurisdiction over the Charterer;

(d) the Charterer has not taken nor, to its knowledge, has it omitted to take any actions that would adversely affect the enforceability of this Agreement against the Charterer or the rights of the Owner under the terms of this Agreement; and

(e) the execution and delivery of this Agreement will not conflict with or result in the breach of any terms of, or constitute a default under, any agreement or other instrument to which the Charterer is a party or its property is bound.

18.4 Charterer’s Undertakings

The Charterer undertakes that from the Signature Date and throughout the Agreement Period:

(a) the Charterer shall not undergo a Change in Control without the Owner’s prior written consent;

(b) the Charterer will, in fulfilling its obligations under this Agreement and the OSA, act in compliance with all relevant Laws and regulations and in accordance with such International Standards with which a Reasonable and Prudent Operator would comply;

(c) the Charterer shall operate and maintain the Charterer’s Facilities in accordance with the standards of a Reasonable and Prudent Operator;

(d) from the Acceptance Date and throughout the Agreement Period, the Charterer shall maintain or restore the FSRU in accordance with conditions stipulated in clause 3.1 whenever the passage of time, wear and tear or any event requires such steps to be taken;

(e) the Charterer shall subcontract its obligations pursuant to clause 18.4(d) to the Contractor pursuant to the OSA;

(f) it shall provide the Owner with copies of the following documents received by the Charterer:

(i)
documents and reports issued by the Classification Society with respect to the FSRU;

(ii)
reports of major incidents on board the FSRU;

(iii)
pollution reports (including port state detention reports and compliance reports from any relevant Governmental Authority);

(c) o presente Contrato constitui as obrigações legais, válidas e vinculantes aplicáveis a ele, e as obrigações estão em plena vigência e eficácia de acordo com seus termos, e a entrega e cumprimento pela Afretadora do presente Contrato não infringe nenhuma lei de qualquer Autoridade Governamental que possua competência sobre a Afretadora;

(d) não tomou, nem é de seu conhecimento que eximiu-se de ter tomado, qualquer medida que poderiam afetar de forma adversa a exequibilidade do presente Contrato contra ele, ou os direitos da Fretadora nos termos do presente Contrato; e

(e) o presente Contrato, sua assinatura e entrega não conflitarão com, ou nem resultarão em qualquer violação de qualquer um dos termos de, nem constituirão inadimplência sob qualquer contrato ou outro instrumento do qual a Afretadora seja parte ou tenha sua propriedade vinculada.

18.4 Compromissos da Afretadora

A partir da Data de Assinatura e ao longo do Período Contratual, a Afretadora compromete-se a:

(a) a Afretadora não sofrerá Mudança de Controle sem a autorização prévia por escrito da Fretadora;

(b) a Afretadora atuará, no cumprimento de suas obrigações de acordo com o presente Contrato e o OSA, em conformidade com todas as leis e regulamentações pertinentes e de acordo com os Padrões Internacionais que o Operador Razoável e Prudente cumpriria;

(c) a Afretadora operará e manterá as Instalações da Afretadora de acordo com os padrões de um Operador Razoável e Prudente;

(d) a partir da Data de Aceitação e ao longo do Período Contratual, a Afretadora deverá manter ou restabelecer a FSRU, de acordo com as condições estipuladas na cláusula 3.1 sempre que a passagem do tempo, o desgaste e o rompimento ou qualquer evento exija que tais medidas sejam tomadas;

(e) a Afretadora deverá subcontratar suas obrigações de acordo com a cláusula 18.4(d) para a Contratada de acordo com OSA;

(f) fornecer à Fretadora, se entregues pela Contratada, cópias dos seguintes documentos recebidos pela Afretadora:

(i)	documentos e relatórios emitidos pela Sociedade Classificadora para a FSRU;

(ii)	relatórios dos maiores incidentes a bordo da FSRU; e

(iii)	relatórios de poluição (inclusive relatórios portuários de retenção (detention) do Estado do Porto e relatórios de conformidade de Autoridades Governamentais).

(iv)	reivindicações de seguro e relatórios nos termos dos seguros; e

(v)	relatórios de subscritor e salvados.

19. SAÚDE, SEGURANÇA E MEIO AMBIENTE

19.1 Conformidade

A Fretadora cumprirá e fará com que a Contratada (de acordo com o OSA) cumpra rigorosamente as Leis e regulamentações relacionadas à saúde, segurança e proteção ambiental (inclusive o estabelecimento de uma Política de HSSE - Saúde, Segurança e Meio Ambiente) aplicáveis às operações da FSRU no Terminal e com os Padrões Internacionais.

(iv)
insurance claims and reports under insurances; and

(v)
salvage and underwriter reports.

19. HEALTH, SAFETY, SECURITY AND ENVIRONMENT

19.1 Compliance

The Owner shall, and shall cause the Contractor (pursuant to the OSA) to, strictly comply with applicable Laws and regulations pertaining to health, safety and environmental protection (including the establishment of a HSSE Policy) applicable to the FSRU’s delivery to and operations at the Terminal and comply with International Standards.

20. QUALITY ASSURANCE AND QUALITY CONTROL

The Owner shall cause the Contractor to implement, comply with and maintain throughout the Agreement Period a quality assurance and quality control system, which is to be in accordance with International Standards and the International Safety Management (ISM) Code.

21. INTELLECTUAL PROPERTY

21.1 Neither the Owner nor the Charterer shall have the right of use, other than for the purposes of this Agreement and the Project, whether directly or indirectly, any information and know-how disclosed pursuant to this Agreement.

21.2 All Intellectual Property Rights provided by a Party shall remain with that Party.

21.3 No Intellectual Property Rights relating to the Owner’s Facilities shall be or become the property of, or be licensed to, the Charterer by operation of this Agreement.

21.4 No Intellectual Property Rights relating to the Charterer’s Facilities shall be or become the property of, or be licensed to, the Owner by operation of this Agreement.

22. SALVAGE

22.1 The FSRU shall not undertake salvage operations without the prior consent of the Owner; provided that such consent shall not be required if the salvage operation(s) involves an attempt to save, or a saving of, life.

22.2 For the avoidance of doubt, if the FSRU is on Hire when any salvage operations are commenced, the FSRU shall remain on Hire during such salvage operations; provided the salvage operations do not restrict or reduce the rendering of the FSRU’s services to the Charterer.

22.3 All salvage and all proceeds from derelicts shall be divided between the Owner and the Charterer in proportion to the value of cargo on board and the value of the FSRU (after deducting the Master’s, officers’ and crew’s share).

20. GARANTIA DE QUALIDADE E CONTROLE DE QUALIDADE

A Fretadora deverá fazer com que a Contratada implemente, cumpra e mantenha durante o Período Contratual um sistema de garantia de qualidade e controle de qualidade, o qual deverá estar de acordo com os Padrões Internacionais e com o Código Internacional de Gerenciamento de Segurança (ISM).

21. PROPRIEDADE INTELECTUAL

21.1 Nem a Fretadora nem a Afretadora terão o direito de uso para outros fins, que não sejam o objeto do presente Contrato e do Projeto, seja direta ou indiretamente, qualquer informação e conhecimento (know-how) divulgado nos termos do presente Contrato.

21.2 Todos os Direitos de Propriedade Intelectual fornecidos por uma Parte deverão ser mantidos com essa Parte.

21.3 Nenhum Direito de Propriedade Intelectual relacionado às Instalações da Fretadora será ou se tornará de propriedade, nem será licenciado à Afretadora pela execução ou por força deste Contrato.

21.4 Nenhum Direito de Propriedade Intelectual relacionado às Instalações da Afretadora será ou se tornará de propriedade, nem será licenciado à Fretadora pela execução ou por força deste Contrato.

22. SALVAMENTO

22.1 A FSRU não se comprometerá com operações de salvamento sem o consentimento prévio da Fretadora; contanto que tal consentimento não seja exigido caso a(s) operação(ões) de salvamento(s) envolva(m) uma tentativa de salvar uma vida.

22.2 Para fins de esclarecimento, caso a FSRU esteja sob Taxa Diária quando forem iniciadas quaisquer operações de salvamento, a FSRU ficará sob Taxa Diária durante tais operações; desde que tais atividades de salvamento não restrinjam ou reduzam a prestação dos serviçso da FSRU para a Afreadora.

22.3 Todos os salvamentos e todos os produtos resultantes de abandono serão divididos entre a Fretadora e a Afretadora, na proporção do valor da carga a bordo e o valor da FSRU (após a dedução das respectivas cotas do Comandante, dos oficiais e da tripulação).

23. DECLARAÇÃO DE GUERRA E DESPESA ADICIONAL DE GUERRA

23.1 Em caso de desencadeamento de guerra ou hostilidades ou embargos comerciais no território brasileiro que materialmente e adversamente impactem a operação da FSRU no Brasil, as Partes deverão se reunir para acordar sobre uma solução mutuamente benéfica a fim de providenciarem uma área de fundeio segura para a FSRU, bem como a segurança contínua do Comandante e da tripulação.

23. OUTBREAK OF WAR AND ADDITIONAL WAR EXPENSE

23.1 If war or hostilities or commercial embargo break out in Brazilian territory that materially and adversely affects the operations of the FSRU in Brazil, the Parties shall meet to agree to a mutually beneficial resolution in order to provide safe ground for the FSRU as well as the continued safety of the Master and crew.

23.2 Should the war or hostilities referred to in clause 23.1 continue for a period of three hundred and sixty-five (365) Days, the Owner and the Charterer shall each have the right to terminate this Agreement if the Parties fail to agree a mutually beneficial resolution pursuant to clause 23.1. For the avoidance of doubt, the Charterer shall fully reimburse, indemnify and hold harmless the Owner in respect of any additional premiums incurred under the Owner’s war risks policy for any period in which the war or hostilities continue for more than seven (7) Days.

23.3 If the FSRU’s war risks insurers require the Charterer to move the FSRU to a safe place, as defined under the war risks policy, the Charterer shall appoint a safe berth and provide the anchorage costs. The Owner and the Contractor shall reduce the crew and the maintenance costs to the minimum required by the relevant Governmental Authority.

24. GENERAL AVERAGE

24.1 The provisions of this clause 24 shall only apply to events or acts of general average occurring outside the Terminal.

24.2 General average contributions shall be payable according to York/Antwerp Rules 2004, as amended from time to time, and shall be adjusted in London in accordance with English law and practice.

25. LIABILITY AND INDEMNITY

25.1 The Owner shall be liable for and shall protect, defend, indemnify and hold harmless each member of the Charterer’s Group from and against any Losses actually incurred or suffered by any member of the Charterer’s Group, arising out of, based upon or in connection with the FSRU and the Owner’s performance of this Agreement.

25.2 The Charterer shall be liable for and shall protect, defend, indemnify and hold harmless each member of the Owner’s Group for any Losses actually incurred or suffered by any member of Owner’s Group, in any such case arising out of, based upon or in connection with the Charterer’s performance of this Agreement.

25.3 Except as provided in clause 25.4 (but notwithstanding any other provision of this Agreement or the OSA), neither Party (nor any member of its Group) shall be liable to the other Party (or any member of its Group) in respect of any Consequential Loss suffered by the other Party or any member of its Group, whether or not foreseeable at the time of entering into this Agreement and Regardless of Cause (other than (a) arising from Gross Negligence or Wilful Misconduct or (b) any amount payable as Liquidated Damages hereunder).

23.2 Caso a guerra ou as hostilidades referidas na cláusula 23.1 continuem por um período de trezentos e sessenta e cinco (365) Dias, a Fretadora e a Afretadora cada uma terá o direito de rescindir o presente Contrato caso as Partes não acordem em uma solução mutuamente benéfica nos termos da cláusula 23.1. Para evitar dúvidas, a Afretadora deverá reembolsar, indenizar e isentar integralmente a Fretadora com relação a quaisquer prêmios adicionais incorridos nos termos da apólice da Fretadora de riscos de guerra por qualquer período em que a guerra ou hostilidades continuarem por mais de sete (7) Dias.

23.3 Caso as seguradoras de riscos de guerra da FSRU exijam que a Afretadora desloque a FSRU para um lugar seguro, conforme definido nos termos da apólice de riscos de guerra, a Afretadora apontará um berço seguro e arcará com tais custos de ancoragem. A Fretadora e a Contratada deverão reduzir a tripulação e os custos de manutenção para os níveis mínimos exigidos pelas Autoridades Governamentais competentes.

24. AVARIA GROSSA

24.1 As disposições desta cláusula 24 somente serão aplicadas a eventos ou atos de avaria grossa que ocorram fora do Terminal.

24.2 As contribuições de avaria grossa serão pagas de acordo com as Regras de York/Antuérpia de 2004, e conforme suas respectivas alterações de tempos em tempos e serão reguladas em Londres, de acordo com a lei e prática inglesa.

25. RESPONSABILIDADE E INDENIZAÇÃO

25.1 A Fretadora será responsável por, e deverá proteger, defender, indenizar e isentar cada membro do Grupo da Afretadora por e contra quaisquer Perdas de fato incorridas ou sofridas por qualquer membro do Grupo da Afretadora, em qualquer caso decorrente de, relacionada a, ou em conexão com a FSRU e a execução deste Contrato pela Fretadora.

25.2 A Afretadora será responsável por, e deverá proteger, defender, indenizar e isentar todos os membros do Grupo da Fretadora por quaisquer Perdas de fato incorridas ou sofridas por qualquer membro do Grupo da Fretadora, decorrente de, relacionada a ou em conexão com a execução deste Contrato pela Afretadora.

25.3 Exceto conforme previsto na cláusula 25.4 (porém, não obstante qualquer outra disposição do presente Contrato ou o OSA, nenhuma das Partes (nem qualquer membro de seu Grupo) será responsável pela outra Parte (ou qualquer membro do seu Grupo), com relação a quaisquer Danos Indiretos sofridos pela outra Parte ou qualquer membro de seu Grupo, seja ou não previsível no momento da celebração do Contrato e Independente de Causa (exceto aqueles decorrentes de Culpa Grave ou Dolo e contanto que quaisquer valores aqui devidos a título de lndenização Contratual Prefixada deverão ser conclusivamente considerados como não sendo Danos Indiretos).

25.4 Para evitar dúvidas, Danos Indiretos não incluem o seguinte:

(a) qualquer ajuste da Taxa Diária, de acordo com a cláusula 12; e

(b) danos sofridos pela Afretadora com relação a perda de receita e débitos relacionados ao funcionamento da Usina.

25.4 For the avoidance of doubt, Consequential Loss shall not include the following:

(a) any adjustment of Hire pursuant to clause 12; and

(b) damages suffered by the Charterer in relation to loss of revenue and debits related to the operation of the Plant.

25.5 The Owner shall be responsible for the raising, removal, destruction or marking of the FSRU or any equipment, bunkers or cargo owned by or contracted to the Owner and lost as a result of a casualty (insofar as the raising, removal, destruction or marking are compulsory by Law).

25.6 The maximum aggregate liability of the Owner and the Contractor to the Charterer and of the Charterer to the Owner and the Contractor arising out of, relating to, or connected with this Agreement and the OSA shall not Exceed two hundred thirty million USD (US$230,000,000.00) (the “Maximum Liability Cap”); provided that such Maximum Liability Cap shall not limit claims arising from (a) reductions in services fees or payments of Liquidated Damages hereunder, (b) Third Party indemnity claims (excluding, for the avoidance of doubt, Consequential Loss), (c) claims for which insurance proceeds have been obtained or (d) Gross Negligence or Wilful Misconduct.

26. INSURANCE

26.1 The Owner shall contract insurance for the FSRU as detailed in Appendix J. The Owner warrants that the FSRU will throughout the Agreement Period:

(a) be owned by a member of the International Tanker Owner Pollution Federation Limited; provided such organisation exists and, if it does not exist, then be owned by a member of a first-tier club that is internationally recognized;

(b) be properly entered with a recognised P&I club that is a member of the international group of P&I clubs (or, should the international group of P&I clubs cease to exist, such other insurer as the Charterer shall reasonably approve);

(c) have in place insurance coverage for oil pollution from the FSRU for a limit equal to the maximum on offer through P&I clubs that are members of the international group of P&I clubs (or, should the international group of P&I clubs cease to exist, as may be generally available in the international insurance market);

(d) have in full force and effect hull and machinery and war risks insurance placed through reputable brokers for the market value of the FSRU upon arrival at the Terminal for both hull and machinery and war risks insurance, and a deductible equivalent to three hundred and fifty thousand United States Dollars (USD 350,000) for hull and machinery and no deductible for war risks; and

25.5 A Fretadora será responsável pelo içamento, remoção, destruição ou marcação da FSRU ou qualquer equipamento, tanques de combustível ou carga de propriedade da ou contratada pela Fretadora e perdida como resultado de uma casualidade (na medida em que o içamento, remoção, destruição ou marcação sejam obrigatórias por Lei.

25.6 A responsabilidade máxima total da Fretadora e da Contratada perante a Afretadora e da Afretadora perante a Fretadora e a Contratada resultante de, relacionada ou conexa a este Contrato e a OSA, não deverá exceder duzentos e trinta milhões de USD (US$230,000,000.00) (o “Limite Máximo de Responsabilidade”); desde que tal Limite Máximo de Responsabilidade não deve limitar as reinvindicações decorrentes de (a) reduções nas taxas de serviços ou pagamentos de Indenização Contratual Prefixada sob este Contrato, (b) reinvindicações de indenização por Terceiros, (c) reinvindicações de valores (indenizações) de seguro que tenham sido obtidos ou (d) Culpa Grave ou Dolo.

26. SEGURO

26.1 A Fretadora deverá contratar seguros para a FSRU conforme detalhamento previsto no Anexo J. A Fretadora garante que a FSRU, ao longo do Período Contratual:

(a) será de propriedade de um membro da lnternational Tanker Owners Pollution Federation Limited desde que tal organização exista, e caso não existir, deverá ser de titularidade de um member de um clube de primeira linha que seja internacionalmente conhecido;

(b) será devidamente registrada junto a um Clube de P&I reconhecido e que seja membro do grupo internacional de clubes de P&I (ou, caso o grupo internacional de clubes de P&I deixe de existir, outra seguradora que seja devidamente aprovada pela Afretadora);

(c) ter em vigor cobertura de seguro para poluição de petróleo proveniente da FSRU, em um limite igual ao máximo em oferta através dos clubes de P&I e que são membros do grupo internacional de clubes de P&I (ou, caso o grupo internacional de clubes P&I deixe de existir, conforme estiver geralmente disponível no mercado internacional de seguros);

(d) ter em vigor e eficácia o seguro de casco e máquinas e seguro de riscos de guerra contratados através de corretores com boa reputação com base no valor de mercado da FSRU na chegada ao Terminal, para ambos seguro casco e máquinas e seguro de riscos de guerra, e uma franquia equivalente a USD350.000 (trezentos e cinquenta mil dólares Norte-Americanos) para casco e máquinas e sem franquia para riscos de guerra; e

(e) deverá contratar qualquer outro seguro exigido por Lei aplicável, ou, por conta da Afretadora, exigido pelos financiadores da Afretadora; entretanto, desde que a Fretadora seja responsável pelo pagamento de qualquer franquia que deva ser paga nos termos desta cláusula 26.1, a menos que o incidente que resultou no pagamento de qualquer franquia tenha sido causado pela Afretadora ou por qualquer membro do Grupo da Afretadora, nesse caso a Afretadora será responsável pelo pagamento da franquia relacionada a tal incidente.

(e) have in place any other insurance required by applicable Law or, at the Charterer’s cost, by the Charterer’s lenders; provided, however, that the Owner shall be liable for the payment of any deductible that may be payable under this clause 26.1, unless the incident that caused the payment of any such deductible was caused by the Charterer or any member of the Charterer’s Group, in which case the Charterer shall be liable for the payment of the deductible related to such incident.

26.2 The Charterer shall procure and maintain, at its expense, the insurances required by its financing agents and:

(a) any other insurance required by applicable Law;

(b) charterer’s liability; and

(c) terminal liability.

26.3 If a Party so requests, the other Party shall have its insurance provider(s) furnish to the requesting Party certificates of insurance relating to the insurances referred to in clause 26.1 and 26.2, as applicable. Either Party shall immediately notify the other Party in writing if an insurance policy referred to in clause 26.1 or 26.2 (as applicable) has been cancelled or has materially changed and no other equivalent or more comprehensive cover has been arranged to replace it from the time such insurance policy has been cancelled or materially changed.

26.4 All P&I insurance policies that the Owner is required to have and those that the Owner feels are desirable to have in connection with this Agreement shall, as far as applicable, name the Charterer and the Contractor as co-insured to the extent of the liabilities assumed by the Owner hereunder and (subject to the Rules of the P&I Club with respect to P&I insurance) all insurance policies entered into by the Owner in accordance with clause 26.1 shall contain a waiver of subrogation to the extent of the liabilities assumed by the Owner hereunder in favour of the Charterer, any of the Charterer’s financiers, any Affiliate of the Charterer and the Contractor.

26.5 In the event an act by or the negligence of any member the Charterer’s Group vitiates any of the insurances provided for herein, the Charterer shall indemnify the Owner from and in respect of all Losses, claims and demands that would otherwise have been covered by such insurances. If an act by or negligence of any member of the Owner’s Group voids any of the insurances provided for herein, the Owner shall indemnify the Charterer with respect to all Losses, claims and demands that would otherwise have been covered by such insurances.

27. RESOLUTION BY EXPERTS

27.1 A Dispute arising out of this Agreement shall be resolved by reference to an expert agreed upon by the Parties.

26.2 A Afretadora deverá obter e manter, às suas expensas, os seguros exigidos por seus agentes financiadores.

(a) qualquer outro seguro exigido por lei aplicável;

(b) seguro de responsabilidade da afretadora;

(c) seguro de responsabilidade do terminal.

26.3 Se uma das Partes solicitar, a outra Parte deverá fazer com que seu(s) segurador(es) forneça à Parte solicitante os certificados de seguro relacionados aos seguros mencionados nas cláusulas 26.1 e 26.2, conforme aplicável. Qualquer uma das Partes deverá notificar imediatamente a outra Parte por escrito caso uma apólice de seguro mencionada nas cláusulas 26.1 ou 26.2 (conforme o csao) tenha sido cancelada ou tenha sido substancialmente alterada e nenhuma outra cobertura equivalente ou mais abrangente tenha sido providenciada para substitui-la a partir do momento em que foi cancelada ou substancialmente alterada.

26.4 Todas as apólices de seguro P&I que a Fretadora é obrigada a ter e aquelas que a Fretadora acredite que sejam necessárias ter em conexão com este Contrato, conforme for o caso, deverão nomear a Afretadora e a Contratada como co-sseguradas na medida em que as obrigações assumidas pela Fretadora nos termos deste Contrato e (sujeitas às Regras do P&I com relação ao seguro de P&I) todas as apólices de seguro celebradas pela Fretadora de acordo com a cláusula 26.1, deverão conter uma renúncia de sub-rogação na medida das obrigações assumidas pela Fretadora nos termos deste Contrato, em favor da Afretadora, qualquer dos financiadores da Afretadora, qualquer Afiliada da Afretadora e da Contratada.

26.5 Caso qualquer ato ou negligência de qualquer membro do Grupo da Afretadora anule qualquer um dos seguros aqui previstos, a Afretadora deverá indenizar a Fretadora por todas as Perdas, reivindicações e demandas que teriam sido de outra forma cobertas por tais seguros. Caso qualquer ato ou negligência de qualquer membro do Grupo da Fretadora anule qualquer um dos seguros aqui previstos, a Fretadora deverá indenizar a Afretadora com relação a todas as Perdas, reivindicações e demandas que teriam sido de outra forma cobertas por tais seguros.

27. RESOLUÇÃO POR ESPECIALISTAS

27.1 Qualquer Controvérsia nos termos do presente Contrato deverá ser solucionada mediante encaminhamento a um especialista de comum acordo entre as Partes.

27.2 Caso haja necessidade de indicar um especialista nos termos do presente Contrato, as Partes deverão consultar juntas e concordar com a identificação do especialista.

Caso as Partes não consigam chegar a um acordo sobre o especialista dentro de um período razoável, tanto a Fretadora ou a Afretadora poderão solicitar que o Presidente da CBMA - Câmara Brasileira de Mediação e Arbitragem indique o especialista, salvo se as Partes concordem na identificação de um órgão alternativo indicado. Caso quaisquer das Partes não concorde com a escolha do especialista, deverão as Partessubmeter o caso para arbitragem.

27.2 Should an expert need to be appointed under this Agreement, the Parties shall consult together and agree on the identity of the expert. If the Parties are unable to agree on the choice of an expert within a reasonable period of time, either the Owner or the Charterer may request that the current Chairman of the CBMA–Brazilian Chamber of Mediation and Arbitration appoint the expert, unless the Parties agree on the identity of an alternative appointing body. If either Party does not agree with the choice of expert, the Parties shall submit the case to arbitration.

27.3 Within fourteen (14) Days of appointment of an expert under clause 27.2, the Charterer and the Owner shall submit their case to the expert with supporting documents. The expert may then proceed to issue a decision in writing in relation to the subject matter referred or may allow each Party a right of reply before proceeding to a decision. Such decision by the expert shall be final and binding and shall not be subject to any judicial or arbitral review, except in the event of manifest error or fraud. In the case of manifest error or fraud, the matter shall be referred to the dispute resolution procedure outlined in clause 28, and the Owner and the Charterer shall promptly execute such procedure.

27.4 The Parties each agree to be responsible for fifty percent (50%) of the fees of the expert so appointed and also fifty percent (50%) of the fees, if any, of the Chairman of CBMA – Brazilian Chamber of Mediation and Arbitration if required to make an appointment pursuant to this clause.

28. LAW AND ARBITRATION

28.1 This Agreement (and any non-contractual obligations arising out of or in connection with it) shall be governed by and construed in accordance with the laws of England.

28.2 Subject to clause 27, any dispute, claim, controversy or difference arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation or termination or any dispute regarding non-contractual obligations arising out of or in connection with this Agreement (“Dispute”) shall be referred to and finally resolved by arbitration in London, England, in accordance with the rules of the International Chamber of Commerce – ICC (the “ICC”) applicable at the date of commencement of the arbitration proceedings. The reference shall be made to a tribunal of three (3) arbitrators. A Party wishing to refer a Dispute to arbitration shall (a) appoint its arbitrator, (b) send notice of such appointment in writing to the other Party (i) requiring the other Party to appoint its own arbitrator within fourteen (14) calendar days of that notice and (ii) stating that it will appoint its arbitrator as sole arbitrator unless the other Party appoints its own arbitrator and gives notice that it has done so (such notice identifying their appointed arbitrator) within the fourteen (14) days specified. If the other Party appoints its own arbitrator, the two arbitrators so appointed shall forthwith appoint a third arbitrator, who shall be the chairman of the arbitral tribunal. If the two arbitrators selected by the Parties do not appoint a third arbitrator within fourteen (14) days of one Party calling upon the other Party to do so, the current President of the ICC shall appoint the third arbitrator upon the request of either arbitrator or either Party. If the other Party does not appoint its own arbitrator and has not given notice that it has done so within the fourteen (14) days specified, the Party referring a Dispute to arbitration may, without the requirement of any further notice to the other Party, appoint its arbitrator as sole arbitrator and shall advise the other Party accordingly. In the circumstances, the decision of a sole arbitrator shall be binding on both Parties.

27.3 Em até quatorze (14) Dias a partir da data de indicação do especialista nos termos da cláusula 27.2, a Afretadora e a Fretadora deverão enviar o seu caso ao especialista com os documentos de suporte. O especialista poderá então prosseguir para emitir uma decisão por escrito com relação ao assunto referido, ou poderá permitir que cada Parte tenha direito a uma resposta antes de prosseguir com a decisão. Tal decisão pelo especialista será final e vinculante e não estará sujeita a qualquer revisão judicial ou arbitral, exceto no caso de erro manifesto ou fraude, nesse caso a questão será submetida ao procedimento de resolução de conflitos de acordo com a cláusula 28, e devendo a Fretadora e a Afretadora levar isto a efeito prontamente.

27.4 Cada Parte concorda em ser responsável por cinquenta por cento (50%) das taxas do especialista então indicado e também por por cinquenta por cento (50%) das taxas, se aplicável, do Presidente da CBMA - Câmara Brasileira de Mediação e Arbitragem caso seja necessário que ele realize uma indicação, nos termos desta cláusula.

28. LEI E ARBITRAGEM

28.1 Este Contrato (e qualquer obrigação não contratual decorrente ou relacionada a ele) será regido e interpretado de acordo com as leis da Inglaterra.

28.2 Sujeitas a cláusula 27, qualquer disputa, reivindicação, controvérsia ou alteração resultante de ou decorrente deste Contrato, inclusive qualquer questão relacionada à sua existência, validade, interpretação ou rescisão ou qualquer disputa a respeito de obrigações não-contratuais resultantes ou relacionadas a este Contrato (“Controvérsia”) serão submetidas à e finalmente solucionadas por arbitragem em Londres, Inglaterra, de acordo com as normas da Câmara de Comércio Internacional - ICC (a “ICC”) aplicáveis na data de início dos processos de arbitragem. A referência será um tribunal composto por três (3) árbitros. A Parte que desejar submeter qualquer Controvérsia à arbitragem deverá (a) nomear o seu árbitro, (b) enviar a notificação de tal indicação por escrito à outra Parte, (i) exigindo que a outra Parte nomeie o seu próprio árbitro em até catorze (14) dias corridos a partir de tal notificação, (ii) declarando que irá nomear o seu próprio árbitro como árbitro único, a menos que a outra Parte nomeie o seu próprio árbitro e notifique que procedeu desse modo (tal notificação identificando o seu árbitro nomeado) dentro dos catorze (14) dias especificados. Caso a outra Parte nomeie o seu próprio árbitro, os dois árbitros então nomeados deverão, em seguida, nomear um terceiro árbitro que será o presidente do tribunal arbitral. Se os dois árbitros selecionados não nomearem um terceiro árbitro em até catorze (14) dias a contar da solicitação da outra Parte para realizar tal ato, o atual Presidente da ICC deverá indicar o terceiro árbitro, no caso do pedido de um dos árbitros ou de uma das Partes. Caso a outra Parte não nomeie o seu próprio árbitro e não tenha notificado que procedeu de tal forma dentro dos catorze (14) dias especificados, a Parte que submeteu a Controvérsia à arbitragem poderá, sem a exigência de qualquer outra notificação à outra Parte, nomear o seu árbitro como único árbitro e deverá informar a outra Parte dessa forma. Nessas circunstâncias, a decisão de um árbitro único será vinculante sobre ambas as Partes.

28.3 The language to be used in the arbitral proceedings shall be English.

28.4 If multiple arbitration proceedings are initiated under this Agreement and/or under any Related Agreement and the subject matters are related by common questions of law or fact, which could result in conflicting awards or obligations, the proceedings shall at the request of the Owner or the Charterer be consolidated before such arbitral tribunal as the Owner or the Charterer may specify.

28.5 Notwithstanding the foregoing agreement to arbitration, the Parties expressly reserve the right to seek provisional relief from any court of competent jurisdiction to preserve their respective rights pending arbitration and, in seeking such relief, shall not waive the right of arbitration.

28.6 This arbitration agreement is binding upon each Party and its successors and assigns.

29. CONFIDENTIALITY

29.1 For the purposes of this clause 29, the Party disclosing Confidential Information shall be referred to as the “Disclosing Party” and the Party that is receiving Confidential Information shall be referred to as the “Receiving Party”.

29.2 The Receiving Party agrees to keep Confidential Information strictly confidential and shall not sell, trade, publish or otherwise disclose such Confidential Information to anyone in any manner whatsoever without the prior consent of the Disclosing Party, including, but not limited to, photocopy or reproduction.

29.3 Confidential Information shall not be used by the Receiving Party except in connection with the performance of its obligations under this Agreement or in connection with the Project, including financing or direct or indirect sale (or investment therein), in whole or in part, by the Receiving Party.

29.4 The provisions of this clause 29 shall not apply to Confidential Information which:

(a) is already in possession of the public or becomes available to the public other than through the act or omission of the Receiving Party in breach hereof;

(b) is acquired independently by the Receiving Party from a Third Party that, to the knowledge of the Receiving Party, has the right to disclose such information at the time it is acquired by the Receiving Party (without binder or secrecy);

(c) is developed independently by the Receiving Party without reliance on the Confidential Information disclosed by the Disclosing Party and such fact can be reasonably demonstrated by the Receiving Party; or

28.3 O idioma a ser utilizado nos processos arbitrais será o inglês.

28.4 Caso múltiplos processos de arbitragem sejam iniciados nos termos do presente Contrato e/ou nos termos de qualquer Contrato Relacionado, e cujas matérias sejam relacionadas por questões comuns de lei ou fato e que poderiam resultar em obrigações ou decisões conflitantes, os processos deverão, mediante solicitação da Fretadora ou Afretadora ser consolidados perante tal tribunal arbitralconforme a Fretadora ou a Afretadora especificar.

28.5 Não obstante o acordo acima sobre a arbitragem, as Partes expressamente reservam-se ao direito de buscar recursos provisórios de qualquer tribunal de jurisdição competente para preservar seus respectivos direitos pendentes de arbitragem, e a busca de tal recurso não renuncia o direito de arbitragem.

28.6 Este contrato de arbitragem é vinculante sob as Partes, seus sucessores e cessionários.

29. CONFIDENCIALIDADE

29.1 Para os fins da presente cláusula 29, a Parte que divulgar as Informações Confidenciais, será referida como a “Parte Divulgadora”, e a Parte que receber as Informações Confidenciais será a “Parte Receptora”.

29.2 A Parte Receptora concorda em manter as Informações Confidenciais estritamente confidenciais e não venderá, comercializará, publicará ou divulgará de outra forma a ninguém, de maneira nenhuma, sem a autorização prévia da Parte Divulgadora, inclusive, mas não se limitando, através de fotocópias ou reprodução.

29.3 As Informações Confidenciais não serão utilizadas pela Parte Receptora, exceto com relação à execução de atividades a serem conduzidas de acordo com ou para os fins do presente Contrato ou do Projeto, inclusive o seu financiamento ou venda direta ou indireta (ou investimento)total ou parcialmente.

29.4 As disposições desta cláusula 29 não se aplicarão às Informações Confidenciais que:

(a) já estejam sob posse do público ou se tornem disponível ao público de outra forma que não através de ato ou omissão da Parte Receptora em violação do presente Contrato;

(b) sejam adquiridas independentemente pela Parte Receptora de um Terceiro que, para o conhecimento da Parte Receptora, possua o direito de divulgar tal informação no momento em que foi adquirida pela Parte Receptora (sem vínculo ou sigilo);

(c) sejam desenvolvidas independentemente pela Parte Receptora sem confiança sobre as Informações Confidenciais divulgadas pela Parte Divulgadora e tal fato puder ser justificadamente demonstrado pela Parte Receptora; ou

(d) sejam exigidas a serem divulgadas para cumprimento de exigências de qualquer lei, norma ou regulamentação de qualquer Autoridade Governamental ou órgão regulatório que possua competência sobre o presente Contrato ou sobre as partes dele, ou de qualquer bolsa de valores pertinente desde que a Parte Receptora notifique por escrito à Parte Divulgadora antes de tal divulgação, a menos que a Parte Receptora esteja impedida de realizar tal ação por Lei aplicável).

(d) is required to be disclosed in order to comply with the requirements of any Law of any Governmental Authority or regulatory body having jurisdiction over this Agreement or the parties hereto, or of any relevant stock exchange; provided that the Receiving Party shall give written notice to the Disclosing Party prior to such disclosure unless restricted from doing so by applicable Law.

29.5 Notwithstanding the above, Confidential Information may, without the Disclosing Party’s prior written consent, be disclosed by the Receiving Party to and used by the following persons (the “Recipients”) provided that such Recipients are informed of the confidential nature of the Confidential Information:

(a) its employees, advisors, officers and directors;

(b) its actual or potential investors, potential direct or indirect owners, its Affiliates and the employees, officers and directors of such Affiliates;

(c) its professional consultants and advisors including insurers, underwriters and brokers;

(d) its financial advisers, investment bankers, underwriters, brokers, lenders or other financial institutions advising on, providing or considering the provision of financing; and

(e) a lender’s potential transferee of an interest in its financing arrangements to enable such potential transferee to conduct due diligence.

29.6 The Receiving Party shall be responsible for ensuring that all of its Recipients to whom Confidential Information is disclosed under this Agreement shall keep such information confidential in accordance with the terms of this Agreement and shall not disclose, divulge or use such Confidential Information in violation of this Agreement. The Receiving Party shall be liable to the Disclosing Party for any breach of this Agreement by the Recipients of the Receiving Party. The Disclosing Party hereby represents and warrants that it has the right and authority to disclose the Confidential Information to the Receiving Party. The Disclosing Party, however, makes no representations or warranties, express or implied, as to the quality, accuracy and completeness of the Confidential Information disclosed hereunder unless expressly represented or warranted pursuant to any other agreement. The Disclosing Party, its Affiliates and their officers, directors and employees shall have no liability whatsoever with respect to the use of or reliance upon the Confidential Information by the Receiving Party.

29.7 Notwithstanding the above, the Parties shall, and shall cause their officers, employees and agents to, take all reasonable measures to protect Confidential Information concerning or arising from this Agreement for a period of five (5) years from the date this Agreement expires or is terminated.

29.5 Não obstante as disposições acima, as Informações Confidenciais podem, sem a autorização prévia por escrito da Parte Divulgadora, ser divulgadas pela Parte Receptora para, e utilizadas pelas, as seguintes pessoas (os “Destinatários”), desde que tais Destinatários sejam informados a respeito da natureza sigilosa das Informações Confidenciais:

(a) seus funcionários, assessores, diretores e conselheiros;

(b) seus investidores atuais ou potenciais, potenciais proprietários diretos ou indiretos, suas Afiliadas e os funcionários, diretores e conselheiros dessas Afiliadas;

(c) seus consultores e assessores profissionais, inclusive seguradores, subscritores e corretores;

(d) seus consultores financeiros, bancos de investimento, corretores, credores ou outras instituições financeiras assessorando, fornecendo ou considerando a concessão de financiamento; e

(e) um potencial cessionário dos financiadores de uma participação no seu acordo de financiamento para permitir que tal potencial cessionário conduza uma due diligence (auditoria).

29.6 A Parte Receptora será responsável por garantir que todos os seus Destinatários a quem as Informações Confidenciais são divulgadas nos termos do presente Contrato mantenham essas informações confidenciais de acordo com os termos do presente Contrato e não divulgarão nem utilizarão essas Informações Confidenciais em violação ao presente Contrato. A Parte Receptora será responsável perante a Parte Divulgadora por qualquer violação ao presente Contrato pelos Destinatários da Parte Receptora. A Parte Divulgadora, através do presente Contrato, declara e garante que possui o direito e autoridade para divulgar as Informações Confidenciais à Parte Receptora. Entretanto, a Parte Divulgadora não faz qualquer declaração ou garantia, expressa ou implícita, quanto à qualidade, exatidão e integralidade das Informações Confidenciais divulgadas nos termos do presente Contrato, a menos que expressamente declarado ou garantido nos termos de qualquer outro contrato. A Parte Divulgadora, suas Afiliadas, e seus diretores, conselheiros e funcionários não terão qualquer responsabilidade com relação ao uso ou à confiança das Informações Confidenciais pela Parte Receptora.

29.7 Não obstante o acima disposto, as Partes tomarão, e farão com que seus diretores, funcionários e agentes tomem, todas as medidas razoáveis para proteger as Informações Confidenciais relacionadas ou resultantes do Contrato por um período de cinco (5) anos a partir da data em que o presente Contrato expirar ou for rescindido.

29.8 Se, a qualquer momento, a Parte Divulgadora ou qualquer um de seus Destinatários ou subcontratados desejar divulgar à Parte Receptora ou a qualquer um de seus Destinatários ou subcontratados Informações Técnicas, a Parte Divulgadora deverá primeiro notificar por escrito a Parte Receptora de forma não confidencial sobre (i) a natureza das informações; (ii) o fato de que são Informações Técnicas; e (iii) o uso adicional ou outras restrições a ela inerentes. A Parte Receptora terá então o direito de decidir se aceita ou não o recebimento de tais Informações Técnicas. Caso essas Informações Técnicas sejam recebidas, a Parte Receptora deverá garantir que sejam protegidas de acordo com as disposições desta cláusula 29.

29.8 If at any time the Disclosing Party, or any of its Recipients or subcontractors, wishes to disclose to the Receiving Party, or any of its Recipients or subcontractors, Technical Information, the Disclosing Party shall first notify the Receiving Party in writing on a non-confidential basis of (i) the nature of the information; (ii) the fact that it is Technical Information; and (iii) the additional use or other restrictions attaching to it. The Receiving Party shall then have the right to decide whether or not to accept receipt of such Technical Information. If such Technical Information is received, the Receiving Party shall ensure that Technical Information is safeguarded in accordance with the provisions of this clause 29.

29.9 Notwithstanding the above, this clause 29 shall not be voided by either Party due to state compulsion or governmental decree.

30. ASSIGNMENT / NOVATION / QUIET ENJOYMENT / MORTGAGE / FINANCING

30.1 Except as permitted under the Quiet Enjoyment Agreement neither the Charterer nor the Owner may assign or novate this Agreement.

30.2 Subject to compliance with clause 30.1, the Ownershall have the right to enter into Permitted Encumbrances with Permitted Mortgagees as security for the financing of the FSRU.

30.3 The Charterer shall comply with, and provide such information and documents to enable the Owner to comply with, all such instructions or directions in regard to the employment, insurances, operation, repairs and maintenance of the FSRU as laid down in any Permitted Encumbrance or as may be directed from time to time during the Agreement Period by any Permitted Mortgagees in conformity with such Permitted Encumbrances.

30.4 The Owner agrees as soon as reasonably practicable after receipt of notice from the Charterer to execute and perform the Charterer’s Direct Agreement. The Charterer may collaterally assign its rights and obligations under this Agreement pursuant to security agreements with the lenders, as further described in the Charterer’s Direct Agreement, and may further assign such rights and obligations as set forth therein, and the exercise of such rights shall not be considered a Change in Control in respect of the Charterer.

30.5 The Owner agrees as soon as reasonably practicable after receipt of notice from the Charterer to cause the Owner’s lenders execute the Quiet Enjoyment Agreement in any case before or at the time of final approval of the Charterer.

30.6 The Charterer may assign this Agreement (in whole or in part) to other companies of the same Group. Any assignment of this Agreement to Third Parties by the Charterer will depend upon the approval of the Owner, which shall not be unreasonably withheld. The Charterer may sub-charter the FSRU at any time without prior approval of the Owner; provided that the Charterer remains responsible for the payments to the Owner.

29.9 Não obstante o acima disposto, a presente cláusula 29 não será considerada nula por nenhuma das Partes devido à natureza de obrigatoriedade ou decisão governamental.

30. CESSÃO / NOVAÇÃO / USO PACÍFICO / HIPOTECA / FINANCIAMENTO

30.1 Exceto conforme permitido nos termos do Contrato de Uso Pacífico, a Afretadora e a Fretadora não podem ceder nem novar o presente Contrato.

30.2 Sujeita ao cumprimento da cláusula 30.1, a Fretadora terá o direito de celebrar Gravames Permitidos com Credores Hipotecários Permitidos como caução para o financiamento da FSRU.

30.3 A Afretadora deverá cumprir e fornecer tais informações e documentos para permitir que a Fretadora cumpra todas essas instruções ou orientações relativas ao emprego, seguros, operação, reparos e manutenção da FSRU, conforme estabelecido em qualquer Gravame Permitido ou conforme possa ser direcionado de tempos em tempos durante ao Período Contratual por qualquer Credor Hipotecário Permitido, em conformidade com tais Gravames Permitidos.

30.4 A Fretadora concorda, tão logo seja razoavelmente praticável após o recebimento da notificação da Afretadora, em assinar e executar o Contrato Direto da Afretadora. A Afretadora poderá atribuir de forma colateral seus direitos e obrigações ao abrigo deste Contrato de acordo com contratos de garantia com os financiadores, conforme descrito no Contrato Direto da Afretadora, e pode além disso atribuir os direitos e obrigações conforme estabelecidos no mesmo, e o exercício de tais direitos não deve ser considerado uma Mudança de Controle em relação a Afretadora.

30.5 A Fretadora concorda, tão logo seja razoavelmente praticável após o recebimento da notificação da Afretadora, em providenciar para que os financiadores da Fretadora celebrem o Contrato de Uso Pacífico, em qualquer caso antes ou no momento de aprovação final da Afretadora.

30.6 A Afretadora pode ceder o presente Contrato (no todo ou em parte) para outras empresas do mesmo Grupo. Qualquer cessão do presente Contrato para terceiros pela Afretadora, dependerá de aprovação da Fretadora, a qual não poderá ser irrazoavelmente negada. A Afretadora poderá sub-afretar a FSRU a qualquer tempo sem aprovação prévia da Fretadora, desde que a Afretadora permaneça responsável pelos pagamentos à Fretadora.

31. GARANTIA

31.1 A Afretadora fornecerá à Fretadora em até trinta (30) dias a partir da Data da Assinatura (ou de outra data alternativa que as Partes tenham acordado de outra forma) uma versão assinada da Garantia da Controladora da Afretadora emitidas por cada um dos Garantidores da Afretadora em um valor equivalente cada uma a cinquenta por cento (50%) da Taxa Diária multiplicada por trezentos e sessenta e cinco dias (365);

31. SECURITY

31.1 The Charterer shall provide to the Owner within thirty (30) days of the Signature Date (or such alternative date as the Parties otherwise agree) an executed Charterer Parent Company Guarantee issued by the Charterer’s Guarantor in an amount at least equal to fifty percent (50%) of the rate of Hire multiplied by three hundred sixty-five (365);

31.2 The Owner shall provide to the Charterer within thirty (30) days of the Signature Date (or such alternative date as the Parties may agree) an executed Owner Parent Company Guarantee, in an amount at least equal to the rate of Hire multiplied by three hundred and sixty five (365).

32. NOTICES

32.1 Whenever written notice is required to be given by either Party to the other Party, such notices shall be sent by registered mail, e-mail or registered airmail to the addresses detailed below or to such other addresses as the Parties may respectively from time to time designate by notice in writing. Any failure to transmit a copy of the notice to a Party listed as entitled to receive a copy shall not in any way affect the validity of any notice otherwise properly given as provided in this clause 32.

Notices to Owner:

Attention: Celso Pereira da Silva

Email:          [***]
Address:       [***]
Phone:          [***]

Notices to Charterer:

Attention: Edio Rodenheber

Email:          [***]
Address:       [***]
Phone:          [***]

32.2 Any notice required under this Agreement to be given in writing shall be deemed to be duly received only:

(a) in the case of a letter, whether by post, hand or courier, at the date and time of its actual delivery if within normal business hours (09:00-17:00) on a Business Day at the place of receipt or otherwise at the commencement of normal business hours on the next Business Day; or

(b) in the case of a facsimile or e-mail, at the time of transmission recorded on the message if such time is within normal business hours (09:00¬17:00) on a Business Day at the place of receipt, otherwise at the commencement of normal business hours on the next Business Day.

32.3 The Parties hereby irrevocably waive any requirements for notarial notices under applicable Law.

33. COMMUNICATIONS

Unless otherwise expressly provided in this Agreement, all notices, approvals, agreements, rejections, requests, consents, elections, instructions, designations, authorisations, responses and all other communications required to be given by the Owner or the Charterer to the other Party under or in connection with this Agreement shall be in writing and in the English language.

31.2 A Fretadora fornecerá à Afretadora, em até trinta (30) dias a partir da Data de Assinatura (ou de outra data alternativa que as Partes possam ter acordado) uma Garantia da Controladora da Fretadora assinada, em um valor equivalente da Taxa Diária multiplicada por trezentos e sessenta e cinco dias (365) ().

32. NOTIFICAÇÕES

32.1 Sempre que notificações por escrito forem exigidas para serem entregues por qualquer uma das Partes à outra Parte, tais notificações serão enviadas por carta registrada, e-mail ou correio aéreo registrado aos endereços abaixo descritos ou aos outros endereços que as Partes possam, respectivamente, de tempos em tempos, indicar por notificação por escrito. Qualquer falha na transmissão de uma cópia de notificação a uma Parte listada como tendo o direito de receber uma cópia, não afetará de nenhuma forma a validade de qualquer notificação entregue adequadamente de outra forma, conforme previsto nesta cláusula 32.

Notificações à Fretadora:
Aos cuidados: Celso Pereira da Silva

E-mail:	[***]
Endereço:	[***]
Tel:	[***]

Notificações à Afretadora:
Aos cuidados: Edio Rodenheber

E-mail:	[***]
Endereço:	[***]
Tel:	[***]

32.2 Qualquer notificação exigida de acordo com o presente Contrato a ser entregue por escrito somente será considerada como recebida:

(a) no caso de uma carta ser entregue através dos correios ou em mãos por entregador, na data e hora de sua real entrega se dentro do horário comercial (09:00-17:00) em um Dia Útil no local do recebimento, se de outra forma, no começo do horário comercial regular do próximo Dia Útil; ou

(b) no caso de e-mail, no momento da transmissão gravada na mensagem, caso o horário esteja dentro do horário commercial (09:00-17:00) em um Dia Útil no local do recebimento, ou caso contrário, no começo do horário comercial regular do próximo Dia Útil.

32.3 As Partes, através do presente, irrevogavelmente dispensam os requisitos de notificações notariais nos termos da Lei aplicável.

33. COMUNICAÇÕES

Salvo se expressamente disposto em contrário neste Contrato, todas as notificações, aprovações, contratos, rejeições, solicitações, consentimentos, nominações, instruções, designações, autorizações, respostas e todas as outras comunicações exigidas a serem entregues pela Fretadora ou pela Afretadora à outra Parte nos termos ou relacionados com este Contrato, deverão ser feitas por escrito e em Inglês.

34. GENERAL LEGAL PROVISIONS

34.1 Waiver

None of the terms and conditions of this Agreement shall be considered to be waived by either the Charterer or the Owner unless a waiver is given in writing by the waiving Party to the other Party. No failure on the part of either Party to enforce any of the terms and conditions of this Agreement shall constitute a waiver of its terms.

34.2 Survival of Rights

The termination or expiration of this Agreement shall be without prejudice to any rights, remedies, obligations and liabilities that have accrued pursuant to this Agreement or under applicable Law before such termination or expiration. All rights and remedies that have accrued to the benefit of either Party or any member of its Group (and any provisions of this Agreement which may be necessary for the exercise of such accrued rights and remedies) prior to the termination or expiration of this Agreement shall survive such termination or expiration. Furthermore, the provisions of clauses 1, 25, 28 and 29 (but only for the duration noted in clause 29.7), 31.1, 33, 34 and 35 shall survive the termination or expiration of this Agreement.

34.3 Mitigation of Loss

Both the Charterer and the Owner shall take all reasonable steps to mitigate any Loss resulting from any breach of this Agreement by the other Party.

34.4 Invalidity and Severability

If any provision of this Agreement is found by any court or administrative body of a competent jurisdiction to be Invalid or unenforceable, the invalidity or unenforceability of such provision shall not affect the other provisions of this Agreement and all provisions not affected by such invalidity or unenforceability shall remain in full force and effect. The Charterer and the Owner hereby agree to attempt to substitute, for any invalid or unenforceable provision, a valid or enforceable provision, which achieves to the greatest possible extent, the economic, legal and commercial objectives of the invalid or unenforceable provision.

34.5 Counterparts

This Agreement may be executed in any number of counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

34.6 Taxes

(a) The Charterer shall pay the full amount of Hire and other monies due under this Agreement without any deduction or withholding for or on account of present or future Taxes. Notwithstanding the previous sentence, if at any time the Charterer is required by Law to deduct or withhold any Taxes from Hire or other monies payable under this Agreement, (i) the Charterer shall make the necessary deduction or withholding; (ii) the Charterer shall promptly pay the amount deducted or withheld to the relevant Governmental Authority; (iii) the Charterer shall provide the Owner with evidence of payment of such deductions and withholdings in the form of certified receipts; and (iv) the Charterer shall, when making the payment to which the deduction or withholding relates, pay to the Owner such additional amount as will ensure that the Owner receives the same total amount as it would have received if no such withholding or deduction had been required. Notwhitstanding anything to the contrary, this clause (a) shall not apply in respect of Taxes on income, gains or profits (such as Brazilian corporate income tax and social contribution on net income) or Taxes levied upon payroll, except for any withholding Taxes, if and as required by applicable Law.

34. DISPOSIÇÕES LEGAIS GERAIS

34.1 Renúncia

Nenhum dos termos e condições deste Contrato será considerado renunciado pela Afretadora ou pela Fretadora a menos que uma renúncia seja feita por escrito por uma Parte à outra Parte. Nenhuma falha, por quaidquer uma das Partes, na execução, , de qualquer um dos termos e condições do Contrato constituirá uma renúncia dos mesmos.

34.2 Permanência de Direitos

Qualquer rescisão ou término deste Contrato se dará sem prejuízo de quaisquer direitos, medidas, obrigações e responsabilidades que possam ter sido advindas deste Contrato ou de outra forma nos termos da lei aplicável, referente a tal rescisão ou término. Todos os direitos e medidas que possam ter sido tomadas para o benefício de quaisquer Partes ou qualquer membro de seu Grupo (e quaisquer disposições deste Contrato que possam ser necessárias para o exercício de tais direitos e medidas) antes da rescisão ou término do deste Contrato, sobreviverão a tal rescisão ou término. Além disso, as disposições das cláusulas 1, 25, 28 e 29, (mas somente pela duração mencionada na cláusula 29.7), 31.1, 33, 34 e 35 sobreviverão à rescisão ou término deste Contrato.

34.3 Mitigação de Perdas

Tanto a Afretadora quanto a Fretadora tomarão todas as medidas razoáveis para mitigar qualquer Perda resultante de qualquer violação do Contrato pela outra Parte.

34.4 Invalidez e Cláusulas Independentes

Caso qualquer disposição do presente Contrato seja julgada por qualquer tribunal ou órgão administrativo de uma jurisdição competente como inválida ou inexequível, a invalidez ou a inexequibilidade de tal disposição não afetará as outras disposições do presente Contrato e todas as disposições não afetadas por tal invalidez ou inexequibilidade seguirão em pleno vigor e eficácia. A Afretadora e a Fretadora desde já concordam em tentar substituir qualquer disposição inválida ou inexequível por uma disposição válida e exequível, e que alcance, na maior medida possível, os objetivos econômicos, legais e comerciais da disposição inválida ou inexequível.

34.5 Vias

Este Contrato poderá ser assinado em qualquer número de vias, cada qual será considerada uma via original e todas juntas constituirão um único e o mesmo instrumento.

34.6 Tributos

(a) A Afretadora pagará o valor integral da Taxa Diária e outros valores devidos nos termos deste Contrato sem qualquer dedução ou retenção de atuais ou futuros Tributos. Não obstante o anterior disposto, se a qualquer momento a Afretadora for exigida por lei a descontar ou reter quaisquer Tributos da Taxa Diária ou outros valores pagáveis nos termos deste Contrato, (i) a Afretadora realizará o desconto ou retenção; (ii) a Afretadora pagará prontamente o valor descontado ou retido à respectiva Autoridade Governamental; (iii) a Afretadora fornecerá à Fretadora o comprovante de pagamento desses descontos e retenções na forma de recibos certificados; e (iv) A Afretadora, ao fazer o pagamento o qual a dedução ou retenção se refere, deverá pagar a Fretadora tal valor adicional, assim como se certificará de que a Fretadora receba o mesmo valor total que teria recebido se tal retenção ou desconto não fosse exigido. Não obstante qualquer disposição contrária, esta cláusula (a) não se aplicará aos Tributos sobre rendimentos, ganhos ou lucros (como imposto de renda e contribuição social sobre o lucro líquido no Brasil) ou Tributos cobrados sobre a folha de pagamento, exceto quaisquer tributos retidos na fonte, se e conforme exigido pela Lei aplicável.

(b) The Parties assume that withholding income tax (IRRF) applies at a zero percent (0%) rate. If this assumption is not valid for whatever reason and there is an increase in the IRRF rate, the Parties agree that the withholding obligation set forth in clause 34.6(a) above shall apply.

(c) The Charterer will not be required to bear the costs of Taxes:

(i)
caused by or resulting from a change of corporate jurisdiction or tax home of the Owner subsequent to the Signature Date; or

(ii)
caused by or resulting from any activities of the Owner not related to the performance of this Agreement by the Owner; or

(iii)
caused by or resulting from any current or prior connection between the tax home and the Owner, including the fact that the Owner has or has had its place of incorporation or permanent domicile (other than such place resulting solely from commercial activities of the Owner that may be necessary for the performance by the Owner of its obligations under this Agreement) in such jurisdiction or the FSRU registry has been in such jurisdiction; or

(iv)
caused by or resulting from the change, reorganization or expansion of the business activities of the Owner or any Affiliates in the jurisdiction in which the Terminal is located;

(v)
amounts that the Owner may credit or benefit from; or

(vi)
with respect to Taxes on income, gains or profits (such as Brazilian corporate income tax and social contribution on net income) or Taxes levied upon payroll.

(d) Taxes and customs duties applicable to the FSRU, equipment, spare parts and consumables imported under this Agreement shall be borne by the Parties as provided in clause 10.2(d).

(b) Conforme art. 691, I do Regulamento de Imposto de Renda, as Partes assumem que o imposto de renda retido na fonte (IRRF) aplica-se a uma taxa de percentual zero (0%). Se houver um aumento na taxa IRRF através de uma alteração na lei, regulamentação ou interpretação da legislação vigente, independentemente se efetuada por decreto, medida provisória ou qualquer outro instrumento legal, as Partes concordam que a obrigação de retenção prevista no item 34.6 (a) acima se aplica.

(c) A Afretadora não será obrigada a arcar com os custos de tributos:

(i)	causados por ou resultantes de mudança de competênciasocietária ou domicílio fiscal da Fretadora posterior à Data de Assinatura; ou

(ii)	causados por ou resultantes de quaisquer atividades da Fretadora não relacionados ao desempenho deste Afretamento pela Fretadora; ou

(iii)
causados por ou resultantes de qualquer ligação atual ou anterior entre a jurisdição fiscal e a Fretadora, incluindo o fato de a Fretadora ter ou ter tido seu local de incorporação, ou domicílio permanente (que não seja tal local resultante unicamente de atividades comerciais da Fretadora e que sejam necessárias para o desempenho da Fretadora sob este Contrato) em tal jurisdição ou o registro da FSRU ter sido em tal jurisdição; ou

(iv)	causados por ou resultantes de mudança, reorganização ou expansão as atividades de negócios da Fretadora ou de quaisquer de suas Afiliadas em qualquer jurisdição na qual o Terminal esteja localizado;

(v)	valores que a Fretadora possa se creditar ou se beneficiar; ou

(vi)	com relação a Tributos sobre rendimentos, ganhos ou lucros (tais como imposto de renda e contribuição social sobre o lucro líquido no Brasil) ou Tributos cobrados sobre a folha de pagamento.

(d) Tributos e encargos alfandegários aplicáveis à FRSU, equipamentos, partes sobressalentes e consumíveis importados sob este Contrato deverão ser assumidos pelas Partes, conforme previsto na cláusula 10.2 (d).

(e) A Fretadora tomará as medidas solicitadas pela Afretadora, incluindo o uso de acordos ou tratados tributários para fins de minimizar quaisquer responsabilidades tributárias sobre a Afretadora sob este Afretamento.

(e) The Owner shall take the measures requested by the Charterer, including the use of agreements or taxation treaties, in order to minimize any tax liability on the Charterer under this Agreement.

(f) The Owner and the Charterer shall comply with any and all requirements of any applicable Governmental Authority regarding the reporting, filing of returns, maintenance of books and records and payment of any Taxes due.

(g) The Owner and the Charterer shall promptly upon request provide the other with evidence of payment of all amounts required to be paid by the Owner or the Charterer, as applicable, under this clause 34.6, including, if appropriate, access to originals of such evidence.

(h) The Charterer and the Owner shall take all reasonable actions to minimise each other’s Tax liability.

(i) The Charterer shall indemnify and hold harmless the Owner’s Group in respect of any and all Losses that may arise in connection with any claim by any Government Authority in Brazil in respect of a failure to pay withheld Taxes in connection with this Agreement.

34.7 Entire Agreement

34.7.1 This Agreement constitutes the entire agreement between the Parties and supersedes and extinguishes all previous drafts, agreements, arrangements and understandings between them, whether written or oral, relating to its subject matter.

34.7.2 Each Party agrees that it shall have no remedies in respect of any representation or warranty (whether made innocently or negligently) that is not set out in this Agreement. Each Party agrees that its only liability in respect of those representations and warranties that are set out in this agreement (whether made innocently or negligently) shall be for breach of contract.

34.8 Exclusion of Third Party Rights

34.8.1 Except in respect of any rights of members of the Charterer’s Group and members of the Owner’s Group to any indemnities under this Agreement, a person who is not a Party to this Agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement.

34.9 Prohibition against Double-Recovery

For the avoidance of doubt, the Owner shall not be entitled to recover Losses and damages under this Agreement that the Customer (as defined in the OSA) has recovered under the OSA.

For the avoidance of doubt, it is possible that the same event generates reduction of Hire and/or indemnity and/or losses and damages. The Charterer cannot use such multiple means of recovery to obtain unjust enrichment, which, for the purposes of this clause, shall be defined as recovery in excess of the actual Loss suffered.

(f) A Fretadora e a Afretadora deverão cumprir todas e quaisquer exigências de qualquer Autoridade Governamental aplicável com relação à comunicação, registro de declarações, manutenção de livros e registros e pagamento de Tributos devidos.

(g) A Fretadora e a Afretadora deverão fornecer prontamente à outra, mediante solicitação, o comprovante de pagamento de todos os valores exigidos a serem pagos pela Fretadora ou pela Afretadora, conforme o caso, nos termos desta cláusula 34.6, inclusive, se apropriado, o acesso aos originais de tais comprovantes.

(h) A Afretadora e a Fretadora tomarão todas as medidas razoáveis para minimizar as obrigações tributárias uma da outra.

(i) A Afretadora deverá indenizar e isentar o Grupo da Fretadora com relação a todas e quaisquer Perdas que venham a ocorrer relativas a qualquer reivindicação realizada por qualquer Autoridade Governamental no Brasil relacionada ao não pagamento de Tributos retidos pela Afretadora decorrentes deste Contrato.

34.7 Contrato Integral

34.7.1 O presente Contrato constitui o acordo integral entre as Partes,substitui e extingue todas as minutas, contratos, acordos e entendimentos anteriores entre as Partes, sejam eles orais ou por escrito, com relação ao seu objeto.

34.7.2 Cada Parte concorda que não haverá penalidades com relação a qualquer declaração ou garantia (sejam elas prestadas inocentemente ou negligentemente) que não estejam estabelecidas neste Contrato. Cada Parte concorda que sua única responsabilidade com relação a essas declarações e garantias que aqui estão estabelecidas (sejam elas prestadas inocentemente ou negligentemente) serão por descumprimento contratual.

34.8 Exclusão de Direitos de Terceiros

34.8.1 Exceto no que se refere a qualquer direito dos membros do Grupo da Afretadora e membros do Grupo da Fretadora a qualquer indenização no âmbito do presente Contrato, uma pessoa que não seja Parte do presente Contrato não terá qualquer direito nos termos do Contracts (Right of Third Parties) Act 1999 para executar qualquer termo do presente Contrato.

34.9 Proibição de Recuperação Dupla

Para evitar dúvidas, a Fretadora não terá direito de exigir, nos termos do presente Contrato, Perdas e danos que o Cliente (conforme definido no OSA) tiver exigido nos termos do OSA.

Para fins de esclarecimento, é possível que o mesmo evento gere redução de Taxa Diária e/ou indenização e/ou perdas e danos. A Afretadora não poderá utilizar várias justificativas para para obter um enriquecimento sem causa, ou seja, que, para os fins desta cláusula, deverá ser definido como recebimento em excesso da Perda efetiva sofrida.

35. WAIVER OF IMMUNITY

Each Party (to the fullest extent permitted by Law) irrevocably and unconditionally:

35.1 agrees not to claim any immunity from proceedings brought against it by the other Party in relation to this Agreement and to ensure that no such claim is made on its behalf;

35.2 waives all rights of immunity in respect of it and its assets; and

35.3 consents generally in respect of such proceedings to the giving of relief or the issue of any proceeds in connection with such proceedings.

36. AMENDMENTS

This Agreement may not be amended, varied or supplemented except by an instrument in writing signed by the Owner and the Charterer.

37. COSTS

Each Party shall be responsible for its own costs in connection with the preparation, negotiation and execution of this Agreement.

38. BUSINESS PRINCIPLES

38.1 Compliance with Laws

Both Parties, in the performance of this Agreement and the business resulting therefrom, shall comply, and ensure compliance by their Affiliates, with all applicable Laws and regulations.

38.2 Compliance with Anti-Bribery Laws

(a) Neither Party shall pay any fee, commission, rebate or anything of value to or for the benefit of any employee of the other Party, nor will either Party do business with any company knowing the results might directly benefit an employee of the other Party. Both Parties shall use their best efforts not to permit any of its employees, servants, agents or representatives to engage in any activities contrary or detrimental to the best interests of the other Party.

(b) The Owner and the Charterer mutually agree that, in connection with this Agreement and the activities contemplated herein, neither of them nor any of their respective employees, servants, agents, representatives or Affiliates will take action, or omit to take any action, that would cause the other Party to be in violation of any applicable anti-bribery Laws related to the other Party’s business practices, including, but not limited to, the U.S. Foreign Corrupt Practices Act, the UK Bribery Act 2010, the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, Brazilian Clean Company Act (Law 12,846/2013 and Decree 8,420/2015) or any similar laws of any Governmental Authority.

35. RENÚNCIA DE IMUNIDADE

Cada Parte (dentro dos limites máximos permitidos por lei) incondicional e irrevogavelmente:

35.1 concorda em não reivindicar qualquer imunidade de processos ajuizados contra ela pela outra Parte com relação ao presente Contrato, e em garantir que nenhuma reivindicação desse tipo seja realizada em seu nome;

35.2 renuncia a todos os direitos de imunidade com relação a ela e seus ativos; e

35.3 concorda de modo geral com relação a tais procedimentos à concessão de pedido ou à emissão de qualquer verba relacionada a tais procedimentos.

36. ALTERAÇÕES

Este Contrato não poderá ser alterado, modificado ou complementado, exceto mediante um instrumento por escrito assinado pela Fretadora e pela Afretadora.

37. CUSTOS

Cada Parte será responsável pelos seus próprios custos relativos à preparação da negociação e execução deste Contrato.

38. PRINCÍPIOS COMERCIAIS

38.1 Cumprimento das Leis

Ambas as Partes, durante a execução do presente Contrato e nos negócios dele resultantes, deverão cumprir, e garantir o cumprimento por parte de suas Afiliadas, de todas as Leis e regulamentações aplicáveis.

38.2 Conformidade com as Leis Anticorrupção

(a) Nenhuma Parte pagará qualquer taxa, comissão, abatimento ou qualquer outro valor para ou em benefício de qualquer funcionário da outra parte, e nenhuma das Partes realizará negócios com qualquer companhia sabendo que os resultados poderão diretamente beneficiar um funcionário da outra Parte. Ambas as Partes envidarão seus melhores para não permitir que nenhum de seus funcionários, oficiais, agentes ou representantes se envolvam em quaisquer atividades contrárias ou em detrimento dos melhores interesses da outra Parte.

(b) A Fretadora e a Afretadora concordam mutuamente que, em decorrência do presente Contrato e das atividades aqui contempladas, nenhuma delas e nenhum de seus respectivos funcionários, oficiais, agentes, representantes ou Afiliadas realizará qualquer ação, ou se omitirão em realizar qualquer ação, que causaria uma violação da outra Parte com relação a qualquer Lei Anticorrupção aplicável relacionada às práticas de negócios da outra Parte, incluindo, mas não se limitando, ao U.S. Foreign Corrupt Practices Act, UK Bribery Act 2010, OECD Convention on Combating Bribery of Foreign Public Officials in lnternational Business Transactions, Lei Anticorrupção Brasileira (Lei 12.846/2013 e Decreto 8.420/2015) ou qualquer lei similar de qualquer Autoridade Governamental.

(c) Notwithstanding the generality of the foregoing, each Party represents and warrants to the other Party that neither Party nor any officer, director, commissioner, shareholder, employee, servant, agent or representative thereof will make or cause to be made any payment, loan or gift of any money or anything of value, directly or indirectly:

(i)
to any Person undertaking any activity connected to a business, any activity performed in the course of their employment or any activity performed by or on behalf of a body of Persons;

(ii)
to or for the benefit of any official or employee of any Governmental Authority thereof;

(iii)
to any Person holding a legislative, administrative or judicial position of any kind, or who exercises any other function of a public nature, or who is an official or agent of a public international organisation; or

(iv)
to any other Person or entity, where such payment, loan, or gift of any money or anything of value is intended to influence a decision in favour of the other Party in a manner that is inconsistent with the principles set forth in this clause 38.2.

38.3 Internal Controls and Records Keeping

(a) Both Parties and their Affiliates shall maintain adequate internal controls and procedures to assure compliance with anti-bribery Laws, including, but not limited to, procedures to ensure that all transactions are accurately recorded and reported in their books and records to reflect truly the activities to which they pertain (such as the purpose of each transaction and to whom it was made or from whom it was received).

(b) Both Parties shall maintain, either physically, by electronic media or on microfilm, all records and information related to this Agreement and/or any work statement in connection therewith for a period of five (5) years after the expiration or termination of the Agreement.

39. CHANGE IN LAW ADJUSTMENT

If a Change in Law in Brazil occurs after the Tax Reference Date, which, for the avoidance of doubt, shall include any Change in Law regarding Taxes (including the Owner’s Taxes), and such Change in Law in Brazil results in a decrease to the Net Hire Amount in any applicable Billing Period (a “Reduction”); provided that the Owner cannot prove by an independent auditor’s opinion for legal reasons, then (i) the Owner shall deliver to the Charterer, by notice in writing, documentary evidence of any such Reduction (a “Reduction Notice”) and (ii) the Charterer shall adjust the payment of Hire in respect of each Billing Period in which a Reduction has occurred in accordance with the provisions of clauses 15.5 and 15.9 by an amount equal to the Reduction for each relevant Billing Period. For the avoidance of doubt, as soon as practicable after the Owner has provided a Reduction Notice to the Charterer, the Parties shall agree and discuss the ways in which the Parties can mitigate the effect of the Change in Law in Brazil in order to minimize any increase in costs for either Party in relation to its performance of this Agreement. Notwithstanding anything to the contrary in the Section, the Owner shall have no claim for payment adjustment or reimbursement in respect of an increase of taxes on income, gains or profits (such as Brazilian corporate income tax and social contribution on net income) or taxes levied upon payroll.

(c) Não obstante a generalidade do acima disposto, cada Parte declara e garante à outra Parte que nem a primeira Parte e nenhum diretor, conselheiro, encarregado, acionista, funcionário, oficial, agente ou representante dela realizarão ou farão com que realizem qualquer pagamento, empréstimo, ou doação de qualquer valor em dinheiro ou qualquer objeto de valor, direta ou indiretamente:

(i)
a qualquer Pessoa assumindo qualquer atividade relacionada a um negócio ou a qualquer atividade realizada no decorrer de seu emprego ou qualquer atividade realizada por ou em nome de um conjunto de Pessoas;

(ii)	a ou em benefício de qualquer oficial ou funcionário de qualquer Autoridade Governamental;

(iii)
a qualquer Pessoa que ocupe um cargo legislativo, administrativo ou judicial de qualquer tipo, ou que exerça qualquer outra função de natureza pública, ou que seja um oficial ou agente de uma organização pública internacional; ou

(iv)
a qualquer outra Pessoa ou entidade, onde esse pagamento, empréstimo ou doação de qualquer valor em dinheiro ou de qualquer coisa de valor possa influenciar uma decisão a favor da outra Parte de forma inconsistente com os princípios, conforme estabelecido nesta cláusula 38.2.

38.3 Controles Internos e Manutenção de Registros

(a) Ambas as Partes e suas Afiliadas manterão controles e procedimentos internos apropriados para garantir o cumprimento das Leis Anticorrupção, incluindo, mas não se limitando a procedimentos para garantir que todas as transações sejam precisamente registradas e relatadas em seus livros e registros para fielmente refletir as atividades às quais elas pertencem (tal como a finalidade de cada transação e para quem tal transação foi realizada ou de quem foi recebida).

(b) Ambas as Partes deverão manter, seja fisicamente, por meios eletrônicos ou em microfilme, todos os registros e informações relacionados ao presente Contrato e/ou qualquer outro registros de trabalho relacionados a este Contrato por um período de cinco (5) anos após o término ou rescisão deste Contrato.

39. AJUSTE NA MUDANÇA NA LEI

Caso ocorra uma Mudança na Lei no Brasil após a Data de Referência Fiscal, que para evitar dúvidas, incluirá, qualquer Mudança na Lei relativa a Tributos (inclusive, Tributos da Fretadora), e tal Mudança na Lei no Brasil resulte em uma redução do Valor Líquido da Taxa Diária em qualquer Período de Faturamento Aplicável (uma “Redução”), desde que a Fretadora não possa comprovadamente por meio de parecer de auditor independente por motivos legais, fazer uso de tal retenção, então (i) a Fretadora deverá enviar à Afretadora, através de notificação por escrito, comprovação documentada de tal Redução (uma “Notificação de Redução”) e (ii) a Afretadora deverá ajustar o pagamento da Taxa Diária com relação a cada Período de Faturamento no qual ocorreu uma Redução de acordo com as disposições das cláusulas 15.5 e 15.9 por um valor igual à Redução para cada respectivo Período de Faturamento. Para evitar dúvidas, assim que possível após a Fretadora ter fornecido a Notificação de Redução à Afretadora, as Partes deverão acordar sobre e discutir as formas nas quais as Partes podem mitigar o efeito da Mudança na Lei no Brasil para minimizar qualquer aumento nos custos para ambas as Partes com relação à sua execução do presente Contrato. Não obstante qualquer disposição contrária, a Fretadora não terá direito a reivindicar ajuste de pagamento ou reembolso com relação a um aumento de tributos sobre rendimentos, ganhos ou lucros (como imposto de renda e contribuição social sobre o lucro líquido no Brasil) ou tributos cobrados sobre a folha de pagamento.

39.1 Any decreases in the Taxes, due to a judicial decision or incorrect payments, passed along to the Owner for prior payments shall be reimbursed to the Charterer.

39.2 This Agreement and Hire hereunder were agreed to between the Parties on the basis that all current benefits and Tax systems in force will be maintained, renewed and applicable to the Project. If it is not the case, the Parties shall negotiate to restructure the Project and its costs, including restructuring the terms of the charter under this Agreement or to terminate this Agreement.

40. The Owner further agrees to be jointly liable with the Contractor with respect to the Contractor’s obligations arising from the OSA, Regardless of Cause. The Owner hereby declares to be aware of all the content and effects of the OSA. The Owner and the Contractor shall be considered the primary debtors and the Customer, at its sole discretion, may make claims related to performance and pecuniary obligations to the Contractor and the Owner. The Contractor and the Owner will be jointly and severally liable for all obligations under this Agreement and the OSA.

41. This Agreement has been signed in Portuguese and English languages and, in the event of conflict, the English version shall prevail.

IN WITNESS WHEREOF, each Party has signed this Agreement on the date first above written.

[intentionally left blank – execution page as follows]

39.1 Qualquer redução nos Tributos, em função de decisão judicial ou pagamentos incorretos, repassada a Fretadora para pagamentos anteriores deverá ser reembolsada à Afretadora.

39.2 Este Contrato e a Taxa Diária foram acordados com base no princípio de que todos os atuais benefícios e regimes Fiscais vigentes serão mantidos, renovados e aplicáveis ao Projeto. Caso não seja o caso, as Partes deverão negociar a melhor forma de reestruturar o projeto e os custos, incluindo a reestruturação dos termos do afretamento sob este Contrato ou rescisão deste Contrato.

40. A Fretadora concorda em ser solidariamente responsável com a Contratada quanto às obrigações da Contratada decorrentes do OSA, Independente de Causa. A Fretadora neste ato declara estar ciente de todo o conteúdo e efeitos do OSA. A Fretadora e a Contratada deverão ser considerados como principais devedores, e o Cliente, a seu exclusivo critério, poderá fazer reclamações de performance e cumprimento de tais obrigações pecuniárias tanto para a Contratada quanto para a Fretadora. A Contratada e a Fretadora são solidariamente responsáveis por todas as obrigações previstas neste Contrato e no OSA.

41. Este Contrato é assinado em Português e Inglês, e em caso de conflito entre as versões, a versão em Inglês deverá prevalecer.

EM TESTEMUNHO DE QUE, cada Parte assinou o presente Contrato na primeira data acima.

[página de assinaturas na sequencia]

Execution page to the Bareboat Charter Agreement signed on March 23rd, 2018 between CELSE – CENTRAIS ELECTRICAS DE SERGIPE S.A. e GOLAR NANOOK UK LIMITED. / página de assinaturas do Contrato de Afretamento a Casco Nu assindado em 23 de março de 2018 por CELSE – CENTRAIS ELÉCTRICAS DE SERGIPE S.A. e GOLAR NANOOK UK LIMITED.

By / Por: CENTRAIS ELÉCTRICAS DE SERGIPE S.A.

By / Por:	/s/ Eduardo da Cunha Andrade Maranhão
Name / nome: Eduardo da Cunha Andrade Maranhão
Title/Posição: CEO / Diretor Presidente
CPF: 051.469.474-03

By / Por:	/s/ Ricardo de Souza Assef
Name / nome: Ricardo de Souza Assef
Title/Posição: CFO / Diretor Financeiro
CPF: 714.380.507-63

Witnessed by/ Testemunhado por:	/s/ Juliana Godoy Alves Tadeu

Name/ nome:	Juliana Godoy Alves Tadeu
Id:	113914915
CPF:	052.016.617-50